EAGLE SERIES TRUST
Eagle Smaller Company Fund

SUPPLEMENT DATED SEPTEMBER 16, 2014, TO
THE PROSPECTUS AND SUMMARY PROSPECTUS DATED MARCH 1, 2014

On or about October 20, 2014, Eagle Asset Management, Inc. will assume day-to-day portfolio management responsibilities for the Eagle Smaller Company Fund (the “fund”).

At the time of the transition, the Prospectus and the Summary Prospectus will be amended as follows:

All references to the fund’s former subadviser, Eagle Boston Investment Management, Inc. (“EBIM”), are removed.

The “Portfolio Managers” section on page 26 of the Prospectus and page 3 of the Summary Prospectus is replaced with the following:

Portfolio Managers | Charles Schwartz, CFA®, Betsy Pecor, CFA®, and Matthew McGeary, CFA®, are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund. Mr. Schwartz, Ms. Pecor and Mr. McGeary have been Co-Portfolio Managers of the fund since September 2014.

In the “Portfolio Managers” section on page 34 of the Prospectus, the paragraph regarding the fund is replaced with the following:

Smaller Company Fund — Charles Schwartz, CFA®, Betsy Pecor, CFA®, and Matthew McGeary, CFA®, are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund. Mr. Schwartz, Ms. Pecor and Mr. McGeary have been Co-Portfolio Managers of the fund since September 2014. Mr. Schwartz, Ms. Pecor and Mr. McGeary joined Eagle in 2012. Previously, Mr. Schwartz served as Co-Portfolio Manager and Senior Vice President at Sentinel Investments from 2004 to 2012. Ms. Pecor served as Co-Portfolio Manager at Sentinel Investments from 2005 to 2012 and Mr. McGeary served as Co-Portfolio Manager at Sentinel Investments from 2011 to 2012 and as Equity Analyst at the same firm from 2005 to 2011.

*   * *

INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH
THE PROSPECTUS AND SUMMARY PROSPECTUS FOR FUTURE REFERENCE

EAGLE SERIES TRUST
EAGLE SMALL CAP STOCK FUND

SUPPLEMENT DATED NOVEMBER 20, 2014
TO THE PROSPECTUS DATED MARCH 1, 2014

*** Important Notice Regarding Fund Reorganization ***

Reorganization. The Board of Trustees (the “Board”) of Eagle Series Trust (the “Trust”) has approved the reorganization of the Eagle Small Cap Stock Fund (the “Fund”), a series of the Trust, into the Eagle Smaller Company Fund (the “Acquiring Fund”), also a series of the Trust (the “Reorganization”). Eagle Asset Management, Inc. (“Eagle”), the adviser to the Fund, recommended the Reorganization to the Board because of the limited viability of the Fund in light of its current asset size and narrow prospects for future asset growth. In order to accomplish the Reorganization, the Board approved a Plan of Reorganization and Termination (the “Plan”). The Reorganization does not require approval by shareholders of the Fund and is expected to take place at the close of business on or about February 23, 2015.

The Plan provides for: (1) the transfer of the Fund’s assets to the Acquiring Fund and the Acquiring Fund’s assumption of the Fund’s liabilities in exchange solely for shares of beneficial interest (“shares”) of the Acquiring Fund that correspond to each class of shares of the Fund; and (2) the Fund to distribute the shares of the Acquiring Fund received by the Fund to its shareholders in complete liquidation of the Fund and in cancellation of all of the Fund’s shares. Each shareholder of the Fund will receive the number of full and fractional shares of each class of the Acquiring Fund equal in value to the full and fractional shares of the corresponding class of the Fund held by the shareholder prior to the Reorganization. The Reorganization is intended to qualify as a tax-free transaction for federal income tax purposes.

You do not need to take any action for the Reorganization to take effect. The Fund will mail to you an Information Statement in order to provide you with additional information regarding the Reorganization. This Information Statement also will be available at www.eagleasset.com and on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

Suspension of Purchases. As a result of the Reorganization, effective January 17, 2015, the Fund will no longer accept purchases of Fund shares or exchanges into the Fund.

Please feel free to contact Eagle at 1-800-421-4184 with any questions you may have regarding the Reorganization.

* * *

INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH
THE PROSPECTUS FOR FUTURE REFERENCE

Table of Contents

	Capital Appreciation Fund	Growth & Income Fund	International Stock Fund	Investment Grade Bond Fund	Mid Cap Growth Fund	Mid Cap Stock Fund	Small Cap Growth Fund	Small Cap Stock Fund	Smaller Company Fund
Investment Objective	1	4	7	9	12	15	18	21	24
Fees and Expenses	1	4	7	9	12	15	18	21	24
Expense Example	1	4	7	9	12	15	18	21	24
Portfolio Turnover	1	4	7	9	12	15	18	21	24
Principal Investment Strategies	1	4	7	9	12	15	18	21	24
Principal Risks	1	4	8	10	12	16	18	22	25
Performance	2	5	8	10	13	16	19	22	25
Investment Adviser	2	5	8	11	13	17	19	23	26
Subadviser	2		8	–	–	–	–		26
Portfolio Manager(s)	2	5	8	11	13	17	19	23	26
Purchase and Sale of Fund Shares	2	6	8	11	14	17	20	23	26
Tax Information	3	6	8	11	14	17	20	23	26
Payments To Broker-Dealers and Other Financial Intermediaries	3	6	8	11	14	17	20	23	26

More Information About the Funds

Additional Information About the Funds	27
Additional Information Regarding Investment Strategies	27
Additional Information About Principal Risk Factors	29
Investment Adviser	32
Subadvisers	32
Portfolio Managers	33
Distributor	34
Rule 12b-1 Distribution Plan	34
Payments to Financial Intermediaries	35
Your Investment	36
Class A Shares	36
Sales Charge Reductions	36
Class C Shares	37
Application of CDSC	37
Reinstatement Privilege	38
Class I Shares	38
Class R-3 and R-5 Shares	38
Class R-6 Shares	38
Investing in Shares	38
How to Invest	39
How To Sell Your Investment	40
How To Exchange Your Shares	41
Valuing Your Shares	42
Doing Business with the Funds	43
Dividends, Capital Gain Distributions and Taxes	44
Description of Indices	46
Fund Symbols, CUSIPs and Codes	47
Financial Highlights	48
For More Information	53

Eagle Mutual Funds SUMMARY OF CAPITAL APPRECIATION FUND| 3.1.2014

Investment objective | The Eagle Capital Appreciation Fund (“Capital Appreciation Fund” or the “fund”) seeks long-term capital appreciation.

Fees and expenses of the fund | The tables that follow describe the fees and expenses that you may pay if you buy and hold shares of the Capital Appreciation Fund. You may qualify for sales discounts if you and your family invest, or agree to invest in the future, at least $25,000 in the Class A shares of the Eagle Family of Funds. More information about these and other discounts is available from your financial professional, on page 35 of the fund’s Prospectus and on page 27 of the fund’s Statement of Additional Information.

Shareholder fees (fees paid directly from your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Maximum Sales Charge Imposed on Purchases (as a % of offering price)	4.75%	None	None	None	None	None
Maximum Deferred Sales Charge (as a % of original purchase price or redemption proceeds, whichever is lower)	None (a)	1%	None	None	None	None
Redemption Fee	None	None	None	None	None	None

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Management Fees	0.60%	0.60%	0.60%	0.60%	0.60%	0.60%
Distribution and Service (12b-1) Fees	0.25%	1.00%	0.00%	0.50%	0.00%	0.00%
Other Expenses	0.45%	0.43%	0.39%	0.50%	0.39%	0.25%(c)
Total Annual Fund Operating Expenses (b)	1.30%	2.03%	0.99%	1.60%	0.99%	0.85%
Fee Waiver and/or Expense Reimbursement	0.00%	0.00%	(0.04)%	0.00%	(0.04)%	0.00%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.30%	2.03%	0.95%	1.60%	0.95%	0.85%

(a) If you purchased $1,000,000 or more of Class A shares of an Eagle mutual fund that were not otherwise eligible for a sales charge waiver and sell the shares within 18 months from the date of purchase, you may pay up to a 1% contingent deferred sales charge at the time of sale.
(b) Eagle Asset Management, Inc. (“Eagle”) has contractually agreed to waive its investment advisory fee and/or reimburse certain expenses of the fund to the extent that annual operating expenses of each class exceed a percentage of that class’ average daily net assets through February 28, 2015 as follows: Class A - 1.40%, Class C - 2.20%, Class I - 0.95%, Class R-3 - 1.65%, Class R-5 - 0.95%, and Class R-6 - 0.85%. This expense limitation excludes interest, taxes, brokerage commissions, costs relating to investments in other investment companies, dividends, and extraordinary expenses, and includes offset expense arrangements with the fund’s custodian. The contractual fee waiver can be changed only with the approval of a majority of the fund’s Board of Trustees. Any reimbursement of fund expenses or reduction in Eagle’s investment advisory fees is subject to reimbursement by the fund within the following two fiscal years, if overall expenses fall below the lesser of its then current expense cap or the expense cap in effect at the time of the fund reimbursement.
(c) Other expenses are estimated for the current fiscal year.

Expense example | This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same, except that the example reflects the fee waiver/expense reimbursement arrangement for Class I and Class R-5 shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class	Year 1	Year 3	Year 5	Year 10
Class A	$601	$868	$1,154	$1,968
Class C	$306	$637	$1,093	$2,358
Class I	$97	$311	$543	$1,209
Class R-3	$163	$505	$871	$1,900
Class R-5	$97	$311	$543	$1,209
Class R-6	$87	$271	$471	$1,049

Portfolio turnover | The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 69% of the average value of its portfolio.

Principal investment strategies | During normal market conditions, the Capital Appreciation Fund seeks to achieve its objective by investing at least 65% of its net assets in common stocks of companies that have the potential for attractive long-term growth in earnings, cash flow and total worth of the company. In addition, the portfolio management team prefers to purchase stocks that appear to be underpriced in relation to the company’s long-term growth fundamentals. The strategy of the fund’s portfolio management team is based upon systematic analysis of fundamental and technical factors, significantly aided by a quantitative process. The fund typically invests in the stocks of large- and mid-capitalization companies, but may invest in the stocks of companies of any size without regard to market capitalization. The fund will sell securities when they no longer meet the portfolio management team’s investment criteria.

Principal risks | The greatest risk of investing in this fund is that you could lose money. The fund invests primarily in common stocks whose values increase and decrease in response to the activities of the companies that issued such stocks, general market conditions and/or economic conditions. As a result, the fund’s net asset value (“NAV”) also increases and decreases. Investments in this fund are subject to the following primary risks:

●	Growth stock risk is the risk of a lack of earnings increase or lack of dividend yield;
●	Mid-cap company risk arises because mid-cap companies may have narrower commercial markets, limited managerial and financial

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Eagle Mutual Funds SUMMARY OF CAPITAL APPRECIATION FUND | 3.1.2014

resources, and more volatile performance, compared to larger, more established companies;
●	Stock market risk is the risk of broad stock market decline or decline in particular holdings.
Performance | The bar chart that follows illustrates annual fund returns for the periods ended December 31. The table that follows compares the fund’s returns for various periods with benchmark returns. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the fund’s Class A share performance from one year to another. The fund’s past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

During 10 year period (Class A shares):
	Return	Quarter Ended
Best Quarter	22.13%	June 30, 2009
Worst Quarter	(33.06)%	December 31, 2008

The returns in the preceding tables do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

Average annual total returns (for the periods ended December 31, 2013):

Fund return (after deduction of sales charges and expenses)

Share Class	Inception Date	1-yr	5-yr	10-yr	Lifetime (if less than 10 yrs)
Class A – Before Taxes	12/12/1985	24.30%	19.62%	7.14%
After Taxes on Distributions		21.25%	19.01%	6.56%
After Taxes on Distributions and Sale of Fund Shares		16.19%	16.03%	5.76%
Class C – Before Taxes	4/3/1995	29.50%	19.90%	6.84%
Class I – Before Taxes	3/21/2006	30.95%	21.19%		7.28%
Class R-3 – Before Taxes	9/12/2007	30.09%	20.46%		5.80%
Class R-5 – Before Taxes	10/2/2006	30.93%	21.21%		7.75%

Index (reflects no deduction for fees, expenses or taxes)

	1-yr	5-yr	10-yr	Lifetime
Russell 1000® Growth Index (Lifetime period is measured from the inception date of Class I shares)	33.48%	20.39%	7.83%	8.16%

No performance information is presented for Class R-6 shares because Class R-6 shares have not yet commenced operations for this fund. If and when Class R-6 shares commence operations for this fund, current performance data as of the most recent month-end may be found on our website at eagleasset.com.

After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class C, Class I, Class R-3, Class R-5, and Class R-6 will vary.

Investment Adviser | Eagle Asset Management, Inc. is the fund’s investment adviser.

Subadviser | ClariVest Asset Management LLC (“ClariVest”) serves as the subadviser to the fund.

Portfolio Managers | David J. Pavan, CFA®, C. Frank Feng, Ph.D., Ed Wagner, CFA®, and Stacey R. Nutt, Ph.D., are Co-Portfolio Managers of the fund. Mr. Pavan, Mr. Feng, Mr. Wagner and Dr. Nutt are jointly and primarily responsible for the day-to-day management of the fund and have been Co-Portfolio Managers of the fund since June 2013.

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Eagle Mutual Funds SUMMARY OF CAPITAL APPRECIATION FUND | 3.1.2014

Purchase and sale of fund shares | You may purchase, redeem, or exchange Class A, C and I shares of the fund on any business day through your financial intermediary, by mail at Eagle Family of Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 (for regular mail) or 615 East Michigan Street, Third Floor, Milwaukee, WI, 53202 (for overnight service), or by telephone (800.421.4184). In Class A and Class C shares, the minimum purchase amount is $1,000 for regular accounts, $500 for retirement accounts and $50 through a periodic investment program, with a minimum subsequent investment plan of $50 per month. For individual investors, the minimum initial purchase for Class I shares is $2,500,000, while fee-based plan sponsors set their own minimum requirements. Class R-3 and Class R-5 shares can only be purchased through a participating retirement plan and the minimum initial purchase for Class R-3 shares and Class R-5 shares is set by the plan administrator. Class R-6 shares, when offered, will be available for purchase only through a qualifying retirement plan or Section 529 college savings plan. To be eligible, shares must be held through plan administrator level or omnibus accounts held on the books of the fund. The minimum initial purchase amount for individual investors is set by the plan administrator.

Tax information | The dividends you receive from the fund will be taxed as ordinary income or net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account, in which case you may be subject to federal income tax on withdrawals from such tax-deferred arrangement.

Payments to broker-dealers and other financial intermediaries | If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and its related companies may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

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Eagle Mutual Funds SUMMARY OF GROWTH & INCOME FUND| 3.1.2014

Investment objective | The Eagle Growth & Income Fund (“Growth & Income Fund” or the “fund”) primarily seeks long-term capital appreciation and, secondarily, seeks current income.

Fees and expenses of the fund | The tables that follow describe the fees and expenses that you may pay if you buy and hold shares of the Growth & Income Fund. You may qualify for sales discounts if you and your family invest, or agree to invest in the future, at least $25,000 in the Class A shares of the Eagle Family of Funds. More information about these and other discounts is available from your financial professional, on page 35 of the fund’s Prospectus and on page 27 of the fund’s Statement of Additional Information.

Shareholder fees (fees paid directly from your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Maximum Sales Charge Imposed on Purchases (as a % of offering price)	4.75%	None	None	None	None	None
Maximum Deferred Sales Charge (as a % of original purchase price or redemption proceeds, whichever is lower)	None (a)	1%	None	None	None	None
Redemption Fee	None	None	None	None	None	None

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Management Fees	0.49%	0.49%	0.49%	0.49%	0.49%	0.49%
Distribution and Service (12b-1) Fees	0.25%	1.00%	0.00%	0.50%	0.00%	0.00%
Other Expenses	0.35%	0.35%	0.31%	0.44%	0.23%	0.22%
Total Annual Fund Operating Expenses	1.09%	1.84%	0.80%	1.43%	0.72%	0.71%

(a) If you purchased $1,000,000 or more of Class A shares of an Eagle mutual fund that were not otherwise eligible for a sales charge waiver and sell the shares within 18 months from the date of purchase, you may pay up to a 1% contingent deferred sales charge at the time of sale.

Expense example | This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class	Year 1	Year 3	Year 5	Year 10
Class A	$581	$805	$1,047	$1,741
Class C	$287	$579	$995	$2,159
Class I	$82	$255	$444	$990
Class R-3	$146	$452	$782	$1,713
Class R-5	$74	$230	$401	$894
Class R-6	$73	$227	$395	$883

Portfolio turnover | The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 28% of the average value of its portfolio.

Principal investment strategies | During normal market conditions, the Growth & Income Fund seeks to achieve its objective by investing primarily in domestic equity securities (predominantly common stocks) that the portfolio managers believe are high-quality, financially strong companies that pay above-market dividends, have cash resources (i.e. free cash flow) and a history of raising dividends. The portfolio managers select companies based in part upon their belief that those companies have the following characteristics: (1) yield or dividend growth at or above the S&P 500 Index; (2) potential for growth; and (3) stock price below its estimated intrinsic value. The fund generally sells securities when their price appreciations reach or exceed sustainable levels, a company’s fundamentals deteriorate, or a more attractive investment opportunity develops. Equity securities purchased by the fund typically include common stocks, convertible securities, preferred stocks, and real estate investment trusts. In addition, the fund generally invests in mid- and large-capitalization companies that are diversified across different industries and sectors. From time to time, the fund’s portfolio may include the stocks of fewer companies than other diversified funds.

The fund also may own a variety of other securities that, in the opinion of the fund’s portfolio managers, offer prospects for meeting the fund’s investment goals. These securities include equity securities of companies economically tied to countries outside of the U.S.

Principal risks | The greatest risk of investing in this fund is that you could lose money. The fund invests primarily in common stocks whose values increase and decrease in response to the activities of the companies that issued such stocks, general market conditions and/or economic conditions. As a result, the fund’s net asset value (“NAV”) also increases and decreases. Investments in this fund are subject to the following primary risks:

●	Focused holdings risk is the risk of a fund holding a core portfolio of stocks of fewer companies than other diversified funds;
●
Foreign security risk is the risk of instability in currency exchange rates, political unrest, economic conditions, custodial arrangements or foreign law changes; Foreign security risk may also apply to ADRs, GDRs and

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Eagle Mutual Funds SUMMARY OF GROWTH & INCOME FUND| 3.1.2014

EDRs. The risks associated with investments in governmental or quasi-governmental entities of a foreign country are heightened by the potential for unexpected governmental change and inadequate government oversight;

●	Growth stock risk is the risk of a lack of earnings increase or lack of dividend yield;
●
Mid-cap company risk arises because mid-cap companies may have narrower commercial markets, limited managerial and financial resources, and more volatile performance, compared to larger, more established companies;

●	Stock market risk is the risk of broad stock market decline or decline in particular holdings; and
●	Value stock risk arises from the possibility that a stock’s intrinsic value may not be fully realized by the market.
Performance | The bar chart that follows illustrates annual fund returns for the periods ended December 31. The table that follows compares the fund’s returns for various periods with benchmark returns. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the fund’s Class A share performance from one year to another. The fund’s past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

During 10 year period (Class A shares):

	Return	Quarter Ended
Best Quarter	23.28%	June 30, 2009
Worst Quarter	(14.03)%	December 31, 2008

The returns in the preceding tables do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

Average annual total returns (for the periods ended December 31, 2013):

Fund return (after deduction of sales charges and expenses)

Share Class	Inception Date	1-yr	5-yr	10-yr	Lifetime (if less than 10 yrs)
Class A – Before Taxes	12/15/1986	22.38%	15.71%	8.47%
After Taxes on Distributions		21.30%	14.84%	7.25%
After Taxes on Distributions and Sale of Fund Shares		13.48%	12.65%	6.63%
Class C – Before Taxes	4/3/1995	27.53%	15.99%	8.18%
Class I – Before Taxes	3/18/2009	28.86%			21.12%
Class R-3 – Before Taxes	9/30/2009	28.09%	13.35%
Class R-5 – Before Taxes	12/28/2009	28.91%	13.97%
Class R-6 – Before Taxes	8/15/2011	29.06%	20.59%

Index (reflects no deduction for fees, expenses or taxes)

	1-yr	5-yr	10-yr	Lifetime
S&P 500® Index (Lifetime period is measured from the inception date of Class I shares)	32.39%	17.94%	7.41%	21.86%

To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com. After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class C, Class I, Class R-3, Class R-5, and Class R-6 will vary.

Investment Adviser | Eagle Asset Management, Inc. is the fund’s investment adviser.

Portfolio Managers | Edmund Cowart, CFA®, David Blount, CFA®, CPA, John Pandtle, CFA® and Jeff Vancavage, CFA® are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund. Messrs. Cowart, Blount and Pandtle have been Co-Portfolio Managers of the fund since June 2011. Mr. Vancavage has served as the fund’s Co-Portfolio Manager since July 2013.

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Eagle Mutual Funds SUMMARY OF GROWTH & INCOME FUND | 3.1.2014

Purchase and sale of fund shares | You may purchase, redeem, or exchange Class A, C and I shares of the fund on any business day through your financial intermediary, by mail at Eagle Family of Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 (for regular mail) or 615 East Michigan Street, Third Floor, Milwaukee, WI, 53202 (for overnight service), or by telephone (800.421.4184). In Class A and Class C shares, the minimum purchase amount is $1,000 for regular accounts, $500 for retirement accounts and $50 through a periodic investment program, with a minimum subsequent investment plan of $50 per month. For individual investors, the minimum initial purchase for Class I shares is $2,500,000, while fee-based plan sponsors set their own minimum requirements. Class R-3 and Class R-5 shares can only be purchased through a participating retirement plan and the minimum initial purchase for Class R-3 shares and Class R-5 shares is set by the plan administrator. Class R-6 shares can only be purchased through a qualifying retirement plan or Section 529 college savings plan. To be eligible, shares must be held through plan administrator level or omnibus accounts held on the books of the fund. The minimum initial purchase amount for individual investors is set by the plan administrator.

Tax information | The dividends you receive from the fund will be taxed as ordinary income or net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account, in which case you may be subject to federal income tax on withdrawals from such tax-deferred arrangement.

Payments to broker-dealers and other financial intermediaries | If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and its related companies may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

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Eagle Mutual Funds SUMMARY OF INTERNATIONAL STOCK FUND | 3.1.2014
Investment objective | The Eagle International Stock Fund (“International Stock Fund” or the “fund”) seeks capital appreciation.

Fees and expenses of the fund | The tables that follow describe the fees and expenses that you may pay if you buy and hold shares of the International Stock Fund. You may qualify for sales discounts if you and your family invest, or agree to invest in the future, at least $25,000 in the Class A shares of the Eagle Family of Funds. More information about these and other discounts is available from your financial professional, on page 35 of the fund’s Prospectus and on page 27 of the fund’s Statement of Additional Information.

Shareholder fees (fees paid directly from your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Maximum Sales Charge Imposed on Purchases (as a % of offering price)	4.75%	None	None	None	None	None
Maximum Deferred Sales Charge (as a % of original purchase price or redemption proceeds, whichever is lower)	None (a)	1%	None	None	None	None
Redemption Fee	None	None	None	None	None	None

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Management Fees	0.85%	0.85%	0.85%	0.85%	0.85%	0.85%
Distribution and Service (12b-1) Fees	0.25%	1.00%	0.00%	0.50%	0.00%	0.00%
Other Expenses	10.38%	10.18%	3.40%	12.48%	12.42%	12.42%
Total Annual Fund Operating Expenses (b)	11.48%	12.03%	4.25%	13.83%	13.27%	13.27%
Fee Waiver and/or Expense Reimbursement	(9.93)%	(9.64)%	(3.10)%	(12.08)%	(12.12)%	(12.22)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.55%	2.39%	1.15%	1.75%	1.15%	1.05%

(a) If you purchased $1,000,000 or more of Class A shares of an Eagle mutual fund that were not otherwise eligible for a sales charge waiver and sell the shares within 18 months from the date of purchase, you may pay up to a 1% contingent deferred sales charge at the time of sale.
(b) Eagle Asset Management, Inc. (“Eagle”) has contractually agreed to waive its investment advisory fee and/or reimburse certain expenses of the fund to the extent that: annual operating expenses of each class exceed a percentage of that class’ average daily net assets through February 28, 2015 as follows: Class A – 1.75%, Class C – 2.55%, Class I – 1.15%, Class R-3 - 1.75%, Class R-5 – 1.15%, and Class R-6 – 1.05%. This expense limitation excludes interest, taxes, brokerage commissions, costs relating to investments in other investment companies, dividends, and extraordinary expenses, and includes offset expense arrangements with the fund’s custodian. The contractual fee waiver can be changed only with the approval of a majority of the fund’s Board of Trustees. Any reimbursement of fund expenses or reduction in Eagle’s investment advisory fees is subject to reimbursement by the fund within the following two fiscal years, if overall expenses fall below the lesser of its then current expense cap or the expense cap in effect at the time of the fee reimbursement.

Expense example | This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same, except that the example reflects the fee waiver/expense reimbursement arrangement for each share class. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class	Year 1	Year 3	Year 5	Year 10
Class A	$625	$2,743	$4,596	$8,274
Class C	$342	$2,540	$4,527	$8,393
Class I	$117	$1,007	$1,909	$4,226
Class R-3	$178	$2,787	$4,956	$8,909
Class R-5	$117	$2,650	$4,781	$8,746
Class R-6	$107	$2,642	$4,776	$8,744

Portfolio turnover | The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the expense example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 42% of the average value of its portfolio.

Principal investment strategies | The International Stock Fund invests, under normal market conditions, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in equity securities of companies economically tied to countries outside of the U.S. Equity securities include common and preferred stocks, warrants or rights exercisable into common or preferred stock, convertible preferred stock, American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”). Issuers considered to be economically tied to countries outside of the U.S. include, without limitation: (1) an issuer organized under the laws of or maintaining a principal office or principal place(s) of business outside of the U.S.; (2) an issuer of securities that are principally traded in one or more markets outside the U.S.; (3) an issuer that derives or is currently expected to derive 50% or more of its total sales, revenues, profits, earnings, growth, or another measure of economic activity from, the production or sale of goods or performance of services or making of investments or other economic activity in, outside of the U.S., or that maintains or is currently expected to maintain 50% or more of its employees, assets, investments, operations, or other business activity outside of the U.S.; (4) a governmental or quasi-governmental entity of a country outside of the U.S.; or (5) any other issuer that the subadviser believes may expose the fund’s assets to the economic fortunes and risks of a country or countries outside of the U.S. The fund’s benchmark is the MSCI EAFE® Index which measures large- and mid-cap equity performance across 21 of 23 developed countries, excluding the U.S. and Canada.

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Eagle Mutual Funds SUMMARY OF INTERNATIONAL STOCK FUND | 3.1.2014

In selecting securities for the fund, the subadviser utilizes quantitative tools to implement a “bottom-up,” fundamentally based, investment process. The subadviser constructs a portfolio that seeks to maximize expected return, subject to constraints designed to meet long-run expected active risk goals.

The fund may invest in exchange traded funds (“ETFs”) in order to equitize cash positions, seek exposure to certain markets or market sectors and to hedge against certain market movements.

Principal risks | The greatest risk of investing in this fund is that you could lose money. The fund invests primarily in common stocks whose values increase and decrease in response to the activities of the companies that issued such stocks, general market conditions and/or economic conditions. As a result, the fund’s net asset value (“NAV”) may also increase or decrease. Investments in this fund are subject to the following primary risks:

●
Foreign security risk is the risk of instability in currency exchange rates, political unrest, economic conditions, custodial arrangements or foreign law changes; Foreign security risk may also apply to ADRs, GDRs and EDRs. The risks associated with investments in governmental or quasi-governmental entities of a foreign country are heightened by the potential for unexpected governmental change and inadequate government oversight;

●	Growth stock risk is the risk of a lack of earnings increase or lack of dividend yield;
●
Liquidity risk is the possibility that, during times of widespread market turbulence, trading activity in certain securities may be significantly hampered, which may reduce the returns of the fund because it may be unable to sell the securities at an advantageous price or time;

●
Market timing risk arises because certain types of securities in which the fund invests, including foreign securities, could cause the fund to be at greater risk of market timing activities by fund shareholders;

●
Investing in other investment companies and exchange-traded funds (“ETFs”) carries with it the risk that, by investing in another investment company or ETF, the fund, and therefore its shareholders, indirectly bear the fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company or ETF, in addition to the fees and expenses fund shareholders directly bear in connection with the fund’s own operations;

●	Sector risk is the risk associated with the fund holding a core portfolio of stocks invested in similar businesses, all of which could be affected by the same economic or market conditions; and
●	Stock market risk is the risk of broad stock market decline or decline in particular holdings.
Performance | No performance information is presented because the fund had not completed a full year of operation as of December 31, 2013. In the future, performance information will be presented in this section. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

Investment Adviser | Eagle Asset Management, Inc. is the fund’s investment adviser.

Subadviser | ClariVest Asset Management LLC (“ClariVest”) serves as the subadviser to the fund.

Portfolio Managers | David R. Vaughn, CFA® and Stacey R. Nutt, Ph.D, are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund – Mr. Vaughn since its inception in February 2013 and Dr. Nutt since June 2013. . Alex Turner, CFA®, has served as Assistant Portfolio Manager of the fund since its inception.

Purchase and sale of fund shares | You may purchase, redeem, or exchange Class A, C and I shares of the fund on any business day through your financial intermediary, by mail at Eagle Family of Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 (for regular mail) or 615 East Michigan Street, Third Floor, Milwaukee, WI, 53202 (for overnight service), or by telephone (800.421.4184). In Class A and Class C shares, the minimum purchase amount is $1,000 for regular accounts, $500 for retirement accounts and $50 through a periodic investment program, with a minimum subsequent investment plan of $50 per month. For individual investors, the minimum initial purchase for Class I shares is $2,500,000, while fee-based plan sponsors set their own minimum requirements. Class R-3 and Class R-5 shares can only be purchased through a participating retirement plan and the minimum initial purchase for Class R-3 shares and Class R-5 shares is set by the plan administrator. Class R-6 shares can only be purchased through a qualifying retirement plan or Section 529 college savings plan. To be eligible, shares must be held through plan administrator level or omnibus accounts held on the books of the fund. The minimum initial purchase amount for individual investors is set by the plan administrator.

Tax information | The dividends you receive from the fund will be taxed as ordinary income or net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account, in which case you may be subject to federal income tax on withdrawals from such tax-deferred arrangement.

Payments to broker-dealers and other financial intermediaries | If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and its related companies may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

8 | eagleasset.com

Eagle Mutual Funds SUMMARY OF INVESTMENT GRADE BOND FUND | 3.1.2014

Investment objective | The Eagle Investment Grade Bond Fund (“Investment Grade Bond Fund” or the “fund”) seeks current income and preservation of capital.

Fees and expenses of the fund | The tables that follow describe the fees and expenses that you may pay if you buy and hold shares of the Investment Grade Bond Fund. You may qualify for sales discounts if you and your family invest, or agree to invest in the future, at least $25,000 in the Class A shares of the Eagle Family of Funds. More information about these and other discounts is available from your financial professional, on page 35 of the fund’s Prospectus and on page 27 of the fund’s Statement of Additional Information.

Shareholder fees (fees paid directly from your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Maximum Sales Charge Imposed on Purchases (as a % of offering price)	3.75%	None	None	None	None	None
Maximum Deferred Sales Charge (as a % of original purchase price or redemption proceeds, whichever is lower)	None (a)	1%	None	None	None	None
Redemption Fee	None	None	None	None	None	None

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Management Fees	0.30%	0.30%	0.30%	0.30%	0.30%	0.30%
Distribution and Service (12b-1) Fees	0.25%	1.00%	0.00%	0.50%	0.00%	0.00%
Other Expenses	0.46%	0.47%	0.42%	0.54%	0.34%	0.20%(c)
Total Annual Fund Operating Expenses (b)	1.01%	1.77%	0.72%	1.34%	0.64%	0.50%
Fee Waiver and/or Expense Reimbursement	(0.16)%	(0.12)%	(0.12)%	(0.19)%	(0.04)%	0.00%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.85%	1.65%	0.60%	1.15%	0.60%	0.50%

(a) If you purchased $1,000,000 or more of Class A shares of an Eagle mutual fund that were not otherwise eligible for a sales charge waiver and sell the shares within 18 months from the date of purchase, you may pay up to a 1% contingent deferred sales charge at the time of sale.
(b) Eagle Asset Management, Inc. (“Eagle”) has contractually agreed to waive its investment advisory fee and/or reimburse certain expenses of the fund to the extent that: annual operating expenses of each class exceed a percentage of that class’ average daily net assets through February 28, 2015 as follows: Class A - 0.85%, Class C - 1.65%, Class I - 0.60%, Class R-3 - 1.15%, Class R-5 - 0.60%, and Class R-6 - 0.50%. This expense limitation excludes interest, taxes, brokerage commissions, costs relating to investments in other investment companies, dividends, and extraordinary expenses, and includes offset expense arrangements with the fund’s custodian. The contractual fee waiver can be changed only with the approval of a majority of the fund’s Board of Trustees. Any reimbursement of fund expenses or reduction in Eagle’s investment advisory fees is subject to reimbursement by the fund within the following two fiscal years, if overall expenses fall below the lesser of its then current expense cap or the expense cap in effect at the time of the fee reimbursement.
(c) Other expenses are estimated for the current fiscal year.

Expense example | This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same, except that the example reflects the fee waiver/expense reimbursement arrangement for Class A, Class C, Class I, Class R-3 and Class R-5 shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class	Year 1	Year 3	Year 5	Year 10
Class A	$459	$669	$897	$1,551
Class C	$268	$546	$948	$2,074
Class I	$61	$218	$389	$883
Class R-3	$117	$406	$716	$1,596
Class R-5	$61	$201	$353	$795
Class R-6	$51	$160	$280	$628

Portfolio turnover | The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the expense example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 136% of the average value of its portfolio.

Principal investment strategies | During normal market conditions, the Investment Grade Bond Fund seeks to achieve its objective by investing at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in a portfolio of U.S. and foreign investment grade fixed income instruments of varying maturities. Investment grade is defined as securities rated BBB- or better by Standard & Poor’s Rating Services or an equivalent rating by at least one other nationally recognized statistical rating organization or, for unrated securities, those that are determined to be of equivalent quality by the fund’s portfolio managers. The average portfolio duration of the fund is expected to vary and may generally range anywhere from two to seven years based upon economic and market conditions. The fund’s strategy is to actively allocate assets among market sectors. The fund expects to invest in a variety of fixed income securities including, but not limited to:

●	corporate debt securities of U.S. and non-U.S. issuers, including corporate commercial paper;
●	bank certificates of deposit;
●	debt securities issued by states or local governments and their agencies;
●	obligations of non-U.S. governments and their subdivisions, agencies and government sponsored enterprises;

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Eagle Mutual Funds SUMMARY OF INVESTMENT GRADE BOND FUND | 3.1.2014

●	obligations of international agencies or supranational entities (such as the European Union);
●	obligations issued or guaranteed by the U.S. government and its agencies;
●	mortgage-backed securities and asset-backed securities;
●	commercial real estate securities; and
●	floating rate instruments.
In addition, the fund may invest a portion of its assets in lower-rated corporate bonds and other fixed income securities that focus on delivering high income.

Principal risks | The greatest risk of investing in this fund is that you could lose money. The values of most debt securities held by the fund may be affected by changing interest rates and by changes in the effective maturities and credit ratings of these securities. For example, the values of debt securities in the fund’s portfolio generally will decline when interest rates rise and increase when interest rates fall. As a result, the fund’s net asset value (“NAV”) may also increase or decrease. Investments in this fund are subject to the following primary risks:

●	Call risk is the possibility that, as interest rates decline, issuers of callable bonds may call fixed income securities with high interest rates prior to their maturity dates;
●	Credit risk arises if an issuer of a fixed income security is unable to meet its financial obligations or goes bankrupt;
●	Foreign security risk is the risk of instability in currency exchange rates, political unrest, economic conditions or foreign law changes;
●
Government sponsored enterprises (“GSE”) (which are obligations issued by agencies and instrumentalities of the U.S. government) risk is due to investments in GSEs having variations in the level of support they receive from the U.S. government and may not be backed by the full faith and credit of the U.S. government;

●	High-yield security risk results from investments in below investment grade bonds, which have a greater risk of loss, are susceptible to rising interest rates and have greater volatility;
●	Inflation risk is the risk that high rates of inflation or changes in the market’s inflation expectations may adversely affect the market value of inflation-sensitive securities;
●
Interest rate risk is the risk that the value of a fund’s investments in fixed income securities will fall when interest rates rise. As of the date of this Prospectus, interest rates are at or near historic lows, which may increase the fund’s exposure to the risks associated with rising interest rates. The effect of increasing interest rates is more pronounced for any intermediate- or longer-term fixed income obligations owned by the fund;

●
Issuer and market risk is the risk that market conditions or other events that impact specific fixed income issuers will have an adverse effect on the fund’s yield. Events in the fixed income markets may lead to periods of volatility, unusual liquidity issues and, in some cases, credit downgrades and increased likelihood of default. Such events may cause the value of securities owned by the fund to go up or down, sometimes rapidly or unpredictably, and may lead to increased redemptions, which could cause the fund to experience a loss when selling securities to meet redemption requests by shareholders;

●
Liquidity risk is the possibility that, during times of widespread market turbulence, trading activity in certain securities may be significantly hampered, which may reduce the returns of the fund because it may be unable to sell the securities at an advantageous price or time;

●	Mortgage- and asset-backed security risk, which is possible in an unstable or depressed housing market, arises from the potential for mortgage failure or premature repayment of principal;
●
Municipal securities risk is the possibility that a municipal security’s value, interest payments or repayment of principal could be affected by economic, legislative or political changes. Municipal securities are also subject to potential volatility in the municipal market and the fund’s share price, yield and total return may fluctuate in response to municipal bond market movements; and

●	Portfolio turnover risk is the risk that performance may be adversely affected by a high rate of portfolio turnover, which generally leads to greater transaction and tax costs.

Performance | The bar chart that follows illustrates annual fund returns for the periods ended December 31. The table that follows compares the fund’s returns for various periods with benchmark returns. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the fund’s Class A share performance from one year to another. The fund’s past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

During performance period (Class A shares):

	Return	Quarter Ended
Best Quarter	3.14%	June 30, 2010
Worst Quarter	(1.95)%	December 31, 2010

The returns in the preceding tables do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

10 | eagleasset.com

Eagle Mutual Funds SUMMARY OF INVESTMENT GRADE BOND FUND | 3.1.2014

Average annual total returns (for the periods ended
December 31, 2013):

Fund return (after deduction of sales charges and expenses)

Share Class	Inception Date	1-yr	Lifetime
Class A –Before Taxes	3/1/2010	(5.51)%	1.72%
After Taxes on Distributions		(5.89)%	1.03%
After Taxes on Distributions and Sale of Fund Shares		(3.07)%	1.15%
Class C – Before Taxes	3/1/2010	(2.58)%	1.93%
Class I – Before Taxes	3/1/2010	(1.58)%	3.03%
Class R-3 – Before Taxes	3/1/2010	(2.11)%	2.44%
Class R-5 – Before Taxes	3/1/2010	(1.61)%	2.96%

Index (reflects no deduction for fees, expenses or taxes)

	1-yr	Lifetime
Barclays Capital U.S. Intermediate Government/Credit Bond Index (Lifetime period is measured from the inception date of Class I shares)	(0.86)%	3.30%

No performance information is presented for Class R-6 shares because Class R-6 shares have not yet commenced operations for this fund. If and when Class R-6 shares commence operations for this fund, current performance data as of the most recent month-end may be found on our website at eagleasset.com.

After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class C, Class I, Class R-3, Class R-5, and Class R-6 will vary. The return after taxes on distributions and sale of fund shares may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of fund shares at the end of the measurement period.

Investment Adviser | Eagle Asset Management, Inc. is the fund’s investment adviser.

Portfolio Managers | James C. Camp, CFA®, and Joseph Jackson, CFA®, are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund’s investment portfolio. Messrs. Camp and Jackson have been Co-Portfolio Managers of the fund since inception.

Purchase and sale of fund shares | You may purchase, redeem, or exchange Class A, C and I shares of the fund on any business day through your financial intermediary, by mail at Eagle Family of Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 (for regular mail) or 615 East Michigan Street, Third Floor, Milwaukee, WI, 53202 (for overnight service), or by telephone (800.421.4184). In Class A and Class C shares, the minimum purchase amount is $1,000 for regular accounts, $500 for retirement accounts and $50 through a periodic investment program, with a minimum subsequent investment plan of $50 per month. For individual investors, the minimum initial purchase for Class I shares is $2,500,000, while fee-based plan sponsors set their own minimum requirements. Class R-3 and Class R-5 shares can only be purchased through a participating retirement plan and the minimum initial purchase for Class R-3 shares and Class R-5 shares is set by the plan administrator. Class R-6 shares, when offered, will be available for purchase only through a qualifying retirement plan or Section 529 college savings plan. To be eligible, shares must be held through plan administrator level or omnibus accounts held on the books of the fund. The minimum initial purchase amount for individual investors is set by the plan administrator.

Tax information | The dividends you receive from the fund will be taxed as ordinary income or net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account, in which case you may be subject to federal income tax on withdrawals from such tax-deferred arrangement.

Payments to broker-dealers and other financial intermediaries | If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and its related companies may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

eagleasset.com | 11

Eagle Mutual Funds SUMMARY OF MID CAP GROWTH FUND | 3.1.2014

Investment objective | The Eagle Mid Cap Growth Fund (“Mid Cap Growth Fund” or the “fund”) seeks long-term capital appreciation.

Fees and expenses of the fund | The tables that follow describe the fees and expenses that you may pay if you buy and hold shares of the Mid Cap Growth Fund. You may qualify for sales discounts if you and your family invest, or agree to invest in the future, at least $25,000 in the Class A shares of the Eagle Family of Funds. More information about these and other discounts is available from your financial professional, on page 35 of the fund’s Prospectus and on page 27 of the fund’s Statement of Additional Information.

Shareholder fees (fees paid directly from your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Maximum Sales Charge Imposed on Purchases (as a % of offering price)	4.75%	None	None	None	None	None
Maximum Deferred Sales Charge (as a % of original purchase price or redemption proceeds, whichever is lower)	None (a)	1%	None	None	None	None
Redemption Fee	None	None	None	None	None	None

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Management Fees	0.60%	0.60%	0.60%	0.60%	0.60%	0.60%
Distribution and Service (12b-1) Fees	0.25%	1.00%	0.00%	0.50%	0.00%	0.00%
Other Expenses	0.35%	0.32%	0.27%	0.39%	0.29%	0.18%
Total Annual Fund Operating Expenses	1.20%	1.92%	0.87%	1.49%	0.89%	0.78%

(a) If you purchased $1,000,000 or more of Class A shares of an Eagle mutual fund that were not otherwise eligible for a sales charge waiver and sell the shares within 18 months from the date of purchase, you may pay up to a 1% contingent deferred sales charge at the time of sale.

Expense example | This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class	Year 1	Year 3	Year 5	Year 10
Class A	$591	$838	$1,103	$1,860
Class C	$295	$603	$1,037	$2,243
Class I	$89	$278	$482	$1,073
Class R-3	$152	$471	$813	$1,779
Class R-5	$91	$284	$493	$1,096
Class R-6	$80	$249	$433	$966

Portfolio turnover | The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 52% of the average value of its portfolio.

Principal investment strategies | During normal market conditions, the Mid Cap Growth Fund seeks to achieve its objective by investing at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in the equity securities of mid-capitalization companies. The fund’s portfolio managers consider mid-capitalization companies to be those companies that, at the time of initial purchase, have market capitalizations that fall within the range of companies included in the Russell Midcap® Growth Index during the most recent 12-month period. The Russell Midcap® Growth Index ranged from approximately $333 million to $30 billion during the 12-month period ended December 31, 2013.

The fund will invest primarily in the equity securities of companies that the portfolio managers believe have the potential for above-average earnings or sales growth, reasonable valuations and acceptable debt levels. Such stocks can typically have high price-to-earnings ratios. Equity securities include common and preferred stock, warrants or rights exercisable into common or preferred stock and high-quality convertible securities. The portfolio managers generally do not emphasize investment in any particular investment sector or industry. The fund will generally sell when the stock has met the portfolio managers’ target price, the investment is no longer valid, a better investment opportunity has arisen or if the investment reaches a value more than 5% of the fund’s net assets.

Principal risks | The greatest risk of investing in this fund is that you could lose money. The fund invests primarily in common stocks whose values increase and decrease in response to the activities of the companies that issued such stocks, general market conditions and/or economic conditions. As a result, the fund’s net asset value (“NAV”) also increases and decreases. Investments in this fund are subject to the following primary risks:

●	Growth stock risk is the risk of a lack of earnings increase or lack of dividend yield;
●
Mid-cap company risk arises because mid-cap companies may have narrower commercial markets, limited managerial and financial resources, and more volatile performance, compared to larger, more established companies;

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Eagle Mutual Funds SUMMARY OF MID CAP GROWTH FUND | 3.1.2014
●
Small-cap company risk arises because small-cap companies may have less liquid stock, a more volatile share price, a limited product or service base, narrower commercial markets and limited access to capital, compared to larger, more established companies; and

●	Stock market risk is the risk of broad stock market decline or decline in particular holdings.
Performance | The bar chart that follows illustrates annual fund returns for the periods ended December 31. The table that follows compares the fund’s returns for various periods with benchmark returns. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the fund’s Class A share performance from one year to another. The fund’s past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

During 10 year period (Class A shares):

	Return	Quarter Ended
Best Quarter	18.31%	December 31, 2010
Worst Quarter	(25.72)%	December 31, 2008

The returns in the preceding tables do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

Average annual total returns (for the periods ended December 31, 2013):

Fund return (after deduction of sales charges and expenses)

Share Class	Inception Date	1-yr	5-yr	10-yr	Lifetime (if less than 10 yrs)
Class A –Before Taxes	8/20/1998	31.00%	20.23%	9.50%
After Taxes on Distributions		29.55	19.84%	8.57%
After Taxes on Distributions and Sale of Fund Shares		18.60%	16.58%	7.63%
Class C – Before Taxes	8/20/1998	36.59%	20.53%	9.23%
Class I – Before Taxes	6/21/2006	38.00%	21.86%		11.61%
Class R-3 – Before Taxes	1/12/2009	37.17%			21.76%
Class R-5 – Before Taxes	12/28/2009	38.01%			17.26%
Class R-6 – Before Taxes	8/15/2011	38.15%			21.22%

Index (reflects no deduction for fees, expenses or taxes)

	1-yr	5-yr	10-yr	Lifetime
Russell Midcap® Growth Index (Lifetime period is measured from the inception date of Class I shares)	35.74%	23.37%	9.77%	9.33%

To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class C, Class I, Class R-3, Class R-5, and Class R-6 will vary.

Investment Adviser | Eagle Asset Management, Inc. is the fund’s investment adviser.

Portfolio Managers | Bert L. Boksen, CFA® and Eric Mintz, CFA® are Co-Portfolio Managers of the fund and are jointly and primarily responsible for all aspects of the fund’s management. Mr. Boksen has managed the fund since its inception and Mr. Mintz has managed the fund since March 2011. Christopher Sassouni, D.M.D., has served as Assistant Portfolio Manager of the fund since 2006.

eagleasset.com | 13

Eagle Mutual Funds SUMMARY OF MID CAP GROWTH FUND | 3.1.2014

Purchase and sale of fund shares | You may purchase, redeem, or exchange Class A, C and I shares of the fund on any business day through your financial intermediary, by mail at Eagle Family of Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 (for regular mail) or 615 East Michigan Street, Third Floor, Milwaukee, WI, 53202 (for overnight service), or by telephone (800.421.4184). In Class A and Class C shares, the minimum purchase amount is $1,000 for regular accounts, $500 for retirement accounts and $50 through a periodic investment program, with a minimum subsequent investment plan of $50 per month. For individual investors, the minimum initial purchase for Class I shares is $2,500,000, while fee-based plan sponsors set their own minimum requirements. Class R-3 and Class R-5 shares can only be purchased through a participating retirement plan and the minimum initial purchase for Class R-3 shares and Class R-5 shares is set by the plan administrator. Class R-6 shares can only be purchased through a qualifying retirement plan or Section 529 college savings plan. To be eligible, shares must be held through plan administrator level or omnibus accounts held on the books of the fund. The minimum initial purchase amount for individual investors is set by the plan administrator.

Tax information | The dividends you receive from the fund will be taxed as ordinary income or net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account, in which case you may be subject to federal income tax on withdrawals from such tax-deferred arrangement.

Payments to broker-dealers and other financial intermediaries | If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and its related companies may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

14 | eagleasset.com

Eagle Mutual Funds SUMMARY OF MID CAP STOCK FUND | 3.1.2014

Investment objective | The Eagle Mid Cap Stock Fund (“Mid Cap Stock Fund” or the “fund”) seeks long-term capital appreciation.

Fees and expenses of the fund | The tables that follow describe the fees and expenses that you may pay if you buy and hold shares of the Mid Cap Stock Fund. You may qualify for sales discounts if you and your family invest, or agree to invest in the future, at least $25,000 in the Class A shares of the Eagle Family of Funds. More information about these and other discounts is available from your financial professional, on page 35 of the fund’s Prospectus and on page 27 of the fund’s Statement of Additional Information.

Shareholder fees (fees paid directly from your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Maximum Sales Charge Imposed on Purchases (as a % of offering price)	4.75%	None	None	None	None	None
Maximum Deferred Sales Charge (as a % of original purchase price or redemption proceeds, whichever is lower)	None (a)	1%	None	None	None	None
Redemption Fee	None	None	None	None	None	None

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Management Fees	0.60%	0.60%	0.60%	0.60%	0.60%	0.60%
Distribution and Service (12b-1) Fees	0.25%	1.00%	0.00%	0.50%	0.00%	0.00%
Other Expenses	0.37%	0.35%	0.52%	0.42%	0.24%	0.19%
Total Annual Fund Operating Expenses (b)	1.22%	1.95%	1.12%	1.52%	0.84%	0.79%
Fee Waiver and/or Expense Reimbursement	0.00%	0.00%	(0.17)%	0.00%	0.00%	0.00%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.22%	1.95%	0.95%	1.52%	0.84%	0.79%

(a) If you purchased $1,000,000 or more of Class A shares of an Eagle mutual fund that were not otherwise eligible for a sales charge waiver and sell the shares within 18 months from the date of purchase, you may pay up to a 1% contingent deferred sales charge at the time of sale.
(b) Eagle Asset Management, Inc. (“Eagle”) has contractually agreed to waive its investment advisory fee and/or reimburse certain expenses of the fund to the extent that annual operating expenses of each class exceed a percentage of that class’ average daily net assets through February 28, 2015 as follows: Class A - 1.50%, Class C - 2.30%, Class I - 0.95%, Class R-3 - 1.70%, Class R-5 - 0.95%, and Class R-6 - 0.85%. This expense limitation excludes interest, taxes, brokerage commissions, costs relating to investments in other investment companies, dividends, and extraordinary expenses, and includes offset expense arrangements with the fund’s custodian. The contractual fee waiver can be changed only with the approval of a majority of the fund’s Board of Trustees. Any reimbursement of fund expenses or reduction in Eagle’s investment advisory fees is subject to reimbursement by the fund within the following two fiscal years, if overall expenses fall below the lesser of its then current expense cap or the expense cap in effect at the time of the fund reimbursement.

Expense example | This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same, except that the example incorporates the fee waiver/expense reimbursement arrangement for Class I shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class	Year 1	Year 3	Year 5	Year 10
Class A	$593	$844	$1,113	$1,882
Class C	$298	$612	$1,052	$2,275
Class I	$97	$339	$600	$1,348
Class R-3	$155	$480	$829	$1,813
Class R-5	$86	$268	$466	$1,037
Class R-6	$81	$252	$439	$978

Portfolio turnover | The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 27% of the average value of its portfolio.

Principal investment strategies | During normal market conditions, the Mid Cap Stock Fund seeks to achieve its objective by investing at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in the stocks of mid-capitalization companies. The fund’s portfolio managers consider mid-capitalization companies to be those companies that, at the time of initial purchase, have market capitalizations that fall within the range of companies included in the Russell Midcap® Index during the most recent 12-month period. The Russell Midcap® Index ranged from approximately $306 million to $31 billion during the 12-month period ended December 31, 2013.

The fund will invest primarily in the stocks of companies that the portfolio managers believe may be rapidly developing their business franchises, services and products, and have above-average earnings, cash flow and/or growth at a discount from their market value. The portfolio managers focus on common stocks of mid-capitalization companies that are believed to have sustainable advantages in their industries or sectors and fit within the portfolio management team’s growth and valuation guidelines. For this purpose, stocks include common and preferred stocks, warrants or rights exercisable into common or preferred stock, and securities convertible into common or preferred stock. The fund will sell securities when they no longer meet the portfolio managers’ investment criteria.

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Eagle Mutual Funds SUMMARY OF MID CAP STOCK FUND | 3.1.2014

Principal risks | The greatest risk of investing in this fund is that you could lose money. The fund invests primarily in common stocks whose values increase and decrease in response to the activities of the companies that issued such stocks, general market conditions and/or economic conditions. As a result, the fund’s net asset value (“NAV”) also increases and decreases. Investments in this fund are subject to the following primary risks:

●	Growth stock risk is the risk of a lack of earnings increase or lack of dividend yield;
●
Mid-cap company risk arises because mid-cap companies may have narrower commercial markets, limited managerial and financial resources, and more volatile performance, compared to larger, more established companies;

●
Small-cap company risk arises because small-cap companies may have less liquid stock, a more volatile share price, a limited product or service base, narrower commercial markets and limited access to capital, compared to larger, more established companies;

●	Stock market risk is the risk of broad stock market decline or decline in particular holdings; and
●	Value stock risk arises from the possibility that a stock’s intrinsic value may not be fully realized by the market.
Performance | The bar chart that follows illustrates annual fund returns for the periods ended December 31. The table that follows compares the fund’s returns for various periods with benchmark returns. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the fund’s Class A share performance from one year to another. The fund’s past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

During 10 year period (Class A shares):
	Return	Quarter Ended
Best Quarter	15.83%	September 30, 2009
Worst Quarter	(22.89)%	December 31, 2008

The returns in the preceding tables do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

Average annual total returns (for the periods ended December 31, 2013):

Fund return (after deduction of sales charges and expenses)

Share Class	Inception Date	1-yr	5-yr	10-yr	Lifetime (if less than 10 yrs)
Class A –Before Taxes	11/6/1997	24.06%	14.87%	7.45%
After Taxes on Distributions		21.30%	13.86%	6.28%
After Taxes on Distributions and Sale of Fund Shares		14.34%	11.97%	5.87%
Class C – Before Taxes	11/6/1997	29.30%	15.15%	7.18%
Class I – Before Taxes	6/6/2006	30.58%	16.38%		6.90%
Class R-3 – Before Taxes	8/10/2006	29.87%	15.71%	6.67%
Class R-5 – Before Taxes	10/2/2006	31.14%	16.47%	6.89%
Class R-6 – Before Taxes	8/15/2011	30.80%		18.17%

Index (reflects no deduction for fees, expenses or taxes)

	1-yr	5-yr	10-yr	Lifetime
Russell Midcap® Index (Lifetime period is measured from the inception date of Class I shares)	34.76%	22.36%	10.22%	8.70%
S&P MidCap 400® Index	33.50%	21.89%	10.36%	9.44%

To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class C, Class I, Class R-3, Class R-5, and Class R-6 will vary.

16 | eagleasset.com

Eagle Mutual Funds SUMMARY OF MID CAP STOCK FUND | 3.1.2014

Investment Adviser | Eagle Asset Management, Inc. is the fund’s investment adviser.

Portfolio Managers | Charles Schwartz, CFA®, Betsy Pecor, CFA®, and Matthew McGeary, CFA®, are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund. Mr. Schwartz, Ms. Pecor and Mr. McGeary have been Co-Portfolio Managers of the fund since 2012.

Purchase and sale of fund shares | You may purchase, redeem, or exchange Class A, C and I shares of the fund on any business day through your financial intermediary, by mail at Eagle Family of Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 (for regular mail) or 615 East Michigan Street, Third Floor, Milwaukee, WI, 53202 (for overnight service), or by telephone (800.421.4184). In Class A and Class C shares, the minimum purchase amount is $1,000 for regular accounts, $500 for retirement accounts and $50 through a periodic investment program, with a minimum subsequent investment plan of $50 per month. For individual investors, the minimum initial purchase for Class I shares is $2,500,000, while fee-based plan sponsors set their own minimum requirements. Class R-3 and Class R-5 shares can only be purchased through a participating retirement plan and the minimum initial purchase for Class R-3 shares and Class R-5 shares is set by the plan administrator. Class R-6 shares can only be purchased through a qualifying retirement plan or Section 529 college savings plan. To be eligible, shares must be held through plan administrator level or omnibus accounts held on the books of the fund. The minimum initial purchase amount for individual investors is set by the plan administrator.

Tax information | The dividends you receive from the fund will be taxed as ordinary income or net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account, in which case you may be subject to federal income tax on withdrawals from such tax-deferred arrangement.

Payments to broker-dealers and other financial intermediaries | If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and its related companies may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

eagleasset.com | 17

Eagle Mutual Funds SUMMARY OF SMALL CAP GROWTH FUND | 3.1.2014

Investment objective | The Eagle Small Cap Growth Fund (“Small Cap Growth Fund” or the “fund”) seeks long-term capital appreciation.

Fees and expenses of the fund | The tables that follow describe the fees and expenses that you may pay if you buy and hold shares of the Small Cap Growth Fund. You may qualify for sales discounts if you and your family invest, or agree to invest in the future, at least $25,000 in the Class A shares of the Eagle Family of Funds. More information about these and other discounts is available from your financial professional, on page 35 of the fund’s Prospectus and on page 27 of the fund’s Statement of Additional Information.

Shareholder fees (fees paid directly from your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Maximum Sales Charge Imposed on Purchases (as a % of offering price)	4.75%	None	None	None	None	None
Maximum Deferred Sales Charge (as a % of original purchase price or redemption proceeds, whichever is lower)	None (a)	1%	None	None	None	None
Redemption Fee	None	None	None	None	None	None

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Management Fees	0.52%	0.52%	0.52%	0.52%	0.52%	0.52%
Distribution and Service (12b-1) Fees	0.25%	1.00%	0.00%	0.50%	0.00%	0.00%
Other Expenses	0.33%	0.30%	0.27%	0.35%	0.25%	0.16%
Total Annual Fund Operating Expenses	1.10%	1.82%	0.79%	1.37%	0.77%	0.68%

(a) If you purchased $1,000,000 or more of Class A shares of an Eagle mutual fund that were not otherwise eligible for a sales charge waiver and sell the shares within 18 months from the date of purchase, you may pay up to a 1% contingent deferred sales charge at the time of sale.

Expense example | This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class	Year 1	Year 3	Year 5	Year 10
Class A	$582	$808	$1,052	$1,752
Class C	$285	$573	$985	$2,137
Class I	$81	$252	$439	$978
Class R-3	$139	$434	$750	$1,646
Class R-5	$79	$246	$428	$954
Class R-6	$69	$218	$379	$847

Portfolio turnover | The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 38% of the average value of its portfolio.

Principal investment strategies | During normal market conditions, the Small Cap Growth Fund seeks to achieve its objective by investing at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in the stocks of small-capitalization companies. The fund’s portfolio manager considers small-capitalization companies to be those companies that, at the time of initial purchase, have a market capitalization equal to or less than the largest company in the Russell 2000® Growth Index during the most recent 12-month period (approximately $6.7 billion during the 12-month period ended December 31, 2013).

When making their investment decisions, the portfolio managers generally focus on investing in the securities of companies that the portfolio managers believe have accelerating earnings growth rates, reasonable valuations (typically with a price-to-earnings ratio of no more than the earnings growth rate), strong management that participates in the ownership of the company, reasonable debt levels and/or a high or expanding return on equity. The fund will sell securities when they no longer meet the portfolio managers’ investment criteria.

Principal risks | The greatest risk of investing in this fund is that you could lose money. The fund invests primarily in common stocks whose values increase and decrease in response to the activities of the companies that issued such stocks, general market conditions and/or economic conditions. As a result, the fund’s net asset value (“NAV”) also increases and decreases. Investments in this fund are subject to the following primary risks:

●	Growth stock risk is the risk of a lack of earnings increase or lack of dividend yield;
●
Market timing risk arises because certain types of securities in which the fund invests, including small-cap securities, could cause the fund to be at greater risk of market timing activities by fund shareholders;

●
Mid-cap company risk arises because mid-cap companies may have narrower commercial markets, limited managerial and financial resources, and more volatile performance, compared to larger, more established companies;

18 | eagleasset.com

Eagle Mutual Funds SUMMARY OF SMALL CAP GROWTH FUND | 3.1.2014

●	Sector risk is the risk associated with the fund holding a core portfolio of stocks invested in similar businesses, all of which could be affected by the same economic or market conditions;
●
Small-cap company risk arises because small-cap companies may have less liquid stock, a more volatile share price, a limited product or service base, narrower commercial markets and limited access to capital, compared to larger, more established companies; and

●	Stock market risk is the risk of broad stock market decline or decline in particular holdings.

Performance | The bar chart that follows illustrates annual fund returns for the periods ended December 31. The table that follows compares the fund’s returns for various periods with benchmark returns. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the fund’s Class A share performance from one year to another. The fund’s past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

During 10 year period (Class A shares):

	Return	Quarter Ended
Best Quarter	20.03%	June 30, 2009
Worst Quarter	(27.14)%	December 31, 2008

The returns in the preceding tables do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

Average annual total returns (for the periods ended December 31, 2013):

Fund return (after deduction of sales charges and expenses)

Share Class	Inception Date	1-yr	5-yr	10-yr	Lifetime (if less than 10 yrs)
Class A –Before Taxes	5/7/1993	27.76%	21.07%	9.45%
After Taxes on Distributions		27.38%	21.00%	8.88%
After Taxes on Distributions and Sale of Fund Shares		16.00%	17.29%	7.73%
Class C – Before Taxes	4/3/1995	33.15%	21.37%	9.18%
Class I – Before Taxes	6/27/2006	34.52%	22.65%		11.19%
Class R-3 – Before Taxes	9/19/2006	33.78%	22.00%		9.97%
Class R-5 – Before Taxes	10/2/2006	34.54%	22.71%		10.70%
Class R-6 – Before Taxes	8/15/2011	34.70%			20.70%

Index (reflects no deduction for fees, expenses or taxes)

	1-yr	5-yr	10-yr	Lifetime
Russell 2000® Growth Index (Lifetime period is measured from the inception date of Class I shares)	43.30%	22.58%	9.41%	10.06%

To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class C, Class I, Class R-3, Class R-5, and Class R-6 will vary.

Investment Adviser | Eagle Asset Management, Inc. is the fund’s investment adviser.

Portfolio Managers | Bert L. Boksen, CFA®, and Eric Mintz, CFA®, are Co-Portfolio Managers of the fund and are jointly and primarily responsible for all aspects of the fund’s management. Mr. Boksen has managed the fund since 1995 and Mr. Mintz has managed the fund since March 2011.

eagleasset.com | 19

Eagle Mutual Funds SUMMARY OF SMALL CAP GROWTH FUND | 3.1.2014

Purchase and sale of fund shares | You may purchase, redeem, or exchange Class A, C and I shares of the fund on any business day through your financial intermediary, by mail at Eagle Family of Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 (for regular mail) or 615 East Michigan Street, Third Floor, Milwaukee, WI, 53202 (for overnight service), or by telephone (800.421.4184). In Class A and Class C shares, the minimum purchase amount is $1,000 for regular accounts, $500 for retirement accounts and $50 through a periodic investment program, with a minimum subsequent investment plan of $50 per month. For individual investors, the minimum initial purchase for Class I shares is $2,500,000, while fee-based plan sponsors set their own minimum requirements. Class R-3 and Class R-5 shares can only be purchased through a participating retirement plan and the minimum initial purchase for Class R-3 shares and Class R-5 shares is set by the plan administrator. Class R-6 shares can only be purchased through a qualifying retirement plan or Section 529 college savings plan. To be eligible, shares must be held through plan administrator level or omnibus accounts held on the books of the fund. The minimum initial purchase amount for individual investors is set by the plan administrator.

Tax information | The dividends you receive from the fund will be taxed as ordinary income or net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account, in which case you may be subject to federal income tax on withdrawals from such tax-deferred arrangement.

Payments to broker-dealers and other financial intermediaries | If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and its related companies may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

20 | eagleasset.com

Eagle Mutual Funds SUMMARY OF SMALL CAP STOCK FUND | 3.1.2014

Investment objective | The Eagle Small Cap Stock Fund (“Small Cap Stock Fund” or the “fund”) seeks capital appreciation.

Fees and expenses of the fund | The tables that follow describe the fees and expenses that you may pay if you buy and hold shares of the Small Cap Stock Fund. You may qualify for sales discounts if you and your family invest, or agree to invest in the future, at least $25,000 in the Class A shares of the Eagle Family of Funds. More information about these and other discounts is available from your financial professional, on page 35 of the fund’s Prospectus and on page 27 of the fund’s Statement of Additional Information.

Shareholder fees (fees paid directly from your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Maximum Sales Charge Imposed on Purchases (as a % of offering price)	4.75%	None	None	None	None	None
Maximum Deferred Sales Charge (as a % of original purchase price or redemption proceeds, whichever is lower)	None (a)	1%	None	None	None	None
Redemption Fee	None	None	None	None	None	None

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Management Fees	0.60%	0.60%	0.60%	0.60%	0.60%	0.60%
Distribution and Service (12b-1) Fees	0.25%	1.00%	0.00%	0.50%	0.00%	0.00%
Other Expenses	3.93%	3.94%	4.29%	10.66%	10.60%	10.59%
Total Annual Fund Operating Expenses (b)	4.78%	5.54%	4.89%	11.76%	11.20%	11.19%
Fee Waiver and/or Expense Reimbursement	(3.46)%	(3.46)%	(3.94)%	(10.24)%	(10.25)%	(10.34)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.32%	2.08%	0.95%	1.52%	0.95%	0.85%

(a) If you purchased $1,000,000 or more of Class A shares of an Eagle mutual fund that were not otherwise eligible for a sales charge waiver and sell the shares within 18 months from the date of purchase, you may pay up to a 1% contingent deferred sales charge at the time of sale.
( b) Eagle Asset Management, Inc. (“Eagle”) has contractually agreed to waive its investment advisory fee and/or reimburse certain expenses of the fund to the extent that: annual operating expenses of each class exceed a percentage of that class’ average daily net assets through February 28, 2015 as follows: Class A – 1.50%, Class C – 2.30%, Class I - 0.95%, Class R-3 - 1.70%, Class R-5 - 0.95%, and Class R-6 - 0.85%. This expense limitation excludes interest, taxes, brokerage commissions, costs relating to investments in other investment companies, dividends, and extraordinary expenses, and includes offset expense arrangements with the fund’s custodian. The contractual fee waiver can be changed only with the approval of a majority of the fund’s Board of Trustees. Any reimbursement of fund expenses or reduction in Eagle’s investment advisory fees is subject to reimbursement by the fund within the following two fiscal years, if overall expenses fall below the lesser of its then current expense cap or the expense cap in effect at the time of the fee reimbursement.

Expense example | This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same, except that the example reflects the fee waiver/expense reimbursement arrangement for each share class. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class	Year 1	Year 3	Year 5	Year 10
Class A	$603	$1,549	$2,500	$4,894
Class C	$311	$1,345	$2,467	$5,220
Class I	$97	$1,116	$2,137	$4,699
Class R-3	$155	$2,427	$4,402	$8,284
Class R-5	$97	$2,285	$4,211	$8,072
Class R-6	$87	$2,276	$4,202	$8,066

Portfolio turnover | The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the expense example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 42% of the average value of its portfolio.

Principal investment strategies | During normal market conditions, the Small Cap Stock Fund seeks to achieve its objective by investing at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in the equity securities of small-capitalization companies. The fund’s portfolio managers consider small-capitalization companies to be those companies that, at the time of purchase, have a market capitalization equal to or less than the largest company in the Russell 2000® Index during the most recent 12-month period (approximately $6.7 billion during the 12-month period ended December 31, 2013).

Equity securities include common and preferred stocks, warrants or rights exercisable into common or preferred stock, and convertible preferred stock. Although the fund’s primary focus is on the equity securities of small-capitalization companies, the fund also may own a variety of other securities that, in the opinion of the fund’s portfolio managers, offer prospects for meeting the fund’s investment goals. These securities include investment in other investment companies or exchange-traded funds.

When making their investment decisions, the portfolio managers generally focus on investing in the securities of small-capitalization companies that demonstrate growth potential at a price that does not appear to reflect the company’s true underlying value. The portfolio managers utilize a three-pronged investment philosophy when evaluating potential additions to the fund’s portfolio – Quality, Valuation and Balance. The portfolio managers seek quality by investing in companies with superior cash-flow generation, management teams with a successful record of business-strategy execution, sustainable growth and a defensive business model.

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Eagle Mutual Funds SUMMARY OF SMALL CAP STOCK FUND | 3.1.2014

They seek attractive valuation using market fluctuations as opportunistic entry points. Finally, the portfolio managers attempt to balance the portfolio through sector-weight policies that provide diversification across major economic sectors. The fund will sell securities when the portfolio managers believe they have become overvalued or if they no longer meet the portfolio managers’ investment criteria.

Principal risks | The greatest risk of investing in this fund is that you could lose money. The values of most debt securities held by the fund may be affected by changing interest rates and by changes in the effective maturities and credit ratings of these securities. For example, the values of debt securities in the fund’s portfolio generally will decline when interest rates rise and increase when interest rates fall. As a result, the fund’s net asset value (“NAV”) may also increase or decrease. Investments in this fund are subject to the following primary risks:

●	Growth stock risk is the risk of a lack of earnings increase or lack of dividend yield;
●
Market timing risk arises because certain types of securities in which the fund invests, including small-cap securities, could cause the fund to be at greater risk of market timing activities by fund shareholders;

●
Investing in other investment companies and exchange-traded funds (“ETFs”) carries with it the risk that by investing in another investment company or ETF the fund, and therefore its shareholders, indirectly bear the fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company or ETF, in addition to the fees and expenses fund shareholders directly bear in connection with the fund’s own operations;

●
Mid-cap company risk arises because mid-cap companies may have narrower commercial markets, limited managerial and financial resources, and more volatile performance, compared to larger, more established companies;

●
Small-cap company risk arises because small-cap companies may have less liquid stock, a more volatile share price, a limited product or service base, narrower commercial markets and limited access to capital, compared to larger, more established companies;

●	Stock market risk is the risk of broad stock market decline or decline in particular holdings; and
●	Value stock risk arises from the possibility that a stock’s intrinsic value may not be fully realized by the market.
Performance |

The bar chart that follows illustrates annual fund returns for the periods ended December 31. The table that follows compares the fund’s returns for various periods with benchmark returns. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the fund’s Class A share performance from one year to another. The fund’s past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

During 10 year period (Class A shares):

	Return	Quarter Ended
Best Quarter	12.81%	March 31, 2013
Worst Quarter	2.05%	June 30, 2013

The returns in the preceding tables do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

Average annual total returns (for the periods ended December 31, 2013):

Fund return (after deduction of sales charges and expenses)

Share Class	Inception Date	1-yr
Class A –Before Taxes	12/31/2012	28.34%
After Taxes on Distributions		27.67%
After Taxes on Distributions and Sale of Fund Shares		16.08%
Class C – Before Taxes	12/31/2012	33.67%
Class I – Before Taxes	12/31/2012	35.35%
Class R-3 – Before Taxes	12/31/2012	34.37%
Class R-5 – Before Taxes	12/31/2012	35.21%
Class R-6 – Before Taxes	12/31/2012	35.28%

Index (reflects no deduction for fees, expenses or taxes)

1-yr
Russell 2000® Index	38.82%

To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and

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Eagle Mutual Funds SUMMARY OF SMALL CAP STOCK FUND | 3.1.2014

local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class C, Class I, Class R-3, Class R-5, and Class R-6 will vary.

Investment Adviser | Eagle Asset Management, Inc. is the fund’s investment adviser.

Portfolio Managers | Charles Schwartz, CFA®, Betsy Pecor, CFA®, and Matthew McGeary, CFA®, are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund. Mr. Schwartz, Ms. Pecor and Mr. McGeary have been Co-Portfolio Managers of the fund since its inception in 2012.

Purchase and sale of fund shares | You may purchase, redeem, or exchange Class A, C and I shares of the fund on any business day through your financial intermediary, by mail at Eagle Family of Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 (for regular mail) or 615 East Michigan Street, Third Floor, Milwaukee, WI, 53202 (for overnight service), or by telephone (800.421.4184). In Class A and Class C shares, the minimum purchase amount is $1,000 for regular accounts, $500 for retirement accounts and $50 through a periodic investment program, with a minimum subsequent investment plan of $50 per month. For individual investors, the minimum initial purchase for Class I shares is $2,500,000, while fee-based plan sponsors set their own minimum requirements. Class R-3 and Class R-5 shares can only be purchased through a participating retirement plan and the minimum initial purchase for Class R-3 shares and Class R-5 shares is set by the plan administrator. Class R-6 shares can only be purchased through a qualifying retirement plan or Section 529 college savings plan. To be eligible, shares must be held through plan administrator level or omnibus accounts held on the books of the fund. The minimum initial purchase amount for individual investors is set by the plan administrator.

Tax information | The dividends you receive from the fund will be taxed as ordinary income or net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account, in which case you may be subject to federal income tax on withdrawals from such tax-deferred arrangement.

Payments to broker-dealers and other financial intermediaries | If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and its related companies may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

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Eagle Mutual Funds SUMMARY OF SMALLER COMPANY FUND | 3.1.2014

Investment objective | The Eagle Smaller Company Fund (“Smaller Company Fund” or the “fund”) seeks capital growth.

Fees and expenses of the fund | The tables that follow describe the fees and expenses that you may pay if you buy and hold shares of the Smaller Company Fund. You may qualify for sales discounts if you and your family invest, or agree to invest in the future, at least $25,000 in the Class A shares of the Eagle Family of Funds. More information about these and other discounts is available from your financial professional, on page 35 of the fund’s Prospectus and on page 27 of the fund’s Statement of Additional Information.

Shareholder fees (fees paid directly from your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Maximum Sales Charge Imposed on Purchases (as a % of offering price)	4.75%	None	None	None	None	None
Maximum Deferred Sales Charge (as a % of original purchase price or redemption proceeds, whichever is lower)	None (a)	1%	None	None	None	None
Redemption Fee	None	None	None	None	None	None

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment):

	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Management Fees	0.60%	0.60%	0.60%	0.60%	0.60%	0.60%
Distribution and Service (12b-1) Fees	0.25%	1.00%	0.00%	0.50%	0.00%	0.00%
Other Expenses	0.55%	0.54%	0.56%	0.75%	0.40%	0.36%
Acquired Fund Fees	0.03%	0.03%	0.03%	0.03%	0.03%	0.03%
Total Annual Fund Operating Expenses (b)	1.43%	2.17%	1.19%	1.88%	1.03%	0.99%
Fee Waiver and/or Expense Reimbursement	(0.03)%	(0.02)%	(0.21)%	(0.15)%	(0.05)%	(0.11)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.40%	2.15%	0.98%	1.73%	0.98%	0.88%

(a) If you purchased $1,000,000 or more of Class A shares of an Eagle mutual fund that were not otherwise eligible for a sales charge waiver and sell the shares within 18 months from the date of purchase, you may pay up to a 1% contingent deferred sales charge at the time of sale.
(b) Eagle Asset Management, Inc. (“Eagle”) has contractually agreed to waive its investment advisory fee and/or reimburse certain expenses of the fund to the extent that annual operating expenses of each class exceed a percentage of that class’ average daily net assets through February 28, 2015 as follows: Class A - 1.50%, Class C - 2.30%, Class I - 0.95%, Class R-3 - 1.70%, Class R-5 - 0.95%, and Class R-6 - 0.85%. This expense limitation excludes interest, taxes, brokerage commissions, costs relating to investments in other investment companies, dividends, and extraordinary expenses, and includes offset expense arrangements with the fund’s custodian. The contractual fee waiver can be changed only with the approval of a majority of the fund’s Board of Trustees. Any reimbursement of fund expenses or reduction in Eagle’s investment advisory fees is subject to reimbursement by the fund within the following two fiscal years, if overall expenses fall below the lesser of its then current expense cap or the expense cap in effect at the time of the fund reimbursement.

Expense example | This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same, except that the example reflects the fee waiver/expense reimbursement arrangement for each share class. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Share Class	Year 1	Year 3	Year 5	Year 10
Class A	$611	$903	$1,217	$2,104
Class C	$318	$677	$1,163	$2,502
Class I	$100	$357	$634	$1,425
Class R-3	$176	$576	$1,002	$2,189
Class R-5	$100	$323	$564	$1,255
Class R-6	$90	$304	$536	$1,203

Portfolio turnover | The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 14% of the average value of its portfolio.

Principal investment strategies | During normal market conditions, the Smaller Company Fund seeks to achieve its objective by investing at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in the equity securities of small-capitalization companies. The fund’s portfolio managers consider small-capitalization companies to be those smaller companies that, at the time of initial purchase, have a market capitalization equal to or less than $5 billion. As of December 31, 2013, the weighted average of the fund was $3.18 billion and the weighted average of the Russell 2500TM Index was $3.74 billion and that of the Russell 2000® Index was $1.01 billion.

The fund’s portfolio managers use a core value approach to select the fund’s investments. Using this investment style, the portfolio managers seek securities selling at discounts to their underlying values and then hold these securities until the market values reflect their intrinsic values. Factors that the portfolio managers look for in selecting investments include: (1) favorable expected returns relative to perceived risk; (2) management with demonstrated ability and commitment to the company; (3) above average potential for earnings and revenue growth; (4) low market valuations relative to forecasted earnings, book value, cash flow and sales; (5) turnaround potential for companies that have been through difficult periods; (6) low debt levels relative to total capitalization; and (7) strong industry fundamentals, such as increasing or sustainable demand and barriers to entry. The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

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Eagle Mutual Funds SUMMARY OF SMALLER COMPANY FUND | 3.1.2014

Principal risks | The greatest risk of investing in this fund is that you could lose money. The fund invests primarily in common stocks whose values increase and decrease in response to the activities of the companies that issued such stocks, general market conditions and/or economic conditions. As a result, the fund’s net asset value (“NAV”) also increases and decreases. Investments in this fund are subject to the following primary risks:

●	Growth stock risk is the risk of a lack of earnings increase or lack of dividend yield;
●
Market timing risk arises because certain types of securities in which the fund invests, including small-cap securities, could cause the fund to be at greater risk of market timing activities by fund shareholders;

●
Mid-cap company risk arises because mid-cap companies may have narrower commercial markets, limited managerial and financial resources, and more volatile performance, compared to larger, more established companies;

●
Investing in other investment companies and exchange-traded funds (“ETFs”) carries with it the risk that by investing in another investment company or ETF the fund, and therefore its shareholders, indirectly bear the fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company or ETF, in addition to the fees and expenses fund shareholders directly bear in connection with the fund’s own operations;

●
Small-cap company risk arises because small-cap companies may have less liquid stock, a more volatile share price, a limited product or service base, narrower commercial markets and limited access to capital, compared to larger, more established companies;

●	Stock market risk is the risk of broad stock market decline or decline in particular holdings; and
●	Value stock risk arises from the possibility that a stock’s intrinsic value may not be fully realized by the market.

Performance | The bar chart that follows illustrates annual fund returns for the periods ended December 31. The table that follows compares the fund’s returns for various periods with benchmark returns. This information is intended to give you some indication of the risk of investing in the fund by demonstrating how its returns have varied over time. The bar chart shows the fund’s Class A share performance from one year to another. The fund’s past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future. To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

During performance period (Class A shares):

	Return	Quarter Ended
Best Quarter	25.26%	June 30, 2009
Worst Quarter	(19.93)%	September 30, 2011

The returns in the preceding tables do not reflect sales charges. If the sales charges were reflected, the returns would be lower than those shown.

Average annual total returns (for the periods ended December 31, 2013):

Fund return (after deduction of sales charges and expenses)

Share Class	Inception Date	1-yr	5-yr	Lifetime
Class A –Before Taxes	11/3/2008	30.16%	19.27%	17.79%
After Taxes on Distributions		29.50%	17.77%	16.35%
After Taxes on Distributions and Sale of Fund Shares		17.59%	15.66%	14.42%
Class C – Before Taxes	11/3/2008	35.63%	19.49%	17.96%
Class I – Before Taxes	3/9/2009	37.12%		31.22%
Class R-3 – Before Taxes	12/28/2009	36.15%		16.90%
Class R-5 – Before Taxes	12/28/2009	37.13%		17.76%
Class R-6 – Before Taxes	8/15/2011	37.35%		22.88%

Index (reflects no deduction for fees, expenses or taxes)

	1-yr	5-yr	Lifetime
Russell 2000®Index (Lifetime period is measured from the inception date of Class A shares)	38.82%	20.08%	17.72%
Russell 2500TM Index	36.80%	21.77%	19.49%

To obtain more current performance data as of the most recent month-end, please visit our website at eagleasset.com.

After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class C, Class I, Class R-3, Class R-5, and Class R-6 will vary.

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Eagle Mutual Funds SUMMARY OF SMALLER COMPANY FUND | 3.1.2014

Investment Adviser | Eagle Asset Management, Inc. is the fund’s investment adviser.

Subadviser | Eagle Boston Investment Management, Inc. serves as the subadviser to the fund.

Portfolio Managers | David M. Adams, CFA®, and John “Jack” McPherson, CFA®, are Co-Portfolio Managers of the fund and have been jointly and primarily responsible for the day-to-day management of the fund since its inception.

Purchase and sale of fund shares | You may purchase, redeem, or exchange Class A, C and I shares of the fund on any business day through your financial intermediary, by mail at Eagle Family of Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 (for regular mail) or 615 East Michigan Street, Third Floor, Milwaukee, WI, 53202 (for overnight service), or by telephone (800.421.4184). In Class A and Class C shares, the minimum purchase amount is $1,000 for regular accounts, $500 for retirement accounts and $50 through a periodic investment program, with a minimum subsequent investment plan of $50 per month. For individual investors, the minimum initial purchase for Class I shares is $2,500,000, while fee-based plan sponsors set their own minimum requirements. Class R-3 and Class R-5 shares can only be purchased through a participating retirement plan and the minimum initial purchase for Class R-3 shares and Class R-5 shares is set by the plan administrator. Class R-6 shares can only be purchased through a qualifying retirement plan or Section 529 college savings plan. To be eligible, shares must be held through plan administrator level or omnibus accounts held on the books of the fund. The minimum initial purchase amount for individual investors is set by the plan administrator.

Tax information | The dividends you receive from the fund will be taxed as ordinary income or net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account, in which case you may be subject to federal income tax on withdrawals from such tax-deferred arrangement.

Payments to broker-dealers and other financial intermediaries | If you purchase shares of the fund through a broker-dealer or other financial intermediary (such as a bank), the fund and its related companies may pay the intermediary for the sale of fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

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Eagle Mutual Funds PROSPECTUS | 3.1.2014

Additional Information About the Funds

Each fund’s investment objective is non-fundamental and may be changed by the Boards of Trustees without shareholder approval.

As a temporary defensive measure because of market, economic or other conditions, each fund may invest up to 100% of its assets in high-quality, short-term debt instruments or may take positions that are inconsistent with its principal investment strategies. Each fund may also invest its assets in cash, cash equivalent securities, repurchase agreements or money market instruments as a temporary defensive measure. To the extent that a fund takes such a temporary defensive position, its ability to achieve its investment objective may be affected adversely.

Additional Information Regarding Investment Strategies

Capital Appreciation Fund | In selecting securities for the fund, the subadviser utilizes quantitative tools to implement a “bottom-up,” fundamentally based, investment process. A bottom-up method of analysis seeks to de-emphasize the significance of economic and market cycles. The subadviser constructs a portfolio that seeks to maximize expected return, subject to constraints designed to meet long-run expected active risk goals. This framework builds toward the goal of sustainable performance relative to the Russell 1000® Growth Index, which is a growth-oriented benchmark.

The fund will invest primarily in the common stocks of large- and mid-capitalization U.S. companies that the portfolio management team believes have the potential for earnings growth and improvement in investor sentiment. In addition, as a non-principal investment strategy, the fund may invest in common stocks of foreign companies. The intrinsic worth of the companies’ stocks may not be recognized by the market or the stocks may be currently out of favor with investors. The fund may sell securities when they no longer meet the portfolio managers’ investment criteria and/or to take advantage of more attractive investment opportunities.

Growth & Income Fund | The fund’s portfolio managers adhere to a relative value investment style, employing a “bottom-up” investment process that seeks to acquire promising companies with sound business fundamentals at a time when they believe intrinsic value is not fully recognized by the marketplace. A bottom-up method of analysis de-emphasizes the significance of economic and market cycles. The portfolio managers select companies based upon their belief that those companies have the following characteristics:

Income
●	Yield or dividend growth at or above the S&P 500 Index;
●	Demonstrated commitment to paying and increasing dividends.
Growth
●	Dominance in expanding industry;
●	Growth rate greater than inflation;
●	Dividend yield plus growth is more than 10 percent;
●	Demonstrated commitment to increasing dividends.
Stability
●	Free cash flow and shareholder-oriented management;
●	Stock price below estimated intrinsic value.
Sell Discipline
●	Price appreciation near or above sustainable level;
●	Deterioration of company fundamentals, indicative of dividend cut;
●	Occupation of too large a portion of total portfolio;
●	Development of more attractive investment opportunity.

Equity securities typically include common stocks and may include foreign stocks (a portion of which may be invested in emerging markets), convertible securities, preferred stocks, and real estate investment trusts (“REITs”). The fund also may invest in corporate bonds and government securities, including securities issued by U.S. government-sponsored enterprises, which are not backed by the full faith and credit of the U.S. government and are not guaranteed or insured by the U.S. government. The securities in which the fund may invest may be rated below investment grade by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services or, if unrated, deemed to be of comparable quality.

The fund may purchase debt securities of any maturity. The fund will sell securities when they no longer meet the portfolio managers’ investment criteria.

International Stock Fund | In selecting securities for the fund, the subadviser utilizes quantitative tools to implement a “bottom-up,” fundamentally based, investment process. A bottom-up method of analysis seeks to de-emphasize the significance of economic and market cycles. The subadviser constructs a portfolio that seeks to maximize expected return, subject to constraints designed to meet long-run expected active risk goals. This framework builds toward the goal of sustainable performance.

The fund may sell securities when they no longer meet the portfolio manager’s investment criteria and/or to take advantage of more attractive investment opportunities.

Investment Grade Bond Fund | The fund’s strategy is to actively allocate assets among fixed income sectors. The fund may invest in instruments of any maturity but expects to typically invest in instruments with maturities shorter than 10 years. The average portfolio duration of the fund is expected to vary and may generally range anywhere from two to seven years based upon economic and market conditions. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. Similarly, a fund with longer average portfolio duration will be more sensitive to changes in interest rates than a fund with shorter average portfolio duration.

The fund’s portfolio managers’ analysis of corporate and agency bonds may include consideration of a company’s experience and managerial strength, changing financial conditions, borrowing requirements or debt maturity schedules, and its responsiveness to changes in business conditions and interest rates. In addition, the portfolio managers may consider factors such as anticipated cash flow, company credit rating, interest or dividend coverage, asset coverage and earnings prospects. The fund may sell

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Eagle Mutual Funds PROSPECTUS | 3.1.2014

securities when the portfolio managers believe that they no longer meet the fund’s investment criteria.

Mid Cap Growth Fund | The portfolio managers use a “bottom-up” method of analysis based on fundamental research to determine which common stocks to purchase for the fund. A bottom-up method of analysis de-emphasizes the significance of economic and market cycles. The primary focus is the analysis of individual companies rather than the industry in which that company operates or the economy as a whole. The portfolio managers attempt to purchase stocks that have the potential for above-average earnings or sales growth, reasonable valuations and acceptable debt levels. Such stocks can typically have high price-to-earnings ratios. The portfolio managers generally do not emphasize investment in any particular investment sector or industry.

Mid Cap Stock Fund | The fund’s portfolio managers use a “bottom-up” method of analysis based on fundamental research to determine which common stocks to purchase for the fund. A bottom-up method of analysis de-emphasizes the significance of economic and market cycles. The primary focus is the analysis of individual companies rather than the industry in which that company operates or the economy as a whole. The fund’s portfolio managers seek to purchase mid-cap companies that have above-average earnings, cash flow and/or growth at a discount from their market value. The portfolio managers focus on common stocks of mid-cap companies that are believed to have sustainable advantages in their industries or sectors and fit within the portfolio management team’s growth and valuation guidelines.

The fund will invest primarily in stocks of companies that the portfolio managers believe may be rapidly developing their business franchises, services and products, and have competitive advantages in their sectors. For this purpose, stocks include common and preferred stocks, warrants or rights exercisable into common or preferred stock, and securities convertible into common or preferred stock. The fund will sell securities when they no longer meet the portfolio managers’ investment criteria.

Small Cap Growth Fund | When making their investment decisions, the portfolio managers generally focus on investing in the securities of companies that the portfolio managers believe have accelerating earnings growth rates, reasonable valuations (typically with a price-to-earnings ratio of no more than the earnings growth rate), strong management that participates in the ownership of the company, reasonable debt levels and/or a high or expanding return on equity. The portfolio managers utilize a “bottom-up” approach to identifying the companies in which the fund invests and perform proprietary investment research. A bottom-up method of analysis de-emphasizes the significance of economic and market cycles. The primary focus is on the individual companies rather than the industry in which that company operates or the economy as a whole.

Small Cap Stock Fund | Although the fund’s primary focus is on the equity securities of small companies, the fund also may own a variety of other securities that, in the opinion of the fund’s portfolio managers, offer prospects for meeting the fund’s investment goals. The fund may invest in other investment companies or exchange-traded funds.

The fund may sell securities for a variety of reasons. Typically, the fund will sell a security if the portfolio managers believe it is overvalued or when the market cap has grown such that the company is no longer appropriate for a small-cap fund. The portfolio managers may also choose to trim a holding if the position size exceeds the portfolio managers' specified weighting guidelines.

Smaller Company Fund | The fund’s portfolio managers use a core value approach to select the fund’s investments. Using this investment style, the portfolio managers seek securities selling at discounts to their underlying values and then hold these securities until the market values reflect their intrinsic values. In making that assessment of value, the portfolio managers employ a “bottom-up” analytic style and perform fundamental research. A bottom-up method of analysis de-emphasizes the significance of economic and market cycles and focuses on the outlook at the company and industry level. Factors that the portfolio managers look for in selecting investments include:

●	Favorable expected returns relative to perceived risk;
●	Management with demonstrated ability and commitment to the company;
●	Above average potential for earnings and revenue growth;
●	Low market valuations relative to forecasted earnings, book value, cash flow and sales;
●	Turnaround potential for companies that have been through difficult periods;
●	Low debt levels relative to total capitalization; and
●	Strong industry fundamentals, such as increasing or sustainable demand and barriers to entry.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

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Additional Information About Principal Risk Factors

The greatest risk of investing in a mutual fund is that its returns will fluctuate and you could lose money. Turbulence in financial markets and reduced liquidity in equity, credit and fixed income markets may negatively affect many issuers worldwide, which could have an adverse effect on the Funds. Additionally, while the portfolio managers seek to take advantage of investment opportunities that will maximize a fund’s investment returns, there is no guarantee that such opportunities will ultimately benefit the fund. There is no assurance that the portfolio managers’ investment strategy will enable a fund to achieve its investment objective. The following table identifies the risk factors of each fund in light of their respective principal investment strategies. These risk factors are explained following the table.

Risk	Capital Appreciation Fund	Growth & Income Fund	International Stock Fund	Investment Grade Bond Fund	Mid Cap Growth Fund	Mid Cap Stock Fund	Small Cap Growth Fund	Small Cap Stock Fund	Smaller Company Fund
Call				X
Credit				X
Focused holdings		X
Foreign securities		X	X	X
Government sponsored enterprises				X
Growth stocks	X	X	X		X	X	X	X	X
High-yield securities				X
Inflation				X
Interest rates				X
Issuer and market				X
Liquidity			X	X
Market timing			X				X	X	X
Mid-cap companies	X	X			X	X	X	X	X
Mortgage- and asset-backed securities				X
Municipal securities				X
Other investments companies and ETFs			X					X	X
Portfolio turnover				X
Sectors			X				X
Small -cap companies					X	X	X	X	X
Stock market	X	X	X		X	X	X	X	X
Value stocks		X				X		X	X

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Call | Call risk is the possibility that, as interest rates decline to a level that is significantly lower than the rate assigned to the fixed income security, the security may be called (redeemed) prior to maturity. A fund would lose the benefit of holding a fixed income security that is paying a rate above the current market rate and would likely have to reinvest the proceeds in other fixed income securities that have lower yields.

Credit | A fund could lose money if the issuer of a fixed income security is unable to meet its financial obligations or goes bankrupt. Credit risk usually applies to most fixed income securities, but generally is not a factor for U.S. government obligations.

Focused holdings | For funds that normally hold a core portfolio of stocks of fewer companies than other more diversified funds, the increase or decrease of the value of a single stock may have a greater impact on the fund’s net asset value (“NAV”) and total return.

Foreign securities | Investments in foreign securities involve greater risks than investing in domestic securities. As a result, a fund’s return and NAV may be affected by fluctuations in currency exchange rates or political or economic conditions and regulatory requirements in a particular country. Foreign markets, as well as foreign economies and political systems, may be less stable than U.S. markets, and changes in the exchange rates of foreign currencies can affect the value of a fund’s foreign assets. Foreign laws and accounting standards typically are not as strict as they are in the U.S., and there may be less public information available about foreign companies. Custodial and/or settlement systems in foreign markets may not be fully developed and the laws of certain countries may limit the ability to recover assets if a foreign bank or depository or their agents goes bankrupt. Foreign security risk may also apply to ADRs, GDRs and EDRs. The risks associated with investments in governmental or quasi-governmental entities of a foreign country are heightened by the potential for unexpected governmental change, which may lead to default or expropriation, and inadequate government oversight and accounting.

Government sponsored enterprises | Investments in government sponsored enterprises are debt obligations issued by agencies and instrumentalities of the U.S. government. These obligations vary in the level of support they receive from the U.S. government. They may be: (1) supported by the full faith and credit of the U.S. Treasury, such as those of the Government National Mortgage Association; (2) supported by the right of the issuer to borrow from the U.S. Treasury, such as those of the Federal National Mortgage Association; (3) supported by the discretionary authority of the U.S. government to purchase the issuer’s obligations, such as those of the Student Loan Marketing Association; or (4) supported only by the credit of the issuer, such as those of the Federal Farm Credit Bureau. The U.S. government may choose not to provide financial support to U.S. government sponsored agencies or instrumentalities if it is not legally obligated to do so in which case, if the issuer defaulted, the fund holding securities of such issuer might not be able to recover its investment from the U.S. government.

Growth stocks | Growth companies are expected to increase their earnings at a certain rate. When these expectations are not met, investors may punish the prices of stocks excessively, even if earnings showed an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

High-yield securities | Investments in securities rated below investment grade, or “junk bonds,” generally involve significantly greater risks of loss of your money than an investment in investment grade bonds. Compared with issuers of investment grade bonds, junk bonds are more likely to encounter financial difficulties and to be materially affected by these difficulties. Rising interest rates may compound these difficulties and reduce an issuer’s ability to repay principal and interest obligations. Issuers of lower-rated securities also have a greater risk of default or bankruptcy. Additionally, due to the greater number of considerations involved in the selection of a fund’s securities, the achievement of a fund’s objective depends more on the skills of the portfolio manager than investing only in higher-rated securities. Therefore, your investment may experience greater volatility in price and yield. High-yield securities may be less liquid than higher quality investments. A security whose credit rating has been lowered may be particularly difficult to sell.

Inflation | Inflation risk is the risk that the market value of securities will decrease as higher inflation shrinks the purchasing power of any affected currencies.

Interest rates | Investments in investment grade and non-investment grade fixed income securities are subject to interest rate risk. The value of a fund’s fixed income investments typically will fall when interest rates rise. A fund is particularly sensitive to changes in interest rates because it may invest in debt securities with intermediate and long terms to maturity. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. As of the date of this prospectus, interest rates are at or near historic lows, which may increase a fund’s exposure to the risks associated with rising interest rates. Yields of debt securities will fluctuate over time.

Issuer and market | Issuer and market risk is the risk that the prices of, and the income generated by, fixed income securities held by a fund may decline in response to certain events, such as general economic and market conditions, regional or global economic instability, interest rate fluctuations, and those events directly involving the issuers. These events may lead to periods of volatility, which may be exacerbated by changes in bond market size and structure. In addition, adverse market events may lead to increased redemptions, which could cause a fund to experience a loss when selling securities to meet redemption requests by shareholders. The risk of loss increases if the redemption requests are unusually large or frequent.

Liquidity | Liquidity risk is the possibility that the fund might be unable to sell a security promptly and at an acceptable price, which could have the effect of decreasing the overall level of the fund’s liquidity. Market developments may cause the fund’s investments to become less liquid and subject to erratic price movements. The fund could lose money if it cannot sell a security at the time and price that would be most beneficial to the fund.

Market timing | Because of specific securities a fund may invest in, it could be subject to the risk of market timing activities by fund shareholders. Some examples of these types of securities are high-yield, small-cap and

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foreign securities. Typically, foreign securities offer the most opportunity for these market timing activities. A fund generally prices these foreign securities using their closing prices from the foreign markets in which they trade, typically prior to a fund’s calculation of its NAV. These prices may be affected by events that occur after the close of a foreign market but before a fund prices its shares. In such instances, a fund may fair value foreign securities. However, some investors may engage in frequent short-term trading in a fund to take advantage of any price differentials that may be reflected in the NAV of a fund’s shares. There is no assurance that fair valuation of securities can reduce or eliminate market timing. While the manager and transfer agent of the Funds monitor trading in each fund, there is no guarantee that they can detect all market timing activities.

Mid-cap companies | Investments in mid-cap companies generally involve greater risks than investing in large-capitalization companies. Mid-cap companies often have narrower markets and limited managerial and financial resources compared to larger, more established companies. The performance of mid-cap companies can be more volatile compared to larger, more established companies, which could increase the volatility of a fund's portfolio and performance. Shareholders of a fund that invests in mid-cap companies should expect that the value of the fund’s shares will be more volatile than a fund that invests exclusively in large-cap companies. Generally, the smaller the company size, the greater these risks.

Mortgage- and asset-backed securities | Mortgage- and asset-backed security risk, which is possible in an unstable or depressed housing market, arises from the potential for mortgage failure or premature repayment of principal. The reduced value of the fund’s securities and the potential loss of principal as a result of a mortgagee’s failure to repay would have a negative impact on the fund. Premature repayment of principal would make it difficult for the fund to reinvest the prepaid principal at a time when interest rates on new mortgages are declining, thereby reducing the fund’s income.

Municipal securities | A municipal security’s value, interest payments or repayment of principal could be affected by economic, legislative or political changes. Municipal securities are also subject to potential volatility in the municipal market and the fund’s share price, yield and total return may fluctuate in response to municipal bond market movements. Municipal securities with principal and interest payments that are made from the revenues of a specific project or facility, as opposed to general tax revenues, may have increased risks. Changes in a municipality’s financial health may affect its ability to make interest and principal payments when due.

Other investment companies and ETFs | Investments in the securities of other investment companies and exchange-traded funds (“ETFs”), (which may, in turn invest in equities, bonds, and other financial vehicles) may involve duplication of advisory fees and certain other expenses. By investing in another investment company or ETF, a fund becomes a shareholder of that investment company or ETF. As a result, fund shareholders indirectly bear the fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company or ETF, in addition to the fees and expenses fund shareholders directly bear in connection with the fund’s own operations.

As a shareholder, the fund must rely on the investment company or ETF to achieve its investment objective. If the investment company or ETF fails to achieve its investment objective, the value of the fund’s investment will decline, adversely affecting the fund’s performance. In addition, because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, ETF shares may potentially trade at a discount or a premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to a fund. Finally, because the value of ETF shares depends on the demand in the market, the portfolio manager may not be able to liquidate a fund’s holdings at the most optimal time, adversely affecting the fund’s performance.

Portfolio turnover | A fund may engage in more active and frequent trading of portfolio securities to a greater extent than certain other mutual funds with similar investment objectives. A fund’s turnover rate may vary greatly from year to year or during periods within a year. A high rate of portfolio turnover may lead to greater transaction costs, result in adverse tax consequences to investors and adversely affect performance.

Sectors | Companies that are in similar businesses may be similarly affected by particular economic or market events, which may, in certain circumstances, cause the value of securities of all companies in a particular sector of the market to change. To the extent a fund has substantial holdings within a particular sector, the risks associated with that sector increase.

Small-cap companies | Investments in small-cap companies generally involve greater risks than investing in large-capitalization companies. Companies with smaller market capitalizations generally have lower volume of shares traded daily, less liquid stock and more volatile stock prices. Companies with smaller market capitalizations also tend to have a limited product or service base and limited access to capital. Newer companies with unproven business strategies also tend to be smaller companies. The above factors increase risks and make these companies more likely to fail than companies with larger market capitalizations, and could increase the volatility of a fund's portfolio and performance. Shareholders of a fund that invests in small-cap companies should expect that the value of the fund's shares will be more volatile than a fund that invests exclusively in mid-cap or large-cap companies. Generally, the smaller the company size, the greater these risks.

Stock market | The value of a fund’s stock holdings may decline in price because of changes in prices of its holdings or a broad stock market decline. These fluctuations could be a sustained trend or a drastic movement. The stock markets generally move in cycles, with periods of rising prices followed by periods of declining prices. The value of your investment may reflect these fluctuations.

Value stocks | Investments in value stocks are subject to the risk that their true worth may not be fully realized by the market. This may result in the value stocks’ prices remaining undervalued for extended periods of time. A fund’s performance also may be affected adversely if value stocks remain unpopular with or lose favor among investors.

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Investment Adviser

Eagle Asset Management, Inc. (“Eagle” or “Manager”) located at 880 Carillon Parkway, St. Petersburg, Florida 33716, serves as investment adviser and administrator for the Eagle Capital Appreciation Fund, the Eagle Growth & Income Fund and the funds of the Eagle Series Trust (“the Funds”). Eagle manages, supervises and conducts the business and administrative affairs of the Funds. Eagle is a wholly owned subsidiary of Raymond James Financial, Inc. (“RJF”) which, together with its subsidiaries, provides a wide range of financial services to retail and institutional clients. As of December 31, 2013, Eagle had approximately $31.4 billion of assets under management. The basis for the Boards of Trustees’ (“the Board”) approval of each Investment Advisory contract, except with respect to the International Stock Fund and the Small Cap Stock Fund, is contained in the annual report for the period ended October 31, 2013. The basis for the Board’s approval of the Investment Advisory contract for the International Stock Fund and the Small Cap Stock Fund is contained in the semi-annual report for the period ended April 30, 2013. Except as noted, the table below contains the effective investment advisory fee rate for the last fiscal year for each fund, which takes into account fee caps, fee recovery and breakpoints, as applicable. For funds that have breakpoints in their fee rate, the advisory fee rate may decline as assets increase.

Fee Rates Charged
Capital Appreciation Fund	0.60%
Growth & Income Fund	0.49%
International Stock Fund	0.85%
Investment Grade Bond Fund	0.30%
Mid Cap Growth Fund	0.60%
Mid Cap Stock Fund	0.60%
Small Cap Growth Fund	0.52%
Small Cap Stock Fund	0.60%
Smaller Company Fund	0.60%

Each fund has entered into an Administration Agreement with Eagle under which each fund pays Eagle for various administrative services at a rate of 0.15% of average daily net assets for Class A, Class C and Class R-3 shares and a rate of 0.10% of average daily net assets for Class I, Class R-5 and Class R-6 shares.

Eagle is registered as an investment adviser under the Investment Advisers Act of 1940. On behalf of each fund, an exemption from registration or regulation as a commodity pool operator under the Commodity Exchange Act has been claimed with the Commodity Futures Trading Commission (“CFTC”) and Eagle is exempt from registration as a commodity trading adviser under CFTC Regulation 4.14(a)(8) with respect to each fund.

As a fund’s asset levels change, its fees and expenses may differ from those reflected in the fund’s fee tables. For example, as asset levels decline, expense ratios may increase. Eagle has contractually agreed to waive its investment advisory fee and/or reimburse certain expenses of a fund to the extent that annual operating expenses of each class exceed a percentage of that class’ average daily net assets through February 28, 2015 as follows:

	Contractual Expense Limitations
	Class A	Class C	Class I	Class R-3	Class R-5	Class R-6
Capital Appreciation Fund	1.40%	2.20%	0.95%	1.65%	0.95%	0.85%
Growth & Income Fund	1.40%	2.20%	0.95%	1.65%	0.95%	0.85%
International Stock Fund	1.75%	2.55%	1.15%	1.75%	1.15%	1.05%
Investment Grade Bond Fund	0.85%	1.65%	0.60%	1.15%	0.60%	0.50%
Mid Cap Growth Fund	1.50%	2.30%	0.95%	1.70%	0.95%	0.85%
Mid Cap Stock Fund	1.50%	2.30%	0.95%	1.70%	0.95%	0.85%
Small Cap Growth Fund	1.50%	2.30%	0.95%	1.70%	0.95%	0.85%
Small Cap Stock Fund	1.50%	2.30%	0.95%	1.70%	0.95%	0.85%
Smaller Company Fund	1.50%	2.30%	0.95%	1.70%	0.95%	0.85%

For each fund, the expense limitation excludes interest, taxes, brokerage commissions, costs relating to investments in other investment companies, dividends, and extraordinary expenses, and includes offset expense arrangements with the Funds’ custodian. The contractual fee waiver can be changed only with the approval of a majority of the Board. Any reimbursement of fund expenses or reduction in Eagle’s investment advisory fees is subject to reimbursement by the fund within the following two fiscal years, if overall expenses fall below the lesser of its then current expense cap or the expense cap in effect at the time of the fund reimbursement.

Subadvisers

The funds currently operate in a multi-manager structure pursuant to an exemptive order issued by the. Securities and Exchange Commission (“SEC”). The order permits Eagle, subject to certain conditions, to enter into new or modified subadvisory agreements with existing or new subadvisers, which are not affiliated with Eagle, without the approval of fund shareholders, but subject to approval by the Board.

Eagle and the Funds have applied to the SEC for additional multi-manager exemptive relief that would permit Eagle to enter into new or modified subadvisory agreements with subadvisers that are affiliated with Eagle, as well as subadvisers that are not affiliated with Eagle. One application requests relief with respect to subadvisers that are wholly-owned by Eagle

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..

or RJF. A second application requests relief with respect to subadvisers that are wholly- or partially-owned by, or otherwise affiliated with, Eagle or RJF. In connection with both types of multi-manager relief, Eagle would continue to have ultimate responsibility for overseeing subadvisers and recommending their hiring, termination and replacement, subject to oversight by the Board. Both applications for relief include a condition to the effect that, whenever a subadviser change is proposed in reliance on the order, the Board, including a majority of its “non-interested” trustees, would be required approve the change and make a separate finding that the change is in the best interests of a fund and its shareholders and does not involve a conflict of interest from which Eagle or the proposed subadviser derives an inappropriate advantage. Both applications also require that, within 90 days of hiring a new subadviser, a fund provide shareholders with certain information regarding the subadviser. In each application, Eagle and the funds also have requested relief with respect to the disclosure of the advisory fees paid to individual subadvisers in various documents filed with the SEC and provided to shareholders. If the disclosure relief is granted, the funds would disclose the aggregate fees payable to unaffiliated subadvisers and the aggregate fees payable to Eagle and subadvisers that are affiliated with Eagle.

In the future, Eagle may propose the addition of one or more additional subadvisers, subject to approval by the Board and, if required by the Investment Company Act of 1940, or any applicable exemptive relief, fund shareholders. The Prospectus will be supplemented if additional investment subadvisers are retained or the contract with any existing subadviser is terminated.

Eagle has selected the following subadvisers to provide investment advice and portfolio management services to the Funds’ portfolios:

●
ClariVest Asset Management LLC (“ClariVest”), 3611 Valley Centre Drive, Suite 100, San Diego, CA 92130, serves as the subadviser to the Capital Appreciation Fund and the International Stock Fund. As of December 31, 2013, ClariVest had approximately $3.1 billion of assets under management.

●
Eagle Boston Investment Management, Inc. (“EBIM”), 880 Carillon Parkway, St. Petersburg, Florida 33716, serves as the subadviser to the Smaller Company Fund. As of December 31, 2013, EBIM, a subsidiary of Eagle, had approximately $2.2 billion of assets under management.

The basis for the Board’s approval of the subadvisory contracts with ClariVest is contained in the semi-annual report for the period ended April 30, 2013. The basis for the Board’s approval of the subadvisory contract with EBIM is contained in the annual report for the period ended October 31, 2013.

Portfolio Managers

The following portfolio managers are responsible for the day-to-day management of each investment portfolio:

●
Capital Appreciation Fund — David J. Pavan, CFA®, C. Frank Feng, Ph.D., Ed Wagner, CFA®, and Stacey R. Nutt, Ph.D., are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund. Mr. Pavan, Dr. Feng, Mr. Wagner and Dr. Nutt have been Co-Portfolio Managers of the fund since June 2013. Mr. Pavan and Dr. Feng have served as portfolio managers at ClariVest since cofounding it in 2006. Mr. Wagner joined ClariVest in 2007 as a portfolio manager. Prior to forming ClariVest in 2006, Mr. Pavan and Dr. Feng were portfolio managers at Nicholas-Applegate Capital Management. Prior to joining ClariVest in 2007, Mr. Wagner was a business analyst at Advent Software. Dr. Nutt, Chief Investment Officer of ClariVest, provides strategic direction and oversight for the investment process used for the fund and has been a Portfolio Manager of the fund since June 2013. Dr. Nutt has served as CIO, CEO and Portfolio Manager at ClariVest since co-founding the firm in 2006.

●
Growth & Income Fund — Edmund Cowart, CFA®, David Blount, CFA®, CPA, John Pandtle, CFA® and Jeff Vancavage, CFA® are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund. Messrs. Cowart, Blount and Pandtle have been Co-Portfolio Managers of the fund since 2011. Mr. Vancavage has served as the fund’s Co-Portfolio Manager since July 2013. Mr. Cowart joined Eagle in 1999 and has been a Senior Vice President, Managing Director and Portfolio Manager at Eagle since 1999. Mr. Blount joined Eagle in 1993, was a Senior Research Analyst at Eagle from 1999 through 2008 and has been a Portfolio Manager at Eagle since 2008. Mr. Pandtle worked at Eagle from 1999 to 2002, was a Senior Vice President in the equity research department of Raymond James & Associates from 2002 to 2008 and has been a Portfolio Manager at Eagle since 2009. Mr. Vancavage joined Eagle in 2001, was a Senior Research Analyst at Eagle from 2005 to 2013 and has been a Portfolio Manager at Eagle since 2013.

●
International Stock Fund – David R. Vaughn, CFA® and Stacey R. Nutt, Ph.D, are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund – Mr. Vaughn since its inception in February 2013 and Dr. Nutt since June 2013. Mr. Vaughn has served as a Principal and Portfolio Manager at ClariVest since co-founding it in 2006. Dr. Nutt, who has served as Chief Investment Officer, Chief Executive Officer and Portfolio Manager of ClariVest since co-founding the firm in 2006, provides strategic direction and oversight for the investment process for the fund. Alex Turner, CFA® has been an Assistant Portfolio Manager of the fund since its inception. Mr. Turner has served as an Assistant Portfolio Manager at ClariVest since 2012 and as a Research Analyst since 2008. He assists Mr. Vaughn and Dr. Nutt in the day-to-day responsibilities of managing the fund. Prior to joining ClariVest, Mr. Turner served as a Quantitative Analytic Specialist at FactSet Research Systems, Inc.

●
Investment Grade Bond Fund – James C. Camp, CFA®, a Managing Director of Eagle, and Joseph Jackson, CFA®, are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund. Mr. Camp and Mr. Jackson have been Co-Portfolio Managers of the fund since its inception in 2010. Mr. Camp joined Eagle in 1997 and has served as a Portfolio Manager and Analyst for Eagle’s fixed income team. Mr. Jackson has served as a Senior Credit Analyst at Eagle since 2004.

●
Mid Cap Growth Fund — Bert L. Boksen, CFA®, and Eric Mintz, CFA®, are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund – Mr. Boksen since the fund’s inception in 1998 and Mr. Mintz since 2011. Mr. Boksen

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has been a Managing Director and Senior Vice President of Eagle since 1995. Previously, Mr. Mintz served as Assistant Portfolio Manager since 2008 and Senior Research Analyst since 2005. Christopher Sassouni, D.M.D., has been Assistant Portfolio Manager and Vice President of Eagle since 2006 and assists Mr. Boksen and Mr. Mintz in the responsibilities of managing the fund.
●
Mid Cap Stock Fund — Charles Schwartz, CFA®, Betsy Pecor, CFA® and Matthew McGeary, CFA® are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund. Mr. Schwartz, Ms. Pecor and Mr. McGeary have been Co-Portfolio Managers of the fund since 2012. Prior to joining Eagle in 2012, Mr. Schwartz served as Co-Portfolio Manager and Senior Vice President at Sentinel Investments from 2004 to 2012. Ms. Pecor served as Co-Portfolio Manager at Sentinel Investments from 2005 to 2012 and Mr. McGeary served as Co-Portfolio Manager at Sentinel Investments from 2011 to 2012 and as Equity Analyst at the same firm from 2005 to 2011.

●
Small Cap Growth Fund — Bert L. Boksen, CFA®, and Eric Mintz, CFA®, are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund. Mr. Boksen has been responsible for the day-to-day management of a portion of the fund since 1995 and as of November 1, 2008, Mr. Boksen has been responsible for the day-to-day management of the entire fund. Mr. Boksen has been a Managing Director and Senior Vice President of Eagle since 1995. Mr. Mintz has been Co-Portfolio Manager of the fund since 2011. Previously, Mr. Mintz served as Assistant Portfolio Manager since 2008 and Senior Research Analyst at Eagle since 2005.

●
Small Cap Stock Fund — Charles Schwartz, CFA®, Betsy Pecor, CFA®, and Matthew McGeary, CFA®, are Co-Portfolio Managers of the fund and are jointly and primarily responsible for the day-to-day management of the fund. Mr. Schwartz, Ms. Pecor and Mr. McGeary have been Co-Portfolio Managers of the fund since its inception in 2012. Prior to joining Eagle in 2012, Mr. Schwartz served as Co-Portfolio Manager and Senior Vice President at Sentinel Investments from 2004 to 2012. Ms. Pecor served as Co-Portfolio Manager at Sentinel Investments from 2005 to 2012 and Mr. McGeary served as Co-Portfolio Manager at Sentinel Investments from 2011 to 2012 and as Equity Analyst at the same firm from 2005 to 2011.

●
Smaller Company Fund — David M. Adams, CFA® and John (“Jack”) McPherson, CFA® are Managing Directors of EBIM and Co-Portfolio Managers of the fund. Both have been jointly and primarily responsible for the day-to-day management of the fund’s investment portfolio since its inception in 2008. Prior to joining EBIM, Mr. Adams was with Pioneer Investment Management from 1994 to 2006 and served as a Portfolio Manager and Head of Small Cap Investing from 2002 to 2006. Prior to joining EBIM, Mr. McPherson was a Portfolio Manager with Pioneer Investment Management from 2002 to 2006.

Additional information about portfolio manager compensation, other accounts managed by the portfolio managers, and portfolio manager ownership of fund shares is found in the Statement of Additional Information (“SAI”).

Distributor

Eagle Fund Distributors, Inc. (“Distributor”), a wholly-owned subsidiary of Eagle, serves as the distributor of the Funds. The Distributor may compensate other broker-dealers to promote sales of fund shares. The Distributor’s role is that of an underwriter and it serves only as an agent for accepting shareholder instructions and does not maintain brokerage accounts for any shareholders.

Rule 12b-1 Distribution Plan

Each fund has adopted a Distribution Plan for each share class under Rule 12b-1 that allows it to pay distribution and service fees for the sale of its A shares, C shares and R-3 shares and for services provided to shareholders. Because these fees are paid out of a fund’s assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. Under each fund’s distribution plan, each fund is authorized to pay a maximum distribution and service fee of up to 0.35% of average daily assets on Class A shares, except for the Capital Appreciation Fund and the Growth & Income Fund which are authorized to pay a maximum distribution and service fee of up to 0.50% of average daily assets on Class A shares. Each fund’s Board of Trustees has approved a current fee of 0.25% on Class A shares. Also, under each fund’s distribution plan, each fund is authorized to pay a maximum distribution and service fee of up to 0.50% of average daily net assets on Class R-3 shares. Class C shares of each fund are subject to ongoing Rule 12b-1 fees of up to 1.00% of their average daily net assets.

The Funds do not incur any direct distribution expenses related to Class I, Class R-5 or Class R-6 shares. However, Eagle or any third party may make payments for the sale and distribution of Class I, Class R-5 or Class R-6 shares from its own resources.
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Payments to Financial Intermediaries

Eagle, the Distributor or one or more of their corporate affiliates (“Affiliate” or “Affiliates”) make cash payments to financial intermediaries in connection with the promotion and sale of shares of the Funds. Eagle or the Distributor also make cash payments to one or more of its Affiliates. Cash payments include cash revenue sharing payments and other payments for certain administrative services, transaction processing services and certain other marketing support services. Eagle or its Affiliates make these payments from their own resources and the Distributor generally makes such payments from the retention of underwriting concessions or 12b-1 fees. The Board, Eagle or its Affiliates may terminate or suspend payments at any time. In this context, the term “financial intermediaries” includes any broker, dealer, bank (including bank trust departments), trust company, registered investment adviser, financial planner, retirement plan administrator and any other financial intermediary having a selling, administration, trust processing or similar agreement with Eagle, the Distributor and/or an Affiliate.

Eagle or its Affiliates make revenue sharing payments as incentives to certain financial intermediaries to promote and sell shares of the Funds. The benefits that Eagle and its Affiliates receive when these payments are made include, among other things, placing the Funds on the financial adviser’s fund sales system, possibly placing the Funds on the financial intermediary’s preferred or recommended fund list, and access (in some cases on a preferential basis over other competitors) to individual members of the financial intermediary’s sales force or to the financial intermediary’s management. Revenue sharing payments are sometimes referred to as “shelf space” payments because the payments compensate the financial intermediary for including the Funds in its fund sales system (on its “sales shelf”). Eagle and its Affiliates compensate financial intermediaries differently depending on the level and/or type of considerations provided by the financial intermediary. The revenue sharing payments Eagle or its Affiliates make may be calculated on the average daily net assets of the applicable Funds attributable to that particular financial intermediary (“Asset-Based Payments”). Asset-Based Payments primarily create incentives to retain previously sold shares of the Funds in investor accounts. The revenue sharing payments Eagle or its Affiliates make may be also calculated on sales of new shares in the Funds attributable to a particular financial intermediary (“Sales-Based Payments”). Sales-Based Payments may create incentives for the financial intermediary to, among other things, sell more shares of a particular fund or to switch investments between funds frequently.

Eagle or its Affiliates also make other payments to certain financial intermediaries for processing certain transactions or account maintenance activities (such as processing purchases, redemptions or exchanges, cash sweep payments, or producing customer account statements) or for providing certain other marketing support services (such as financial assistance for conferences, seminars or sales or training programs at which Eagle’s or its Affiliates’ personnel may make presentations on the Funds to the financial intermediary’s sales force and clients). Financial intermediaries may earn profits on these payments for these services, since the amount of the payment may exceed the cost of providing the service. Certain of these payments are subject to limitations under applicable law. An Affiliate also makes payments to financial intermediaries for these services, to the extent that these services replace services that would otherwise be provided by the Funds’ transfer agent or otherwise would be a direct obligation of the Funds. The Funds reimburse the Affiliate for these payments as transfer agent out-of-pocket expenses.

Eagle and its Affiliates are motivated to make the payments described above since they promote the sale of fund shares and the retention of those investments by clients of financial intermediaries. To the extent financial intermediaries sell more shares of the Funds or retain shares of the Funds in their clients’ accounts, Eagle and its Affiliates benefit from the incremental management and other fees paid to Eagle and its Affiliates by the Funds with respect to those assets.

In certain cases, these payments could be significant to the financial intermediary. Your financial intermediary may charge you additional fees and/or commissions other than those disclosed in this Prospectus. You can ask your financial intermediary about any payments it receives from Eagle or its Affiliates or the Funds, as well as about fees and/or commissions it charges.

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Your Investment

Each fund offers Class A, Class C, Class I, Class R-3 and Class R-5 shares. Additionally, certain funds offer Class R-6 shares. Each class has a different combination of purchase restrictions, sales charges and ongoing fees allowing you to choose the class that best meets your needs. The following sections explain the sales charges or other fees you may pay when investing in each class.

Class A Shares

You may purchase Class A shares at the “offering price,” which is a price equal to their NAV, plus a sales charge imposed at the time of purchase. Class A shares currently are subject to ongoing distribution and service (Rule 12b-1) fees equal to 0.25% of their average daily net assets. If you choose to invest in Class A shares, you will pay a sales charge at the time of each purchase. The table below shows the charges both as a percentage of offering price and as a percentage of the amount you invest. Because of rounding of the calculation in determining the sales charges, you may pay more or less than what is shown in the tables below. If you invest more, the sales charge will be lower.

Sales Charge as a percentage of:

Your Investment in equity funds	Offering Price (a)	Your Investment (a)	Dealer Concession as % of offering price (b)
Less than $25,000	4.75%	4.99%	4.25%
$25,000-$49,999	4.25%	4.44%	3.75%
$50,000-$99,999	3.75%	3.90%	3.25%
$100,000-$249,999	3.25%	3.36%	2.75%
$250,000-$499,999	2.50%	2.56%	2.00%
$500,000-$999,999	1.50%	1.52%	1.25%
$1,000,000 and over	0.00%	0.00%	See “Sales Charge Waiver” section

Sales Charge as a percentage of:

Your Investment in Investment Grade Bond Fund	Offering Price (a)	Your Investment (a)	Dealer Concession as % of offering price (b)
Less than $25,000	3.75%	3.99%	3.25%
$25,000-$49,999	3.25%	3.44%	2.75%
$50,000-$99,999	2.75%	2.90%	2.25%
$100,000-$249,999	2.25%	2.36%	1.75%
$250,000-$499,999	1.50%	1.56%	1.00%
$500,000-$999,999	0.50%	0.52%	0.25%
$1,000,000 and over	0.00%	0.00%	See “Sales Charge Waiver” section

(a) As a result of rounding, the actual sales charge for a transaction may be higher or lower than the sales charges listed. (b) During certain periods, the Distributor may pay 100% of the sales charge to participating dealers. Otherwise, it will pay the dealer concession shown above.

Sales Charge Reductions

To receive a reduction or waiver in your Class A initial sales charge, you must advise your financial adviser or the Funds of your eligibility at the time of purchase. If you or your financial adviser does not let the Funds know that you are eligible for a reduction, you may not receive a sales charge discount to which you are otherwise entitled. In order to determine your eligibility to receive a sales charge discount, it may be necessary for you or your financial adviser to provide the Funds with information and records (including account statements) of all relevant accounts invested in the Funds. To have your Class A or Class C contingent deferred sales charge waived, you or your financial adviser must let the Funds know at the time you redeem shares that you qualify for such a waiver.

The Funds offer programs designed to reduce your Class A sales charges as described in the preceding schedule. For purposes of calculating your sales charge, you can combine purchases of Class A and Class C shares for all mutual funds managed by the Manager in the account owner relationships listed below. For purposes of determining your sales charge, discounts will be applied based upon the greater of the current account value or the total of all purchases less all redemptions.

●
Accounts owned by you, your spouse or minor children, including trust or other fiduciary accounts in which you, your spouse or minor children are the beneficiary. This includes sole proprietor business accounts;

●	Accounts opened under a single trust agreement — including those with multiple beneficiaries;
●	Purchases made by a qualified retirement or employee benefit plan of a single employer; and
●	Purchases made by a company, provided the company is not in existence solely for purchasing investment company shares.

Rights of accumulation | You may combine your new purchase of Class A shares with the Class A and Class C shares currently owned for the purpose of qualifying for the lower sales charge rates that apply to larger purchases. The applicable sales charge for the new purchase is based on the total of your current purchase and the value based on the current day's NAV of all other shares you own. For example, if you previously purchased $20,000 of a mutual fund managed by the Manager and made a subsequent investment of $10,000 in Class A shares, a sales charge discount would be applied to the $10,000 investment.

Letter of intent | You may combine Class A and Class C share purchases of any fund managed by the Manager over a 13-month period and receive the same sales charge as if all shares had been purchased at once by signing a Letter of Intent (LOI). You must inform your financial adviser or the Funds that you have an LOI each time you make an investment. Investments made up to 90 calendar days before adopting this agreement are eligible for this discount. All prior investments can be applied toward meeting the investment requirement. If you fail to make an investment sufficient to meet the intended investment within the 13-month period, the difference in Class A sales charges will be charged to your account. Purchases resulting from the reinvestment of dividends and capital gain distributions do not apply toward fulfillment of the LOI. Shares equal to 5% of the amount of the LOI will be held in escrow during the 13-month period. If, at the end of that time

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the total amount of purchases made is less than the amount intended, you will be required to pay the difference between the reduced sales charge and the sales charge applicable to the individual purchases had the LOI not been in effect. This amount will be obtained from redemption of the escrow shares. Any remaining escrow shares will be released to you.

SIMPLE IRA | By investing in a SIMPLE individual retirement account (“IRA”) plan you and all plan participants will receive a reduced Class A sales charge on all plan contributions that exceed quantity discount amounts. SIMPLE IRA plan accounts are not eligible to be counted under a rights of accumulation or LOI sales charge reduction or waiver with accounts other than accounts in the SIMPLE IRA plan unless approved by the Manager.

Sales charge waiver | Class A shares may be purchased at NAV without any sales charge by:

●
The Manager, its affiliates, directors, officers and employees; any mutual fund managed by the Manager and current and retired officers and Trustees of a fund; the subadviser of any mutual fund managed by the Manager and its current directors, officers and employees; employees and registered financial advisers of broker-dealers that have selling arrangements with the Funds’ Distributor; directors, officers and employees of banks and trust companies that are party to agency agreements with the Distributor; all such persons’ immediate relatives (spouse, parents, siblings, children — including in-law relationships) and beneficial accounts;

●
Investors who participate in certain wrap fee investment programs or certain retirement programs sponsored by broker-dealers or other service organizations which have entered into service agreements with the Manager or the Distributor. Such programs generally have other fees and expenses, so you should read any materials provided by that organization; and

●
Investors who participate in self-directed investment brokerage accounts offered by financial intermediaries who have entered into a selling agreement with the Funds’ Distributor. Financial intermediaries offering self-directed accounts may or may not charge a transaction fee to its customers, so you should read any materials provided by that financial intermediary.

Eagle, the Distributor or one or more of their Affiliates may pay a one-time up-front sales concession from its own resources to broker-dealers and financial intermediaries for purchases of Class A shares of $1,000,000 or more according to the following schedule: 0.80% of purchases between $1 million and $2.5 million, 0.60% of purchases between $2.5 million and $5 million, 0.35% of purchases between $5 million and $8 million, 0.25% of purchases between $8 million and $15 million and 0.15% of purchases over $15 million.

Any purchase for which the one-time sales concession was paid will be subject to a contingent deferred sales charge (“CDSC”) payable by you based on the lower of the cost of the shares being redeemed or their NAV at the time of redemption. If shares are held for up to 6 months there will be a CDSC of 1.00%, and if the shares are held for 6 to 18 months there will be a CDSC of 0.75%. Please note that some qualified retirement plans restrict the payment of a CDSC, therefore no sales concessions shall be paid with respect to such plans. Qualified retirement plans should consider purchasing Class I or Class R shares which do not have a CDSC. The Manager reserves the right to alter or change the finder’s fee policy at any time at its own discretion.

More information concerning sales charges and related reductions and waivers can be found in the SAI and, free of charge, on our website, eagleasset.com.

Class C Shares

You may purchase Class C shares at NAV with no initial sales charge. As a result, the entire amount of your purchase is invested immediately. However, if you sell the shares less than one year after purchase, you will pay a 1% CDSC at the time of sale. Class C shares are subject to ongoing Rule 12b-1 fees of up to 1% of their average daily net assets. Class C shares do not convert to any other class of shares. With respect to Class C shares, you should consult with your financial adviser as to the suitability of such an investment for you.

Application of CDSC

The CDSC for Class A shares and Class C Shares is calculated based upon the original purchase cost or the current market value of the shares being sold, whichever is less. Because of rounding of the calculation in determining the CDSC, you may pay more or less than the indicated rate. Your CDSC holding period is based upon the anniversary of your purchase.

To keep your CDSC as low as possible, each time you place a request to sell shares we will first sell any shares in your account that carry no CDSC. If there are not enough of these to meet your request, we will sell those shares that have been held the longest. There is no CDSC on shares acquired through reinvestment of dividends or other distributions. However, any period of time you held shares of a money market fund managed or offered by the Manager will not be counted for purposes of calculating the CDSC.

To receive a reduction or waiver in your Class C initial sales charge, you must advise your financial adviser or the transfer agent of your eligibility at the time of purchase.

The CDSC for Class A shares and Class C shares is generally waived if the shares are sold:

●	To make certain distributions from retirement plans;
●	Because of shareholder death or disability (including shareholders who own shares in joint tenancy with a spouse);
●	To make payments through certain sales from a Systematic Withdrawal Plan of up to 12% annually of the account balance at the beginning of the plan; or
●	Due to involuntary redemptions by a fund as a result of your account not meeting the minimum balance requirements, the termination and liquidation of a fund, or other actions.

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Reinstatement Privilege

If you sell Class A or Class C shares of a mutual fund managed by the Manager, you may reinvest some or all of the sales proceeds up to 90 calendar days later in the same class of any mutual fund managed by the Manager within any account eligible to be linked for rights of accumulation without incurring additional sales charges. If you paid a CDSC, the reinvested shares will have no holding period requirement. You must notify the Manager and your financial adviser at the time of investment if you decide to exercise this privilege.

Class I Shares

Class I shares are available to individual investors with a minimum investment of $1,000,000 and investors purchasing through a financial intermediary within a “wrap,” asset allocation or other fee based advisory program (“Fee Based Program”), provided that the Fee Based Program sponsor has selected this class of shares as an acceptable investment for this Fee Based Program and entered into a distribution arrangement with the Distributor for the Fee Based Program. Eagle at its discretion may waive this minimum amount.

Class R-3 and R-5 Shares

Class R-3 shares are subject to ongoing Rule 12b-1 fees of up to 0.50% of their average daily net assets. Class R-5 shares generally are available only to retirement plans that have $1,000,000 or more in plan assets. Eagle at its discretion may waive this minimum amount. Class R-3 and R-5 shares are not available to retail non-retirement accounts, traditional and Roth IRAs, SIMPLE IRAs, SEPs, SARSEPs, Coverdell education savings accounts or individual 401(k) or 403(b) plans. Plan participants should contact the Plan Administrator to consider purchasing these shares.

Class R-6 Shares

Class R-6 shares generally are available only to Section 529 college savings plans or qualified retirement plans (defined contribution plans established by corporations, partnerships or sole proprietorships) that invest a minimum of $1,000,000 in plan assets in the Funds. Eagle at its discretion may waive this minimum amount. Plan participants should contact the Plan Administrator to consider purchasing these shares.

Investing in Shares

Once you have chosen a share class, the next step is to determine the amount you wish to invest. There are several ways to invest, although the availability of these services may be limited by your financial adviser or institution.

Investing in A shares and C shares | The minimum investment in A shares and C shares is:

Type of account	Initial investment	Subsequent investment
Regular account	$1,000	No minimum
Periodic investment program	$50	$50 per month
Retirement account	$500	No minimum

The Funds may waive these minimum requirements at its discretion. Contact the Funds or your financial adviser for further information.

Investing in I shares | For individual investors and qualified institutions purchasing I shares for their own account, the minimum initial investment is $1,000,000. Qualified institutions include corporations, banks, insurance companies, endowments, foundations and trusts. A fund may waive any of these minimums at its sole discretion. For wrap accounts, minimum investments for initial and subsequent purchases are set by the Fee Based Program sponsor. You must contact your intermediary to purchase Class I shares in this manner. The Manager may waive these minimum requirements at its discretion. Contact the Funds or your financial adviser for further information.

Investing in R-3 and R-5 shares | Class R-3 or R-5 shares are available for purchase through eligible employer sponsored retirement plans (including 401(k) plans, 403(b) plans, 457 plans and profit-sharing plans) in which the employer, plan sponsor or other administrator (“Plan Administrator”) has entered into an agreement with the Distributor. Class R-3 and R-5 shares also are generally only available to retirement plans in which the Plan Administrator or other intermediary opens an omnibus account on the books of the fund. Additional shares may be purchased through your Plan Administrator. Initial and subsequent purchase minimums are determined by your Plan Administrator.

Investing in R-6 Shares | Class R-6 shares generally are available only to Section 529 college savings plans or qualified retirement plans (defined contribution plans established by corporations, partnerships or sole proprietorships) that invest a minimum of $1,000,000 in plan assets in the Funds. Eagle at its discretion may waive this minimum amount.

Purchases may be made through Section 529 college savings plans or eligible employer-sponsored qualified retirement plans in which the employer, plan sponsor or other administrator (“Plan Administrator”) has entered into an agreement with the Distributor. Class R-6 shares also are generally only available to Section 529 college savings plans or retirement plans in which the Plan Administrator or other intermediary opens an omnibus account on the books of the fund. Class R-6 shares are not available directly to individual investors, retail non-retirement accounts, traditional and Roth IRAs, SIMPLE IRAs, SEPs, SARSEPs or Coverdell education savings accounts. Plan participants should contact the Plan Administrator to consider purchasing these shares.

Class R-6 shares may be purchased or redeemed only through a Plan Administrator. The Plan Administrator will transmit purchase and redemption requests to the Funds and may charge its plan participants a fee for this service.

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How To Invest

For shares managed by a Plan Administrator, please contact the Plan Administrator to place a purchase request.

Through your financial adviser | You may invest in a fund by contacting your financial adviser. Your financial adviser can help you open a new account, review your financial needs and formulate long-term investment goals and objectives. Your financial adviser or broker will transmit your request to the fund and may charge you a fee for this service. Your broker may also designate other intermediaries to receive orders on the fund’s behalf.

By mail | You may invest in a fund by completing and signing an account application from your financial adviser, through our website, eagleasset.com, or by telephone (800.421.4184). Indicate the fund, the class of shares and the amount you wish to invest. If you do not specify a share class, we will automatically choose Class A shares, which include a front-end sales charge. Checks must be drawn on an account at a U.S. bank and made payable to the specific fund and class being purchased. The Funds will not accept payment in cash or money orders. The Funds also do not accept cashier’s checks in amounts of less than $10,000, nor postdated checks, postdated online bill pay checks, or any conditional order or payment. To prevent check fraud, the Funds will not accept third party checks, Treasury checks, credit card checks, traveler’s checks, or starter checks for the purchase of shares. Mail the application and your payment to:

Regular mail Eagle Family of Funds c/o U.S. Bancorp Fund Services, LLC P.O. Box 701 Milwaukee, WI 53201-0701	Overnight delivery Eagle Family of Funds c/o U.S. Bancorp Fund Services, LLC 615 East Michigan Street, Third Floor Milwaukee, WI 53202

Note: The Funds do not consider the U.S. Postal Service or other independent delivery services to be their agents. Therefore, deposit in the mail or with such services, or receipt at U.S. Bancorp Fund Services, LLC’s post office box, of purchase orders or redemption requests does not constitute receipt by the transfer agent of the Funds.

The transfer agent will charge a $25 fee against a shareholder’s account, in addition to any loss sustained by the Funds, for any payment that is returned. It is the policy of the Funds not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Funds reserve the right to reject any application.

By telephone | You can make additional purchases by telephone by calling (800.421.4184). You must have banking information established on your account prior to making a purchase. Your bank account must be in the same name as your Eagle account. This method cannot be used to open a new account. During periods of high market activity, shareholders may encounter higher than usual call wait times. Please allow sufficient time to place your telephone transaction. Once a telephone transaction has been placed, it cannot be canceled or modified. Telephone trades must be received by or prior to the close of regular trading on the New York Stock Exchange (“NYSE”), which is typically 4:00 p.m. ET.

Through our website | You can make additional purchases through our website, eagleasset.com. You must have banking information established on your account prior to making a purchase. Your bank account must be in the same name as your Eagle account. This method cannot be used to open a new account. Once an online transaction has been placed, it cannot be canceled or modified. Online trades must be received by or prior to the close of regular trading on the NYSE, which is typically 4:00 p.m. ET.

By periodic investment program | We offer several plans to allow you to make regular, automatic investments into a fund. You determine the amount and frequency of your investments. You can terminate your plan at any time. Any request to change or terminate your periodic investment program should be submitted to the transfer agent at least 5 days prior to the effective date. Availability of these plans may be limited by your financial adviser or institution.

●
From Your Bank Account — You may instruct us to transfer funds from a specific bank checking account to your account. This service is only available in instances in which the transfer can be effected by automated clearing house transfer (“ACH”). Complete the appropriate sections of the account application or the Direct Payment Plan form to activate this service. If your bank rejects your payment, the Funds’ transfer agent will charge a $25 fee to your account. The Funds reserve the right to cancel a periodic investment program if payment from your bank is rejected for two consecutive periods or if you make regular withdrawals from your account without maintaining the minimum balance.

●
Automatic Exchange — You may make automatic regular exchanges between two or more mutual funds managed or offered by the Manager. These exchanges are subject to the exchange requirements discussed below.

The intent of these plans is to encourage you to increase your account balance to a fund’s minimum investment. If you discontinue any of these plans, or make regular withdrawals from your account without maintaining the minimum balance, we may require you to buy more shares to keep your account open or we may close your accounts.

By direct deposit | For A shares and C shares only, you may instruct your employer, insurance company, the federal government or other organization to direct all or part of the payments you receive to your account. All payments from the federal government, including payroll, pension, Social Security, and income tax refunds are eligible for this service. The following information must be provided to the payor in the enrollment process:

U.S. Bank NA
Milwaukee, WI
ABA# 075000022
Depositor #88- _ _ _ _ -0- _ _ _ _ _ _ _ _ _ _
Fund Number Account Number

The account must be designated as a checking account. Please note that these instructions are different than the Federal Reserve wire instructions.

By wire | If you are making your first investment, before you wire funds, the transfer agent must have a completed account application. You may mail or overnight deliver your account application to the transfer agent.

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Upon receipt of your completed account application, the transfer agent will establish an account for you. The account number assigned will be required as part of the instruction that should be provided to your bank to send the wire. Your bank must include the name of the fund you are purchasing, the account number, and your name so that monies can be correctly applied. Your bank should transmit funds by wire to:

U.S. Bank N.A.
777 East Wisconsin Avenue
Milwaukee, WI 53202
ABA #075000022

Credit: U.S. Bancorp Fund Services, LLC Account #112-952-137	Further Credit: (name and share class of fund to be purchased) (shareholder registration) (shareholder account number)

Before sending your wire, please contact the transfer agent at 800.421.4184 to advise of your intent to wire funds. This will ensure prompt and accurate credit upon receipt of your wire.

Wired funds must be received prior to 4:00 p.m. ET to be eligible for same day pricing. The Funds and the transfer agent are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

How To Sell Your Investment

For shares managed by a Plan Administrator, please contact the Plan Administrator to place a redemption request.

A shares and C shares | You can sell (redeem) A shares and C shares of your fund for cash at any time, subject to certain restrictions. When you sell shares, payment of the proceeds (less any applicable CDSC) generally will be made the next business day after your request is received in good order. If you sell shares that were recently purchased by check or ACH deposits, payment will be delayed until we verify that those funds have cleared, which may take up to ten business days. Shares are not subject to a redemption fee.

Shareholders who have an IRA or other retirement plan must indicate on their redemption request whether or not to withhold federal income tax. Redemption requests failing to indicate an election not to have tax withheld will generally be subject to 10% withholding.

You may contact your financial adviser or the Funds’ transfer agent with instructions to sell your investment in the following ways. Availability of these options may be limited by your financial adviser or institution.

Through your financial adviser | You may sell your shares through your financial adviser who can prepare the necessary documentation. Your financial adviser will transmit your request to sell shares of your fund and may charge you a fee for this service.

By telephone | For certain accounts, you may sell shares from your account by telephone by calling 800.421.4184 prior to the close of regular trading on the New York Stock Exchange (“NYSE”), which is typically 4:00 p.m. ET. If you do not wish to have telephone redemption privileges, you must complete the appropriate section of the account application. IRAs may not be redeemed by telephone.

When redeeming shares by telephone, payment of less than $100,000 can be made in one of the following ways:

●
Directly to a bank account for which you have previously provided information to us in writing on your account application or subsequent form. Funds are generally available in your bank account two to three business days after we receive your request; or

●	By check to your address of record, provided there has not been an address change in the last 30 calendar days.

Once a telephone transaction has been placed, it cannot be canceled or modified. During periods of high market activity, shareholders may encounter higher than usual call wait times. Please allow sufficient time to place your telephone transaction. If you are unable to reach the fund by telephone, you may sell shares of the fund by sending a written redemption request to the transfer agent (see the “In writing” section below).

In writing | You may sell shares of a fund by sending a written redemption request to the transfer agent at the address below. Your request should be in good order and should specify the fund name and class, your account number, the name(s) in which the account is registered and the dollar value or number of shares you wish to sell. Additional documentation may be required for sales of shares held in corporate, partnership or fiduciary accounts. Contact the transfer agent at 800.421.4184 with questions on required documentation.

Regular Mail Eagle Family of Funds c/o U.S. Bancorp Fund Services, LLC P.O. Box 701 Milwaukee, WI 53201-0701	Overnight delivery Eagle Family of Funds c/o U.S. Bancorp Fund Services, LLC 615 East Michigan Street, Third Floor Milwaukee, WI 53202

Note: The Funds do not consider the U.S. Postal Service or other independent delivery services to be their agents. Therefore, deposit in the mail or with such services, or receipt at U.S. Bancorp Fund Services, LLC’s post office box, of purchase orders or redemption requests does not constitute receipt by the transfer agent of the Funds.

The transfer agent may require a signature guarantee for certain redemption requests. A signature guarantee assures that your signature is genuine and protects you from unauthorized account redemptions.

A signature guarantee of each owner is required in the following situations:

●	When ownership is being changed on your account;
●	When redemption proceeds are payable to or sent to any person, address or bank account not on record;
●	When a change of address request has been received by the transfer agent within the last 30 days; and/or
●	For redemptions in excess of $100,000 from any shareholder account, with the exception of directly traded business or omnibus accounts, to existing instructions on file.

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In addition to the situations described above, the Funds and/or transfer agent reserve the right to require a signature guarantee in other instances based on the circumstances relative to the particular situation.

Signature guarantees will generally be accepted from domestic banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations, as well as from participants in the NYSE Medallion Signature Program and the Securities Transfer Agents Medallion Program (“STAMP”). A notary public is not an acceptable signature guarantor.

Non-financial transactions, including establishing or modifying certain services on an account, will require a signature guarantee or signature verification from a Signature Validation Program member or other acceptable form of authentication from a financial institution source.

Through our website | For certain accounts, you may sell shares from your account through our website, eagleasset.com, prior to the close of regular trading on the NYSE, which is typically 4:00 p.m. ET.

When redeeming shares through our website, payment of less than $100,000 can be made in one of the following ways:

●
Directly to a bank account for which you have previously provided information to us in writing on your account application or subsequent form. Funds are generally available in your bank account two to three business days after we receive your request; or

●	By check to your address of record, provided there has not been an address change in the last 30 calendar days.

Once an online transaction has been placed, it cannot be canceled or modified.

Systematic withdrawal plan | You may establish a plan for periodic withdrawals from your account. Withdrawals can be made on the 1st, 5th, 10th, or 20th day of the month at monthly, quarterly, semi-annual or annual intervals. If such a day falls on a weekend or holiday, the withdrawal will take place on the next business day. To establish a plan, complete the appropriate section of the account application or the Eagle systematic withdrawal form (available from your financial adviser, the Funds or through our website, eagleasset.com) and send that form to the transfer agent. The Funds reserve the right to cancel systematic withdrawals if insufficient shares are available for two or more consecutive months.

If you elect this method of redemption, a check will be sent to your address of record, or payment will be made via electronic funds transfer through the ACH network directly to your bank account. For payment through the ACH network, your bank must be an ACH member and your bank account information must be maintained on your fund account. The systematic withdrawal plan may be terminated at any time by the fund. You may also elect to terminate your participation in the systematic withdrawal plan at any time by contacting the transfer agent at least five days prior to the next withdrawal.

A withdrawal under the systematic withdrawal plan involves a redemption of shares and may result in a gain or loss for federal income tax purposes. In addition, if the amount withdrawn exceeds any increase in the value of your account (due to asset appreciation or dividends credited to your account, for example) the account ultimately may be depleted. If insufficient shares are available to provide the full and final systematic withdrawal payment amount requested, the account will be redeemed in its entirety.

How To Exchange Your Shares

For shares managed by a Plan Administrator, please contact the Plan Administrator to place an exchange request.

You can exchange shares of one Eagle fund for shares of the same class of any other Eagle fund, subject to the investment requirements of that fund. Obtain a prospectus of that fund from your financial adviser, the Funds or through our website, eagleasset.com. You may exchange your shares by calling your financial adviser or the Funds if you exchange to like-titled Eagle accounts. Written instructions with a signature guarantee are required if the accounts are not identically registered. An exchange of shares is treated for federal income tax purposes as a redemption (sale) of the shares of the fund from which you are exchanging, on which you might realize a capital gain or loss (unless you hold your shares through a tax-deferred arrangement), and a purchase of shares of the fund into which you are exchanging.

Shares in an Eagle fund on which a sales charge was previously paid will be exchanged for shares of the same share class of another Eagle fund with no additional sales charge for the duration that the shares remain in the Eagle Family of Funds. Exchanges may be subject to a CDSC as described above in “How to Sell Your Investment.” For purposes of determining the CDSC, Class A and Class C shares will continue to age from their original investment date and will retain the same CDSC rate as they had before the exchange. However, any period of time you held shares of a money market fund managed or offered by the Manager will not be counted for purposes of calculating the CDSC.

You may be able to convert your shares to a different share class of the same fund that has a lower expense ratio provided certain conditions are met; unlike an exchange of one fund’s shares for shares of another fund, a conversion of shares to a different class of shares of the same fund generally is not a taxable event. This conversion feature is intended for shares held through a financial intermediary offering a fee-based or wrap fee program that has an agreement with the Adviser or the Distributor specific for this purpose. In such instance, your shares may be converted under certain circumstances. Generally, Class C shares are not eligible for conversion until the applicable CDSC period has expired. Retirement class shares of a fund may be converted to Class A shares of the same fund if you cease to satisfy the share eligibility requirements of the retirement class. Please contact the Funds or your financial adviser for additional information.

Please consult a tax professional before requesting an exchange. Not all share classes are available through all intermediaries. Each Eagle fund reserves the right to reject any exchange request and to modify or terminate the exchange privilege at any time.

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Account and Transaction Policies PROSPECTUS | 3.1.2014

Valuing Your Shares

The price of each fund’s shares is based on the NAV per share of each class of a fund. Each fund determines the NAV of its shares on each day the NYSE is open for business, as of the close of the regular trading session (typically 4:00 p.m. ET), or earlier NYSE closing time that day. If the NYSE or other securities exchange modifies the published closing price of securities traded on that exchange after the NAV is calculated, the Funds are not required to recalculate their NAV.

Generally, the Funds value portfolio securities for which market quotations are readily available at market value; however, a fund may adjust the market quotation price to reflect events that occur between the close of those markets and the time of the Funds’ determination of the NAV. A market quotation may be considered unreliable or unavailable for various reasons, such as (1) the quotation may be stale, (2) the quotation may be unreliable because the security is not actively traded, (3) trading on the security halted before the close of the trading market, (4) the security is newly issued, (5) issuer specific events occurred after the security halted trading, or (6) due to the passage of time between the close of the market on which the security trades and the close of the NYSE. Issuer specific events that may cause the last market quotation to be unreliable include (1) a merger or insolvency, (2) events which affect a geographical area or an industry segment, such as political events or natural disasters, or (3) market events, such as a significant movement in the U.S. markets.

Both the latest transaction prices and adjustments are furnished by independent pricing services, subject to supervision by the Board. The Funds value all other securities and assets for which market quotations are unavailable or unreliable at their fair value in good faith using Pricing and Valuation Procedures (“Procedures”) approved by the Board. The Funds may fair value small-cap securities, for example, that are thinly traded or illiquid. Fair value is that amount that the owner might reasonably expect to receive for the security upon its current sale. Fair value requires consideration of all appropriate factors, including indications of fair value available from pricing services. A fair value price is an estimated price and may vary from the prices used by other mutual funds to calculate their NAV.

Pursuant to the Procedures, the Board has delegated the day-to-day responsibility for applying and administering the Procedures to a valuation committee comprised of associates of the Manager (“Valuation Committee”). The composition of this Valuation Committee may change from time to time. The Valuation Committee follows fair valuation guidelines as set forth in the Procedures to make fair value determinations on all securities and assets for which market quotations are unavailable or unreliable. For portfolio securities fair valued by the Valuation Committee, Eagle checks fair value prices by comparing the fair value of the security with values that are available from other sources (if any). Eagle compares the fair value of the security to the next-day opening price or next actual sale price, when applicable. Eagle documents and reports to the Valuation Committee such comparisons when they are made. The Valuation Committee reports such comparisons to the Board at their regularly scheduled meetings. The Board retains the responsibility for periodic review and consideration of the appropriateness of any fair value pricing methodology established or implemented for each fund. Fair value pricing methods, Procedures and pricing services can change from time to time as approved by the Board, and may occur as a result of look-back testing results or changes in industry best practices.

There can be no assurance, however, that a fair value price used by a fund on any given day will more accurately reflect the market value of a security than the market price of such security on that day, as fair valuation determinations may involve subjective judgments made by the Valuation Committee. Fair value pricing may deter shareholders from trading fund shares on a frequent basis in an attempt to take advantage of arbitrage opportunities resulting from potentially stale prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading. Specific types of securities are valued as follows:

●
Domestic Exchange Traded Equity Securities — Market quotations are generally available and reliable for domestic exchange-traded equity securities. If the prices provided by the pricing service and independent quoted prices are unreliable, the Valuation Committee will fair value the security using the Procedures.

●
Foreign Equity Securities — If market quotations are available and reliable for foreign exchange-traded equity securities, the securities will be valued at the market quotations. Because trading hours for certain foreign securities end before the close of the NYSE, closing market quotations may become unreliable. Consequently, fair valuation of portfolio securities may occur on a daily basis. A fund may fair value a security if certain events occur between the time trading ends on a particular security and the fund’s NAV calculation. A fund may also fair value a particular security if the events are significant and make the closing price unreliable. If an issuer-specific event has occurred that Eagle determines, in its judgment, is likely to have affected the closing price of a foreign security, it will price the security at fair value. Eagle also utilizes a screening process from a pricing vendor to indicate the degree of certainty, based on historical data, that the closing price in the principal market where a foreign security trades is not the current market value as of the close of the NYSE. Securities and other assets quoted in foreign currencies are valued in U.S. dollars based on exchange rates provided by a pricing service. The pricing vendor, pricing methodology or degree of certainty may change from time to time. Fund securities primarily traded on foreign markets may trade on days that are not business days of the fund. Because the NAV of a fund’s shares is determined only on business days of the fund, the value of the portfolio securities of the fund that invests in foreign securities may change on days when you will not be able to purchase or redeem shares of the fund.

●
Fixed Income Securities — Government bonds, corporate bonds, asset-backed bonds, municipal bonds and convertible securities, including high yield or junk bonds, normally are valued on the basis of prices provided by independent pricing services. Prices provided by the pricing services may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, developments related to special securities, dividend rate, maturity and other market data. If the prices provided by the pricing service and independent quoted prices are unreliable, the Valuation Committee will fair value the security using the Procedures.

●
Short-term Securities — The amortized cost method of security valuation is used by the funds (as set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended) for short-term investments (investments

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PROSPECTUS | 3.1.2014

that have a maturity date of 60 days or less). The amortized cost of an instrument is determined by valuing it at cost as of the time of purchase and thereafter accreting/amortizing any purchase discount/premium at a constant rate until maturity. Amortized cost approximates fair value.
●
Futures and Options — Futures and options are valued on the basis of market quotations, if available. If the prices provided by the pricing service and independent quoted prices are unreliable, the Valuation Committee will fair value the security using the Procedures.

●
Investment Companies and ETFs — Investments in other investment companies are valued at their reported net asset value. In addition, investments in ETFs are valued on the basis of market quotations, if available. If the prices provided by the pricing service and independent quoted prices are unreliable, the Valuation Committee will fair value the security using the Procedures.

Doing Business with the Funds

Timing of orders | All orders to purchase or sell shares are executed as of the next NAV, plus any applicable sales charge, calculated after the order has been received in “good order” by an authorized agent of the Funds. Orders are accepted until the close of regular trading on the NYSE every business day, normally 4:00 p.m. ET, and are executed the same day at that day’s price. To ensure this occurs, the Distributor and/or dealers are responsible for transmitting all orders to the Funds in compliance with their contractual deadline.

Good order requirements | For the Funds to process a request, it must be in “good order.” Good order means that Eagle has been provided sufficient information necessary to process the request as outlined in this Prospectus, including:

●	The shareholder’s name;
●	The name of the fund;
●	The account number;
●	The share or dollar amount to be redeemed; and
●	The signatures of all registered shareholders with signature guarantees, if applicable.
Further, there must not be any restrictions applied to the account making the purchase request. Certain requests are subject to the transfer agent’s verification procedures before they are considered in good order. A request is not considered to be in “good order” by the Funds until it meets these requirements.

Account registration options | Eagle offers several options for registering your account. To establish a Transfer on Death (“TOD”) arrangement, an additional TOD agreement is required. Additionally, Eagle offers a range of IRA retirement plans including Traditional, Roth, SEP and SIMPLE IRA plans. IRA plans require a separate adoption agreement as well as separate forms to sell your shares. The TOD and IRA agreements are available from your financial adviser, the Funds or through our website, eagleasset.com.

Customer identification and verification procedures | The Funds are required under the USA PATRIOT Act to obtain certain information about you in order to open an account. You must provide the Funds with the name, physical address (mailing addresses containing only a P.O. Box are not accepted), Social Security or other taxpayer identification number and date of birth of all owners of the account. If you do not provide us with this information, your account will not be opened and your investment will be returned. For entities such as corporations or trusts, the person opening the account on the entity’s behalf must provide this information. The Funds will use this information to verify your identity using various methods. In the event that your identity cannot be sufficiently verified, the Funds may employ additional verification methods or refuse to open your account. Under certain circumstances, it may be appropriate for the Funds to close or suspend further activity in an account.

Shares of the Funds have not been registered for sale outside of the United States. The Eagle Funds generally do not sell shares directly to individual investors residing outside the United States, even if they are United States citizens or lawful permanent residents, except to investors with United States military APO or FPO addresses. Non-individual entities registered outside the United States, except Plan Administrators that have entered into an agreement with the Distributor, are not permitted to invest directly with the Funds.

Restrictions on orders | The Funds and the Distributor reserve the right to reject any purchase or exchange order for any reason and to suspend the offering of fund shares for a period of time. There are certain times when you may not be able to sell shares of a fund or when we may delay paying you the redemption proceeds. This may happen during unusual market conditions or emergencies as a result of which a fund cannot determine the value of its assets or sell its holdings.

Website | Subject to availability by your financial institution, you may access your account information, including balances and transaction history, through our website, eagleasset.com. You may also update your account and process purchases, redemptions, and exchanges through our website. Additional information, including current fund performance and various account forms and agreements, is also available on our website.

Telephone | For your protection, telephone requests may be recorded in order to verify their accuracy and monitor call quality. In addition, we will take measures to verify the identity of the caller, such as asking for name, account number, Social Security or other taxpayer identification number and other relevant information. If appropriate measures are taken, we are not responsible for any losses that may occur to any account due to an unauthorized telephone request.

Redemption-in-kind | Although the Funds generally intend to pay redemption proceeds solely in cash, the Funds have reserved the right to determine, in their sole discretion, whether to satisfy redemption requests by making payment in securities or other property (this is known as a redemption-in-kind). If the amount of the sale is at least either $250,000 or 1% of a fund’s assets, we may give you securities from a fund’s portfolio instead of cash. To the extent the Funds redeem their shares in marketable securities the shareholder assumes any risk of the market price of such securities fluctuating. In addition, the shareholder will bear any brokerage and related costs incurred in disposing of or selling the securities it receives from the Funds.

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Account and Transaction Policies PROSPECTUS | 3.1.2014

Accounts with below-minimum balances | If your account balance falls below $1,000 as a result of selling shares (and not because of performance or sales charges), each fund reserves the right to request that you buy more shares or close your account. If your account balance is still below the minimum 30 calendar days after notification, each fund reserves the right to close your account and send the proceeds to your address of record.

Abandoned accounts | Your mutual fund account may be transferred to your last known state of residence if the Funds consistently receive returned mail related to your account. The Funds will adhere to the "inactivity period" specified in your State's abandoned property laws.

Market timing | Market timing typically refers to the practice of frequent trading in the shares of mutual funds in order to exploit inefficiencies in fund pricing. Such transactions include trades that occur when a fund’s NAV does not fully reflect the value of the fund’s holdings — for example, when a fund owns holdings, such as foreign or thinly traded securities, that are valued in a manner that may not reflect the most updated information possible. The NAV for the International Stock Fund may reflect price differentials because it invests significantly in foreign securities. Each fund generally prices its foreign securities using fair valuation procedures approved by the Board as part each fund’s calculation of its NAV. These prices may be affected by events that occur after the close of a foreign market but before each fund prices its shares. Excessive trading or market timing can be disruptive to a fund’s efficient management and have a dilutive effect on the value of the investments of long-term fund shareholders, increase the transaction and other costs of a fund and increase the fund’s recognized gains (and, therefore, unless the fund has a net capital loss for, or capital loss carryover to, the taxable year, taxable distributions to its shareholders), all of which could reduce the return to fund shareholders.

The Board has adopted policies reasonably designed to deter short-term trading of fund shares. The Funds will not enter into agreements to accommodate frequent purchases or exchanges. Further, the Funds have adopted the following guidelines:

●	The Funds review transaction activity, using established criteria, to identify transactions that may signal excessive trading.
●
The Funds may reject any purchase or exchange orders, in whole or in part, that in its opinion, appear excessive in frequency and/or amount or otherwise potentially disruptive to a fund. The Funds may consider the trading history of accounts under common ownership or control in this determination.

●
All shareholders are subject to these restrictions regardless of whether you purchased your shares directly from the Funds or through a financial intermediary. The Funds reserve the right to reject combined or omnibus orders in whole or in part.

●
The Funds seek the cooperation of broker-dealers and other financial intermediaries by various methods such as entering into agreements whereby the Funds will request information regarding the identity of specific investors, transaction information and restricting the ability of particular investors to purchase fund shares.

While the Funds apply these policies, there is no guarantee that all market timing will be detected.

Disclosure of portfolio holdings | Periodically, customers of the Funds express interest in having current portfolio holdings disclosed to them more often than required by law or regulation. To satisfy this request, the Funds have adopted a policy on disclosing portfolio holdings to properly manage this process to ensure confidentiality and proper use of this information. A description of the Funds’ policy is included in the SAI. Portfolio information can be found on our website, eagleasset.com.

Account statements | If you purchase shares directly from a fund, you will receive monthly or quarterly statements detailing fund balances and all transactions completed during the prior period and a confirmation of each transaction. Automatic reinvestments of distributions and systematic investments/withdrawals may be confirmed only by monthly or quarterly statements. You should verify the accuracy of all transactions in your account as soon as you receive your confirmations and statements and immediately notify the Funds or your financial adviser of any discrepancies.

Dividends, Capital Gain Distributions and Taxes

General | Typically, each fund distributes all or substantially all of its net investment income and net capital gains to its shareholders every year. Each fund distributes dividends from its net investment income (“dividends”) to its shareholders annually, except (1) Growth & Income Fund, which distributes dividends to its shareholders quarterly and (2) Investment Grade Bond Fund, which distributes dividends to its shareholders monthly. Net investment income generally consists of dividends and interest income received on investments, less expenses.

The dividends you receive from a fund generally will be taxed as ordinary income. A portion of those dividends may be eligible for the maximum federal income tax rates applicable to “qualified dividend income” distributed to individual and certain other non-corporate shareholders (each, a “non-corporate shareholder”) who satisfy certain holding period and other restrictions with respect to their fund shares. Those maximum rates are15% for a single shareholder with taxable income not exceeding $406,750 ($457,600 for married shareholders filing jointly) and 20% for those non-corporate shareholders with taxable income exceeding those respective amounts, which will be adjusted for inflation annually.

Each fund also distributes net capital gains (and, in the case of International Stock Fund, net gains from foreign currency transactions), if any, to its shareholders, normally once a year. A fund generates capital gains when it sells assets in its portfolio for profit. Capital gain distributions are taxed differently depending on how long the fund held the asset(s) that generated the gain (not on how long you hold your shares). Distributions to you of net capital gains recognized on the sale of assets held for one year or less are taxed as ordinary income; distributions to you of net capital gains recognized on the sale of assets held longer than one year are taxed at the maximum federal income tax rates mentioned above. Generally, fund distributions are taxable to you in the year you receive them. However, any distributions that are declared in October, November or December but paid in January generally are taxable as if received on December 31. Tax laws and rates may change over time. Please consult a tax professional for more information.

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PROSPECTUS | 3.1.2014

A fund’s distributions of dividends and net capital gains are automatically reinvested in additional shares of the distributing class at NAV (without sales charge) unless you opt to take your distributions in cash, in the form of a check, or direct them for purchase of shares in the same class of another fund. You are taxed in the same manner whether you receive your dividends and capital gain distributions in cash or reinvest them in additional fund shares. If you elect to receive dividends and/or capital gain distributions paid in cash, and the U.S. Postal Service cannot deliver the check, or if a check remains outstanding for six months, the Funds reserve the right to reinvest the amount of the distribution check in your account, at the fund's then-current NAV, and to reinvest all subsequent distributions.

In general, redeeming or exchanging shares and receiving distributions (whether reinvested or taken in cash) are all taxable events. Fund transactions typically are treated for federal income tax purposes as follows:

Type of transactions	Federal income tax status and rates
Income dividends	Ordinary income; all or part may be eligible for 15%/20% maximum rates for non-corporate shareholders
Net short-term capital gain* distributions	Ordinary income
Net capital gain** distributions	Long-term capital gains; eligible for 15%/20% maximum rates for non-corporate shareholders
Redemptions or exchanges of fund shares owned for more than one year	Long-term capital gains or losses (capital gains rates described above)
Redemptions or exchanges of fund shares owned for one year or less	Gains are taxed at the same rate as ordinary income; losses are subject to special rules

*The excess of net short-term capital gain over net long-term capital loss.
**The excess of net long-term capital gain over net short-term capital loss.

An individual must pay a 3.8% tax on the lesser of (1) the individual’s “net investment income,” which generally includes dividends and net gains from the disposition of investment property (such as a fund’s shares), or (2) the excess of the individual’s “modified adjusted gross income” over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers). This tax is in addition to any other taxes due on that income. A similar tax applies to estates and trusts. Shareholders should consult their own tax advisors regarding the effect, if any, this provision may have on their investments.

Withholding taxes | If you are a non-corporate shareholder and a fund does not have your correct Social Security or other taxpayer identification number, federal law requires us to withhold and pay to the Internal Revenue Service (“IRS”) 28% of the distributions and redemption proceeds (regardless of the extent to which you realize a gain or loss) otherwise payable to you. If you are subject to backup withholding for any other reason, we also must withhold and pay to the IRS 28% of the distributions otherwise payable to you. Any tax withheld may be applied against the tax liability on your tax return. State law may also require us to withhold and pay to your state of residence a portion of your distributions and redemption proceeds.

Tax reporting | If your account receives taxable distributions or has withholding or other activity required to be reported to the IRS, we will send you the appropriate tax form that reflects the amount and tax status of that activity. Such tax forms will be mailed early in each year for the prior calendar year in accordance with IRS guidelines.

Each fund is required to report annually to both shareholders and the IRS basis information of fund shares acquired after December 31, 2011. Each fund will compute the basis of fund shares using the average basis method, which is each fund’s “default method,” unless you contact the fund to select a different IRS-accepted method (such as the specific identification method) at the time of each redemption or exchange. If your account is held by your financial adviser or other broker-dealer, that firm may select a different default method. In these cases, please contact that firm to obtain information with respect to the available methods and elections for your account. Shareholders should carefully review the basis information provided by each fund or broker-dealer and make any basis, holding period or other adjustments that are required when reporting these amounts on their federal and state income tax returns.

Because everyone’s tax situation is unique, always consult your tax professional about federal, state and local tax consequences.

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Description of Indices PROSPECTUS | 3.1.2014

Description of Indices

The Barclays Capital U.S. Intermediate Government/Credit Bond Index includes U.S. government and investment grade credit securities that have a greater than or equal to one year and less than ten years remaining to maturity and have $250,000,000 or more of outstanding face value. The returns of the index do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the U.S. and Canada. As of December 31, 2013, the index consisted of 21 developed market country indices. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

The Russell 1000® Growth Index measures the performance of the large-cap growth segment of the U.S. equity universe. It includes those Russell 1000 Index companies with higher price-to-book ratios and higher forecasted growth values. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

The Russell 2000® Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000 is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2000 of the smallest securities based on a combination of their market cap and current index membership. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

The Russell 2500TM Index measures the performance of the small to mid-cap segment of the U.S. equity universe, commonly referred to as "smid" cap. The Russell 2500 is a subset of the Russell 3000® Index. It includes approximately 2,500 of the smallest securities based on a combination of their market cap and current index membership. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

The Russell 2000® Growth Index measures the performance of the small-cap growth segment of the U.S. equity universe. It includes those Russell 2000 Index companies with higher price-to-value ratios and higher forecasted growth values. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

The Russell Midcap® Index measures the performance of the mid-cap segment of the U.S. equity universe. The Russell Midcap is a subset of the Russell 1000® Index. It includes approximately 800 of the smallest securities based on a combination of their market cap and current index membership. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

The Russell Midcap® Growth Index measures the performance of the mid-cap growth segment of the U.S. equity universe. It includes those Russell Midcap Index companies with higher price-to-book ratios and higher forecasted growth values. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

The S&P 500® Index is an unmanaged index of 500 U.S. stocks and gives a broad look at how stock prices have performed. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

The S&P MidCap 400® Index is an unmanaged index that measures the performance of the mid-sized company segment of the U.S. market. Its returns do not include the effect of any sales charges. That means that actual returns would be lower if they included the effect of sales charges.

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PROSPECTUS | 3.1.2014

Fund Symbols, CUSIPs and Codes

Fund	Class	Symbol	CUSIP	Fund Code
Capital Appreciation Fund	A	HRCPX	26945A100	3850
	C	HRCCX	26945A209	3851
	I	HRCIX	26945A308	3852
	R-3	HRCLX	26945A407	3853
	R-5	HRCMX	26945A506	3854
Growth & Income Fund	A	HRCVX	26958A104	3868
	C	HIGCX	26958A203	3869
	I	HIGJX	26958A302	3870
	R-3	HIGRX	26958A401	3871
	R-5	HIGSX	26958A500	3872
	R-6	HIGUX	26958A609	3873
International Stock Fund	A	EISAX	269858387	3946
	C	EISDX	269858379	3947
	I	EISIX	269858361	3948
	R-3	EISRX	269858353	3949
	R-5	EISSX	269858346	3950
	R-6	EISVX	269858338	3951
Investment Grade Bond Fund	A	EGBAX	269858585	3886
	C	EGBCX	269858577	3887
	I	EGBLX	269858569	3888
	R-3	EGBRX	269858551	3889
	R-5	EGBTX	269858544	3890
Mid Cap Growth Fund	A	HAGAX	269858817	3904
	C	HAGCX	269858791	3905
	I	HAGIX	269858783	3906
	R-3	HAREX	269858775	3907
	R-5	HARSX	269858767	3908
	R-6	HRAUX	269858494	3909
Mid Cap Stock Fund	A	HMCAX	269858866	3913
	C	HMCCX	269858858	3914
	I	HMCJX	269858841	3915
	R-3	HMRRX	269858833	3916
	R-5	HMRSX	269858825	3917
	R-6	HMRUX	269858486	3918
Small Cap Growth Fund	A	HRSCX	269858106	3931
	C	HSCCX	269858205	3932
	I	HSIIX	269858304	3933
	R-3	HSRRX	269858403	3934
	R-5	HSRSX	269858502	3935
	R-6	HSRUX	269858460	3936
Small Cap Stock Fund	A	EGSAX	269858452	3940
	C	EGSCX	269858445	3941
	I	EGSJX	269858437	3942
	R-3	EGSRX	269858429	3943
	R-5	EGSTX	269858411	3944
	R-6	EGSVX	269858395	3945
Smaller Company Fund	A	EGEAX	269858643	3922
	C	EGECX	269858635	3923
	I	EGEIX	269858627	3924
	R-3	EGERX	269858619	3925
	R-5	EGESX	269858593	3926
	R-6	EGEUX	269858478	3927

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Financial Highlights PROSPECTUS | 3.1.2014

Fiscal periods			From investment operations			Dividends & distributions				Ratio to average net assets (%)
Beginning	Ending	Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)	Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered(†)	Without expenses waived/ recovered(†)	Net income (loss)	Portfolio turnover rate (%)(a)	Total return (%)(a)(b)	Ending net assets (millions)
Eagle Capital Appreciation Fund
Class A*
11/01/12	10/31/13	$30.95	$0.10	$8.66	$8.76	$(0.12)	$—	$(0.12)	$39.59	1.30	1.30	0.30	69(c)	28.41	$205
11/01/11	10/31/12	26.97	0.02	3.96	3.98	—	—	—	30.95	1.24	1.24	0.06	22	14.76	203
11/01/10	10/31/11	26.24	(0.01)	0.74	0.73	—	—	—	26.97	1.22	1.22	(0.03)	37	2.78	293
11/01/09	10/31/10	22.65	(0.04)	3.63	3.59	—	—	—	26.24	1.27	1.27	(0.18)	45	15.85	469
11/01/08	10/31/09	18.58	(0.06)	4.13	4.07	—	—	—	22.65	1.32	1.32	(0.31)	54	21.91	367
Class C*
11/01/12	10/31/13	26.62	(0.13)	7.44	7.31	—	—	—	33.93	2.03	2.03	(0.43)	69(c)	27.46	68
11/01/11	10/31/12	23.36	(0.16)	3.42	3.26	—	—	—	26.62	1.94	1.94	(0.64)	22	13.96	66
11/01/10	10/31/11	22.88	(0.18)	0.66	0.48	—	—	—	23.36	1.92	1.92	(0.74)	37	2.10	67
11/01/09	10/31/10	19.90	(0.19)	3.17	2.98	—	—	—	22.88	1.99	1.99	(0.91)	45	14.97	81
11/01/08	10/31/09	16.45	(0.18)	3.63	3.45	—	—	—	19.90	2.08	2.08	(1.07)	54	20.97	84
Class I*
11/01/12	10/31/13	31.72	0.19	8.92	9.11	(0.23)	—	(0.23)	40.60	0.95	0.99	0.51	69(c)	28.87	30
11/01/11	10/31/12	27.55	0.11	4.06	4.17	—	—	—	31.72	0.92	0.92	0.38	22	15.14	14
11/01/10	10/31/11	26.72	0.08	0.75	0.83	—	—	—	27.55	0.90	0.90	0.28	37	3.11	18
11/01/09	10/31/10	22.98	0.04	3.70	3.74	—	—	—	26.72	0.91	0.91	0.17	45	16.28	11
11/01/08	10/31/09	18.78	0.01	4.19	4.20	—	—	—	22.98	0.94	0.94	0.07	54	22.36	14
Class R-3*
11/01/12	10/31/13	30.53	0.01	8.52	8.53	(0.01)	—	(0.01)	39.05	1.60	1.60	0.02	69(c)	27.94	1
11/01/11	10/31/12	26.68	(0.06)	3.91	3.85	—	—	—	30.53	1.53	1.53	(0.22)	22	14.43	1
11/01/10	10/31/11	26.03	(0.09)	0.74	0.65	—	—	—	26.68	1.51	1.51	(0.33)	37	2.50	1
11/01/09	10/31/10	22.52	(0.10)	3.61	3.51	—	—	—	26.03	1.49	1.49	(0.41)	45	15.59	1
11/01/08	10/31/09	18.51	(0.10)	4.11	4.01	—	—	—	22.52	1.49	1.49	(0.51)	54	21.66	1
Class R-5*
11/01/12	10/31/13	31.66	0.25	8.83	9.08	(0.24)	—	(0.24)	40.50	0.95	0.99	0.73	69(c)	28.84	20
11/01/11	10/31/12	27.50	0.11	4.05	4.16	—	—	—	31.66	0.92	0.92	0.37	22	15.13	30
11/01/10	10/31/11	26.67	0.07	0.76	0.83	—	—	—	27.50	0.93	0.93	0.25	37	3.11	24
11/01/09	10/31/10	22.94	0.06	3.67	3.73	—	—	—	26.67	0.87	0.87	0.22	45	16.26	24
11/01/08	10/31/09	18.73	0.02	4.19	4.21	—	—	—	22.94	0.87	0.87	0.12	54	22.48	20

Eagle Growth & Income Fund
Class A*
11/01/12	10/31/13	13.87	0.33	3.06	3.39	(0.33)	(0.25)	(0.58)	16.68	1.09	1.09	2.17	28	25.14	214
11/01/11	10/31/12	13.14	0.30	1.36	1.66	(0.27)	(0.66)	(0.93)	13.87	1.12	1.12	2.25	20	13.48	175
11/01/10	10/31/11	12.83	0.27	0.30	0.57	(0.26)	—	(0.26)	13.14	1.21	1.21	2.02	123(d)	4.46	134
11/01/09	10/31/10	11.57	0.20	1.26	1.46	(0.20)	—	(0.20)	12.83	1.40	1.30	1.61	50	12.65	128
11/01/08	10/31/09	9.71	0.31	1.86	2.17	(0.31)	—	(0.31)	11.57	1.39	1.55	3.12	57	22.88	90
Class C*
11/01/12	10/31/13	13.41	0.21	2.95	3.16	(0.22)	(0.25)	(0.47)	16.10	1.84	1.84	1.39	28	24.23	170
11/01/11	10/31/12	12.74	0.20	1.32	1.52	(0.19)	(0.66)	(0.85)	13.41	1.86	1.86	1.50	20	12.67	121
11/01/10	10/31/11	12.46	0.17	0.29	0.46	(0.18)	—	(0.18)	12.74	1.93	1.93	1.30	123(d)	3.68	80
11/01/09	10/31/10	11.24	0.11	1.23	1.34	(0.12)	—	(0.12)	12.46	2.12	2.05	0.89	50	11.95	72
11/01/08	10/31/09	9.45	0.23	1.80	2.03	(0.24)	—	(0.24)	11.24	2.19	2.31	2.35	57	21.89	49
Class I*
11/01/12	10/31/13	13.85	0.37	3.06	3.43	(0.38)	(0.25)	(0.63)	16.65	0.80	0.80	2.37	28	25.49	94
11/01/11	10/31/12	13.13	0.34	1.36	1.70	(0.32)	(0.66)	(0.98)	13.85	0.83	0.83	2.49	20	13.79	44
11/01/10	10/31/11	12.82	0.32	0.29	0.61	(0.30)	—	(0.30)	13.13	0.88	0.87	2.39	123(d)	4.77	14
11/01/09	10/31/10	11.56	0.29	1.22	1.51	(0.25)	—	(0.25)	12.82	0.95	0.97	2.01	50	13.15	9
03/18/09	10/31/09	8.43	0.20	3.20	3.40	(0.27)	—	(0.27)	11.56	0.95(e)	1.12(e)	3.08(e)	57	40.72	2

48 | eagleasset.com

Financial Highlights PROSPECTUS | 3.1.2014

Fiscal periods			From investment operations			Dividends & distributions				Ratio to average net assets (%)
Beginning	Ending	Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)	Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered(†)	Without expenses waived/ recovered(†)	Net income (loss)	Portfolio turnover rate (%)(a)	Total return (%)(a)(b)	Ending net assets (millions)
Eagle Growth & Income Fund (cont'd)
Class R-3*
11/01/12	10/31/13	13.82	0.28	3.04	3.32	(0.28)	(0.25)	(0.53)	16.61	1.43	1.43	1.81	28	24.71	4
11/01/11	10/31/12	13.10	0.26	1.36	1.62	(0.24)	(0.66)	(0.90)	13.82	1.41	1.41	1.95	20	13.13	3
11/01/10	10/31/11	12.81	0.23	0.30	0.53	(0.24)	—	(0.24)	13.10	1.51	1.51	1.71	123(d)	4.14	1
11/01/09	10/31/10	11.55	0.18	1.26	1.44	(0.18)	—	(0.18)	12.81	1.54	1.54	1.46	50	12.54	0
09/30/09	10/31/09	11.84	0.01	(0.22)	(0.21)	(0.08)	—	(0.08)	11.55	1.65(e)	1.56(e)	0.94(e)	57	(1.83)	0
Class R-5*
11/01/12	10/31/13	13.84	0.33	3.10	3.43	(0.39)	(0.25)	(0.64)	16.63	0.72	0.72	2.07	28	25.54	3
11/01/11	10/31/12	13.13	0.32	1.37	1.69	(0.32)	(0.66)	(0.98)	13.84	0.86	0.84	2.37	20	13.69	0
11/01/10	10/31/11	12.83	0.29	0.32	0.61	(0.31)	—	(0.31)	13.13	0.95	0.85	2.17	123(d)	4.77	0
12/28/09	10/31/10	12.11	0.22	0.69	0.91	(0.19)	—	(0.19)	12.83	0.95(e)	1.85(e)	2.11(e)	50	7.53	0
Class R-6*
11/01/12	10/31/13	13.86	0.34	3.10	3.44	(0.38)	(0.25)	(0.63)	16.67	0.71	0.71	2.09	28	25.59	0
11/01/11	10/31/12	13.13	0.34	1.35	1.69	(0.30)	(0.66)	(0.96)	13.86	0.85	0.86	2.54	20	13.73	0
08/15/11	10/31/11	12.70	0.06	0.44	0.50	(0.07)	—	(0.07)	13.13	0.85(e)	0.96(e)	2.17(e)	123(d)	4.00	0

Eagle International Stock Fund
Class A*
02/28/13	10/31/13	14.29	0.15	2.04	2.19	—	—	—	16.48	1.55(e)	11.48(e)	1.50(e)	42	15.33	4
Class C*
02/28/13	10/31/13	14.29	0.11	1.98	2.09	—	—	—	16.38	2.39(e)	12.03(e)	1.07(e)	42	14.63	3
Class I*
02/28/13	10/31/13	14.29	0.13	2.10	2.23	—	—	—	16.52	1.15(e)	4.25(e)	1.21(e)	42	15.61	0
Class R-3*
02/28/13	10/31/13	14.29	0.19	1.97	2.16	—	—	—	16.45	1.75(e)	13.83(e)	1.84(e)	42	15.12	0
Class R-5*
02/28/13	10/31/13	14.29	0.25	1.98	2.23	—	—	—	16.52	1.15(e)	13.27(e)	2.44(e)	42	15.61	0
Class R-6*
02/28/13	10/31/13	14.29	0.26	1.98	2.24	—	—	—	16.53	1.05(e)	13.27(e)	2.54(e)	42	15.68	0

Eagle Investment Grade Bond Fund
Class A*
11/01/12	10/31/13	15.51	0.12	(0.27)	(0.15)	(0.11)	(0.36)	(0.47)	14.89	0.85	1.01	0.80	136	(1.00)	37
11/01/11	10/31/12	15.25	0.18	0.39	0.57	(0.18)	(0.13)	(0.31)	15.51	0.85	0.96	1.15	94	3.77	65
11/01/10	10/31/11	15.15	0.20	0.21	0.41	(0.23)	(0.08)	(0.31)	15.25	0.85	1.04	1.34	78	2.75	58
03/01/10	10/31/10	14.44	0.16	0.67	0.83	(0.12)	—	(0.12)	15.15	0.85(e)	1.48(e)	1.51(e)	53	5.78	48
Class C*
11/01/12	10/31/13	15.49	—(f)	(0.26)	(0.26)	(0.01)	(0.36)	(0.37)	14.86	1.65	1.77	0.01	136	(1.75)	41
11/01/11	10/31/12	15.23	0.05	0.40	0.45	(0.06)	(0.13)	(0.19)	15.49	1.65	1.72	0.34	94	2.96	63
11/01/10	10/31/11	15.13	0.08	0.21	0.29	(0.11)	(0.08)	(0.19)	15.23	1.65	1.79	0.55	78	1.95	53
03/01/10	10/31/10	14.44	0.07	0.68	0.75	(0.06)	—	(0.06)	15.13	1.65(e)	2.23(e)	0.68(e)	53	5.23	50
Class I*
11/01/12	10/31/13	15.54	0.16	(0.27)	(0.11)	(0.15)	(0.36)	(0.51)	14.92	0.60	0.72	1.04	136	(0.74)	7
11/01/11	10/31/12	15.27	0.21	0.41	0.62	(0.22)	(0.13)	(0.35)	15.54	0.60	0.67	1.38	94	4.09	6
11/01/10	10/31/11	15.17	0.24	0.20	0.44	(0.26)	(0.08)	(0.34)	15.27	0.60	0.74	1.58	78	2.97	3
03/01/10	10/31/10	14.44	0.16	0.71	0.87	(0.14)	—	(0.14)	15.17	0.60(e)	2.11(e)	1.59(e)	53	6.05	4
Class R-3*
11/01/12	10/31/13	15.51	0.08	(0.27)	(0.19)	(0.07)	(0.36)	(0.43)	14.89	1.15	1.34	0.50	136	(1.28)	0
11/01/11	10/31/12	15.24	0.13	0.40	0.53	(0.13)	(0.13)	(0.26)	15.51	1.15	1.35	0.88	94	3.49	0
11/01/10	10/31/11	15.15	0.16	0.19	0.35	(0.18)	(0.08)	(0.26)	15.24	1.15	1.39	1.04	78	2.38	0
03/01/10	10/31/10	14.44	0.05	0.76	0.81	(0.10)	—	(0.10)	15.15	1.14(e)	1.95(e)	0.91(e)	53	5.63	0
Class R-5*
11/01/12	10/31/13	15.51	0.16	(0.27)	(0.11)	(0.15)	(0.36)	(0.51)	14.89	0.60	0.64	1.04	136	(0.77)	0
11/01/11	10/31/12	15.22	0.22	0.41	0.63	(0.21)	(0.13)	(0.34)	15.51	0.60	0.60	1.41	94	4.20	0
11/01/10	10/31/11	15.13	0.24	0.19	0.43	(0.26)	(0.08)	(0.34)	15.22	0.60	6.01	1.59	78	2.91	0
03/01/10	10/31/10	14.44	0.18	0.65	0.83	(0.14)	—	(0.14)	15.13	0.61(e)	4.92(e)	1.77(e)	53	5.75	0

eagleasset.com | 49

Financial Highlights PROSPECTUS | 3.1.2014

Fiscal periods			From investment operations			Dividends & distributions				Ratio to average net assets (%)
Beginning	Ending	Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)	Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered(†)	Without expenses waived/ recovered(†)	Net income (loss)	Portfolio turnover rate (%)(a)	Total return (%)(a)(b)	Ending net assets (millions)
Eagle Mid Cap Growth Fund
Class A*
11/01/12	10/31/13	31.52	(0.03)	10.68	10.65	—	(1.14)	(1.14)	41.03	1.20	1.20	(0.08)	52	34.81	304
11/01/11	10/31/12	29.96	(0.18)	1.74	1.56	—	—	—	31.52	1.22	1.22	(0.57)	87	5.21	233
11/01/10	10/31/11	28.03	(0.19)	2.12	1.93	—	—	—	29.96	1.23	1.23	(0.60)	91	6.89	231
11/01/09	10/31/10	21.25	(0.09)	6.87	6.78	—	—	—	28.03	1.33	1.33	(0.36)	96	31.91	140
11/01/08	10/31/09	18.63	(0.11)	2.73	2.62	—	—	—	21.25	1.44	1.44	(0.59)	127	14.06	95
Class C*
11/01/12	10/31/13	27.41	(0.25)	9.22	8.97	—	(1.14)	(1.14)	35.24	1.92	1.92	(0.80)	52	33.87	106
11/01/11	10/31/12	26.24	(0.34)	1.51	1.17	—	—	—	27.41	1.92	1.92	(1.27)	87	4.46	82
11/01/10	10/31/11	24.71	(0.35)	1.88	1.53	—	—	—	26.24	1.94	1.94	(1.30)	91	6.19	72
11/01/09	10/31/10	18.88	(0.24)	6.07	5.83	—	—	—	24.71	2.10	2.10	(1.11)	96	30.88	58
11/01/08	10/31/09	16.68	(0.23)	2.43	2.20	—	—	—	18.88	2.22	2.22	(1.36)	127	13.19	45
Class I*
11/01/12	10/31/13	32.36	0.08	11.01	11.09	—	(1.14)	(1.14)	42.31	0.87	0.87	0.22	52	35.28	126
11/01/11	10/31/12	30.66	(0.07)	1.77	1.70	—	—	—	32.36	0.88	0.88	(0.23)	87	5.54	81
11/01/10	10/31/11	28.58	(0.09)	2.17	2.08	—	—	—	30.66	0.89	0.88	(0.29)	91	7.28	60
11/01/09	10/31/10	21.58	(0.02)	7.02	7.00	—	—	—	28.58	0.95	0.95	(0.07)	96	32.44	15
11/01/08	10/31/09	18.83	(0.02)	2.77	2.75	—	—	—	21.58	0.95	1.05	(0.13)	127	14.60	6
Class R-3*
11/01/12	10/31/13	31.19	(0.14)	10.57	10.43	—	(1.14)	(1.14)	40.48	1.49	1.49	(0.39)	52	34.46	12
11/01/11	10/31/12	29.73	(0.26)	1.72	1.46	—	—	—	31.19	1.49	1.49	(0.84)	87	4.91	8
11/01/10	10/31/11	27.88	(0.27)	2.12	1.85	—	—	—	29.73	1.52	1.52	(0.89)	91	6.64	4
11/01/09	10/31/10	21.19	(0.19)	6.88	6.69	—	—	—	27.88	1.61	1.61	(0.72)	96	31.57	1
01/12/09	10/31/09	16.84	(0.15)	4.50	4.35	—	—	—	21.19	1.74(e)	1.74(e)	(0.94)(e)	127	25.83	0
Class R-5*
11/01/12	10/31/13	32.34	0.09	10.98	11.07	—	(1.14)	(1.14)	42.27	0.89	0.89	0.24	52	35.24	39
11/01/11	10/31/12	30.64	(0.08)	1.78	1.70	—	—	—	32.34	0.90	0.90	(0.25)	87	5.55	30
11/01/10	10/31/11	28.56	(0.11)	2.19	2.08	—	—	—	30.64	0.91	0.91	(0.35)	91	7.28	19
12/28/09	10/31/10	24.70	(0.12)	3.98	3.86	—	—	—	28.56	0.95(e)	1.15(e)	(0.44)(e)	96	15.63	0
Class R-6*
11/01/12	10/31/13	32.37	0.02	11.11	11.13	—	(1.14)	(1.14)	42.36	0.78	0.78	0.05	52	35.40	7
11/01/11	10/31/12	30.76	(0.05)	1.66	1.61	—	—	—	32.37	0.80	0.80	(0.16)	87	5.23	1
08/15/11	10/31/11	29.65	(0.02)	1.13	1.11	—	—	—	30.76	0.85(e)	0.85(e)	(0.32)(e)	91	3.74	0

Eagle Mid Cap Stock Fund
Class A*
11/01/12	10/31/13	27.14	(0.04)	7.40	7.36	—	(4.02)	(4.02)	30.48	1.22	1.22	(0.14)	27	30.90	208
11/01/11	10/31/12	25.07	(0.02)	2.09	2.07	—	—	—	27.14	1.20	1.20	(0.09)	184	8.26	260
11/01/10	10/31/11	25.37	(0.03)	(0.27)	(0.30)	—	—	—	25.07	1.14	1.14	(0.11)	242	(1.18)	544
11/01/09	10/31/10	21.10	(0.07)	4.34	4.27	—	—	—	25.37	1.20	1.20	(0.32)	245	20.24	736
11/01/08	10/31/09	18.34	(0.03)	2.79	2.76	—	—	—	21.10	1.26	1.26	(0.18)	196	15.05	812
Class C*
11/01/12	10/31/13	23.49	(0.21)	6.26	6.05	—	(4.02)	(4.02)	25.52	1.95	1.95	(0.90)	27	30.00	138
11/01/11	10/31/12	21.86	(0.20)	1.83	1.63	—	—	—	23.49	1.92	1.92	(0.85)	184	7.46	147
11/01/10	10/31/11	22.28	(0.19)	(0.23)	(0.42)	—	—	—	21.86	1.85	1.85	(0.83)	242	(1.89)	204
11/01/09	10/31/10	18.67	(0.21)	3.82	3.61	—	—	—	22.28	1.93	1.93	(1.06)	245	19.34	239
11/01/08	10/31/09	16.34	(0.15)	2.48	2.33	—	—	—	18.67	2.00	2.00	(0.93)	196	14.26	232
Class I*
11/01/12	10/31/13	27.76	0.03	7.62	7.65	—	(4.02)	(4.02)	31.39	0.95	1.12	0.11	27	31.31	98
11/01/11	10/31/12	25.58	0.04	2.14	2.18	—	—	—	27.76	0.91	0.91	0.16	184	8.52	118
11/01/10	10/31/11	25.79	0.07	(0.28)	(0.21)	—	—	—	25.58	0.79	0.79	0.24	242	(0.81)	163
11/01/09	10/31/10	21.36	0.01	4.42	4.43	—	—	—	25.79	0.79	0.79	0.06	245	20.74	340
11/01/08	10/31/09	18.49	0.03	2.84	2.87	—	—	—	21.36	0.87	0.87	0.16	196	15.52	254
Class R-3*
11/01/12	10/31/13	26.78	(0.13)	7.29	7.16	—	(4.02)	(4.02)	29.92	1.52	1.52	(0.48)	27	30.53	6
11/01/11	10/31/12	24.80	(0.12)	2.10	1.98	—	—	—	26.78	1.49	1.49	(0.47)	184	7.98	6
11/01/10	10/31/11	25.17	(0.11)	(0.26)	(0.37)	—	—	—	24.80	1.43	1.43	(0.43)	242	(1.47)	5
11/01/09	10/31/10	20.98	(0.13)	4.32	4.19	—	—	—	25.17	1.41	1.41	(0.57)	245	19.97	4
11/01/08	10/31/09	18.26	(0.06)	2.78	2.72	—	—	—	20.98	1.40	1.40	(0.35)	196	14.90	3

50 | eagleasset.com

Financial Highlights PROSPECTUS | 3.1.2014

Fiscal periods			From investment operations			Dividends & distributions				Ratio to average net assets (%)
Beginning	Ending	Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)	Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered(†)	Without expenses waived/ recovered(†)	Net income (loss)	Portfolio turnover rate (%)(a)	Total return (%)(a)(b)	Ending net assets (millions)
Eagle Mid Cap Stock Fund (cont'd)
Class R-5*
11/01/12	10/31/13	27.77	0.19	7.59	7.78	—	(4.02)	(4.02)	31.53	0.84	0.84	0.69	27	31.84	1
11/01/11	10/31/12	25.60	0.05	2.12	2.17	—	—	—	27.77	0.94	0.94	0.19	184	8.48	13
11/01/10	10/31/11	25.83	0.05	(0.28)	(0.23)	—	—	—	25.60	0.85	0.85	0.18	242	(0.89)	65
11/01/09	10/31/10	21.39	0.02	4.42	4.44	—	—	—	25.83	0.78	0.78	0.09	245	20.76	72
11/01/08	10/31/09	18.50	0.05	2.84	2.89	—	—	—	21.39	0.79	0.79	0.28	196	15.62	60
Class R-6*
11/01/12	10/31/13	27.81	(0.02)	7.73	7.71	—	(4.02)	(4.02)	31.50	0.79	0.79	(0.08)	27	31.49	0
11/01/11	10/31/12	25.70	0.05	2.06	2.11	—	—	—	27.81	0.85	0.91	0.18	184	8.21	0
08/15/11	10/31/11	25.41	0.01	0.28	0.29	—	—	—	25.70	0.85(e)	0.85(e)	0.24(e)	242	1.14	0

Eagle Small Cap Growth Fund
Class A*
11/01/12	10/31/13	41.13	(0.16)	13.36	13.20	—	—	—	54.33	1.10	1.10	(0.33)	38	32.09	999
11/01/11	10/31/12	38.93	(0.24)	2.44	2.20	—	—	—	41.13	1.11	1.11	(0.61)	44	5.65	690
11/01/10	10/31/11	33.79	(0.27)	5.41	5.14	—	—	—	38.93	1.16	1.16	(0.69)	36	15.21	497
11/01/09	10/31/10	25.10	(0.16)	8.85	8.69	—	—	—	33.79	1.31	1.31	(0.55)	49	34.62	266
11/01/08	10/31/09	22.52	(0.18)	2.76	2.58	—	—	—	25.10	1.37	1.37	(0.83)	110	11.46	200
Class C*
11/01/12	10/31/13	34.40	(0.42)	11.13	10.71	—	—	—	45.11	1.82	1.82	(1.05)	38	31.13	189
11/01/11	10/31/12	32.78	(0.44)	2.06	1.62	—	—	—	34.40	1.83	1.83	(1.32)	44	4.94	129
11/01/10	10/31/11	28.65	(0.46)	4.59	4.13	—	—	—	32.78	1.86	1.86	(1.40)	36	14.42	108
11/01/09	10/31/10	21.44	(0.31)	7.52	7.21	—	—	—	28.65	2.05	2.05	(1.25)	49	33.63	72
11/01/08	10/31/09	19.40	(0.30)	2.34	2.04	—	—	—	21.44	2.17	2.17	(1.63)	110	10.52	60
Class I*
11/01/12	10/31/13	42.04	(0.01)	13.67	13.66	(0.02)	—	(0.02)	55.68	0.79	0.79	(0.01)	38	32.49	1,815
11/01/11	10/31/12	39.65	(0.11)	2.50	2.39	—	—	—	42.04	0.78	0.78	(0.28)	44	6.03	1,313
11/01/10	10/31/11	34.41	(0.14)	5.38	5.24	—	—	—	39.65	0.82	0.83	(0.37)	36	15.23	679
11/01/09	10/31/10	25.44	(0.12)	9.09	8.97	—	—	—	34.41	0.86	0.86	(0.34)	49	35.26	97
11/01/08	10/31/09	22.72	(0.08)	2.80	2.72	—	—	—	25.44	0.87	0.87	(0.37)	110	11.97	20
Class R-3*
11/01/12	10/31/13	40.68	(0.29)	13.19	12.90	—	—	—	53.58	1.37	1.37	(0.62)	38	31.71	134
11/01/11	10/31/12	38.58	(0.35)	2.45	2.10	—	—	—	40.68	1.38	1.38	(0.88)	44	5.44	84
11/01/10	10/31/11	33.52	(0.34)	5.40	5.06	—	—	—	38.58	1.37	1.37	(0.90)	36	15.10	48
11/01/09	10/31/10	24.96	(0.19)	8.75	8.56	—	—	—	33.52	1.55	1.55	(0.66)	49	34.29	2
11/01/08	10/31/09	22.44	(0.18)	2.70	2.52	—	—	—	24.96	1.54	1.54	(1.01)	110	11.23	2
Class R-5*
11/01/12	10/31/13	42.14	0.01	13.69	13.70	(0.01)	—	(0.01)	55.83	0.77	0.77	0.02	38	32.51	341
11/01/11	10/31/12	39.74	(0.12)	2.52	2.40	—	—	—	42.14	0.80	0.80	(0.29)	44	6.04	242
11/01/10	10/31/11	34.39	(0.16)	5.51	5.35	—	—	—	39.74	0.85	0.85	(0.39)	36	15.56	138
11/01/09	10/31/10	25.43	(0.04)	9.00	8.96	—	—	—	34.39	0.88	0.88	(0.14)	49	35.23	49
11/01/08	10/31/09	22.72	(0.09)	2.80	2.71	—	—	—	25.43	0.90	0.90	(0.40)	110	11.93	30
Class R-6*
11/01/12	10/31/13	42.20	0.03	13.74	13.77	(0.05)	—	(0.05)	55.92	0.68	0.68	0.07	38	32.68	502
11/01/11	10/31/12	39.76	(0.09)	2.53	2.44	—	—	—	42.20	0.69	0.69	(0.22)	44	6.14	260
08/15/11	10/31/11	37.85	(0.06)	1.97	1.91	—	—	—	39.76	0.85(e)	0.85(e)	(0.75)(e)	36	5.05	65

Eagle Small Cap Stock Fund
Class A*
12/31/12	10/31/13	14.29	(0.10)	4.31	4.21	—	—	—	18.50	1.32(e)	4.78(e)	(0.73)(e)	42	29.46	12
Class C*
12/31/12	10/31/13	14.29	(0.21)	4.30	4.09	—	—	—	18.38	2.08(e)	5.54(e)	(1.47)(e)	42	28.62	9
Class I*
12/31/12	10/31/13	14.29	(0.05)	4.33	4.28	—	—	—	18.57	0.95(e)	4.89(e)	(0.35)(e)	42	29.95	3
Class R-3*
12/31/12	10/31/13	14.29	(0.12)	4.29	4.17	—	—	—	18.46	1.52(e)	11.76(e)	(0.90)(e)	42	29.18	0

eagleasset.com | 51

Financial Highlights PROSPECTUS | 3.1.2014

Fiscal periods			From investment operations			Dividends & distributions				Ratio to average net assets (%)
Beginning	Ending	Beginning net asset value	Income (loss)	Realized & unrealized gain (loss)	Total	From investment income	From realized gains	Total	Ending net asset value	With expenses waived/ recovered(†)	Without expenses waived/ recovered(†)	Net income (loss)	Portfolio turnover rate (%)(a)	Total return (%)(a)(b)	Ending net assets (millions)
Eagle Small Cap Stock Fund (cont'd)
Class R-5*
12/31/12	10/31/13	14.29	(0.05)	4.31	4.26	—	—	—	18.55	0.95(e)	11.20(e)	(0.33)(e)	42	29.81	0
Class R-6*
12/31/12	10/31/13	14.29	(0.03)	4.31	4.28	—	—	—	18.57	0.85(e)	11.19(e)	(0.23)(e)	42	29.95	0

Eagle Smaller Company Fund
Class A*
11/01/12	10/31/13	18.93	(0.03)	5.96	5.93	(0.09)	(1.39)	(1.48)	23.38	1.37	1.40	(0.13)	14	33.60	19
11/01/11	10/31/12	20.05	0.04	1.47	1.51	—	(2.63)	(2.63)	18.93	1.35	1.42	0.23	13	9.31	13
11/01/10	10/31/11	19.63	(0.05)	2.23	2.18	—	(1.76)	(1.76)	20.05	1.40	1.44	(0.25)	36	11.35	12
11/01/09	10/31/10	16.54	(0.09)	3.75	3.66	—	(0.57)	(0.57)	19.63	1.50	1.67	(0.46)	22	22.63	10
11/03/08	10/31/09	14.29	(0.07)	2.32	2.25	—	—	—	16.54	1.48(e)	4.53(e)	(0.45)(e)	23	15.75	6
Class C*
11/01/12	10/31/13	18.22	(0.18)	5.73	5.55	—	(1.39)	(1.39)	22.38	2.12	2.14	(0.88)	14	32.62	11
11/01/11	10/31/12	19.52	(0.10)	1.43	1.33	—	(2.63)	(2.63)	18.22	2.11	2.19	(0.54)	13	8.54	7
11/01/10	10/31/11	19.32	(0.22)	2.18	1.96	—	(1.76)	(1.76)	19.52	2.28	2.21	(1.13)	36	10.31	6
11/01/09	10/31/10	16.41	(0.23)	3.71	3.48	—	(0.57)	(0.57)	19.32	2.30	2.49	(1.25)	22	21.69	5
11/03/08	10/31/09	14.29	(0.19)	2.31	2.12	—	—	—	16.41	2.28(e)	5.37(e)	(1.27)(e)	23	14.84	3
Class I*
11/01/12	10/31/13	19.28	0.06	6.07	6.13	(0.16)	(1.39)	(1.55)	23.86	0.95	1.16	0.27	14	34.20	106
11/01/11	10/31/12	20.31	0.12	1.49	1.61	(0.01)	(2.63)	(2.64)	19.28	0.95	1.17	0.61	13	9.74	58
11/01/10	10/31/11	19.80	0.04	2.24	2.28	(0.01)	(1.76)	(1.77)	20.31	0.95	1.19	0.20	36	11.81	61
11/01/09	10/31/10	16.59	0.02	3.77	3.79	(0.01)	(0.57)	(0.58)	19.80	0.95	1.56	0.11	22	23.39	56
03/09/09	10/31/09	9.65	(0.01)	6.95	6.94	—	—	—	16.59	0.95(e)	1.80(e)	(0.04)(e)	23	71.92	49
Class R-3*
11/01/12	10/31/13	18.77	(0.08)	5.89	5.81	(0.07)	(1.39)	(1.46)	23.12	1.70	1.85	(0.40)	14	33.17	0
11/01/11	10/31/12	19.96	—(f)	1.44	1.44	—	(2.63)	(2.63)	18.77	1.70	1.80	0.02	13	8.95	0
11/01/10	10/31/11	19.60	(0.11)	2.23	2.12	—	(1.76)	(1.76)	19.96	1.70	1.67	(0.55)	36	11.03	0
12/28/09	10/31/10	17.86	(0.11)	1.85	1.74	—	—	—	19.60	1.71(e)	2.68(e)	(0.69)(e)	22	9.74	0
Class R-5*
11/01/12	10/31/13	19.25	(0.02)	6.15	6.13	(0.17)	(1.39)	(1.56)	23.82	0.95	1.00	(0.11)	14	34.25	0
11/01/11	10/31/12	20.30	0.12	1.48	1.60	(0.02)	(2.63)	(2.65)	19.25	0.95	1.28	0.62	13	9.72	0
11/01/10	10/31/11	19.79	0.04	2.25	2.29	(0.02)	(1.76)	(1.78)	20.30	0.95	1.13	0.21	36	11.83	0
12/28/09	10/31/10	17.92	0.01	1.86	1.87	—	—	—	19.79	0.97(e)	1.96(e)	0.05(e)	22	10.44	0
Class R-6*
11/01/12	10/31/13	19.28	0.01	6.14	6.15	(0.18)	(1.39)	(1.57)	23.86	0.85	0.96	0.04	14	34.33	18
11/01/11	10/31/12	20.30	0.14	1.49	1.63	(0.02)	(2.63)	(2.65)	19.28	0.85	1.15	0.72	13	9.85	0
08/15/11	10/31/11	19.44	0.01	0.85	0.86	—	—	—	20.30	0.85(e)	1.24(e)	0.17(e)	36	4.42	0

(†)	The ratio of expenses to average net assets includes the effects of expense offsets. If the expense offsets were excluded, the ratio would be equal to the ratio presented.
*	Per share amounts have been calculated using the daily average share method.
(a)	Not annualized for periods less than one year.
(b)	Total returns are calculated without the imposition of either front-end or contingent deferred sales charges.
(c)	The Eagle Capital Appreciation Fund changed its subadvisor effective June 28, 2013.
(d)	The Eagle Growth & Income Fund changed its subadvisor effective June 1, 2011.
(e)	Annualized.
(f)	Per share amount is less than $0.005.

52 | eagleasset.com

For More Information

More information on these funds is available free upon request, including the following:

Financial reports | Additional information about each fund’s investments is available in each fund’s annual and semiannual reports to shareholders. In those reports, you will find a discussion of the market conditions and investment strategies that affected each fund’s performance during the fiscal period.

Statement of additional information (“SAI”) | Additional information about each fund and its policies may be found in the SAI. A current SAI is on file with the Securities and Exchange Commission (“Commission”) and is incorporated herein by reference (meaning it is legally considered part of this Prospectus).

To obtain the SAI, Prospectus, annual report, semiannual report, performance information, an account application, a schedule of portfolio holdings found on Form N-Q, other information or to make an inquiry, contact the Eagle Family of Funds:

By mail:	P.O. Box 33022
St. Petersburg, FL 33733

By telephone:	1.800.421.4184

By internet:	eagleasset.com
These documents and other information about the Funds can be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 202.551.8090. Reports and other information about each fund may be viewed on-screen or downloaded from the EDGAR Database on the Commission’s Internet website at www.sec.gov; or after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing to the Commission’s Public Reference Section, Washington, DC 20549-1520.

Eagle offers the ability to receive these documents and other fund information electronically, via notification to an email address you provide. To enroll in this service, visit eagleasset.com. Further, to eliminate unnecessary duplication and reduce the cost to fund shareholders, only one copy of the Prospectus or other shareholder reports may be sent to shareholders with the same mailing address. However, if you wish to receive a copy of the Prospectus or other shareholder reports for each shareholder with the same mailing address, you should call 800.421.4184 or send an e-mail to: EagleFundServices@eagleasset.com. The Eagle Family of Funds is pleased to offer the convenience of viewing shareholder communications, including fund prospectuses, annual reports, and proxy statements, online at eagleasset.com.

The Funds’ Investment Company and Securities Act registration numbers are:
Eagle Capital Appreciation Fund	811-4338	2-98634

Eagle Growth & Income Fund	811-4767	33-7559

Eagle Series Trust	811-7470	33-57986

No dealer, salesperson or other person has been authorized to give any information or to make any representation other than that contained in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon unless having been authorized by the Funds or their distributor. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.